 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 1996

  REGISTRATION NO. 333-14201, 333-14201-01, 333-14201-02, 333-14201-03 AND 333-
                                                                  14201-04
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
   SUNAMERICA INC.                 MARYLAND                  86-0176061
 SUNAMERICA CAPITAL
      TRUST III                    DELAWARE                  95-6994850
 SUNAMERICA CAPITAL
      TRUST IV                     DELAWARE                  95-6994851
 SUNAMERICA CAPITAL
       TRUST V                     DELAWARE               TO BE APPLIED FOR
 SUNAMERICA CAPITAL
      TRUST VI                     DELAWARE               TO BE APPLIED FOR
(EXACT NAME OF        (STATE OR OTHER JURISDICTION OF     (I.R.S EMPLOYER
REGISTRANT AS          INCORPORATION OR ORGANIZATION)   IDENTIFICATION NUMBER)
SPECIFIED IN
ITS CHARTER)
                              1 SUNAMERICA CENTER
                      LOS ANGELES, CALIFORNIA 90067-6022
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                             SUSAN L. HARRIS, ESQ.
                           SENIOR VICE PRESIDENT AND
                      GENERAL COUNSEL--CORPORATE AFFAIRS
                                SUNAMERICA INC.
                              1 SUNAMERICA CENTER
                      LOS ANGELES, CALIFORNIA 90067-6022
                                (310) 772-6000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                --------------
                                  COPIES TO:
                            DAVID W. FERGUSON, ESQ.
                             DAVIS POLK & WARDWELL
                             450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK 10017
                                (212) 450-4000
                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.
                                --------------
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
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
                                                 PROPOSED MAXIMUM PROPOSED MAXIMUM  AMOUNT OF
  TITLE OF EACH CLASS OF          AMOUNT TO       OFFERING PRICE     AGGREGATE     REGISTRATION
SECURITIES TO BE REGISTERED  BE REGISTERED(1)(2)   PER UNIT(3)     OFFERING PRICE     FEE(5)
-----------------------------------------------------------------------------------------------
 Senior debt securities,
  subordinated debt
  securities and junior
  subordinated debt
  securities
  (collectively, "Debt
  Securities") of
  SunAmerica Inc. .......
 Warrants of SunAmerica
  Inc. to purchase Debt
  Securities.............
 Warrants of SunAmerica
  Inc. to purchase
  preferred stock or
  depositary shares......
 Warrants of SunAmerica
  Inc. to purchase common
  stock..................
 Preferred Stock of
  SunAmerica Inc. .......
 Depositary Shares of
  SunAmerica Inc. .......
 Common Stock of
  SunAmerica Inc. .......
 Stock Purchase Contracts
  of SunAmerica Inc. ....
 Stock Purchase Units of
  SunAmerica Inc. .......      $1,231,500,000          100%        $1,231,500,000  $373,181.82
 Prepaid Stock Purchase
  Contracts of SunAmerica
  Inc....................
 Preferred Securities of
  SunAmerica Capital
  Trust III..............
 Preferred Securities of
  SunAmerica Capital
  Trust IV...............
 Preferred Securities of
  SunAmerica Capital
  Trust V................
 Preferred Securities of
  SunAmerica Capital
  Trust VI...............
 Guarantees of Preferred
  Securities of
  SunAmerica Capital
  Trust III, SunAmerica
  Capital Trust IV,
  SunAmerica Capital
  Trust V and SunAmerica
  Capital Trust VI by
  SunAmerica Inc.(4).....

-------------------------------------------------------------------------------
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(footnotes on following page)

(1) Such indeterminate number or amount of Debt Securities, Warrants, Preferred Stock, Depositary Shares, Common Stock, Stock Purchase Contracts and Stock Purchase Units of SunAmerica and Preferred Securities of SunAmerica Capital Trust III, SunAmerica Capital Trust IV, SunAmerica Capital Trust V and SunAmerica Capital Trust VI as may from time to time be issued at indeterminate prices. Junior Subordinated Debt Securities may be issued and sold to SunAmerica Capital Trust III, SunAmerica Capital Trust IV, SunAmerica Capital Trust V and SunAmerica Capital Trust VI, in which event such Junior Subordinated Debt Securities may later be distributed to the holders of Preferred Securities upon a dissolution of SunAmerica Capital Trust III, SunAmerica Capital Trust IV, SunAmerica Capital Trust V and SunAmerica Capital Trust VI and the distribution of the assets thereof.
(2) Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial offering price for all securities of $1,231,500,000. In addition, this Registration Statement includes such presently indeterminate number of Offered Securities (as defined herein) as may be issuable from time to time upon conversion or exchange of the Offered Securities being registered hereunder.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and exclusive of accrued interest and dividends, if any.

(4) SunAmerica is also registering under this registration statement all other obligations that it may have with respect to Preferred Securities issued by SunAmerica Capital Trust III, SunAmerica Capital Trust IV, SunAmerica Capital Trust V and SunAmerica Capital Trust VI. No separate consideration will be received for any Guarantee or any other such obligations.

(5) Previously paid. Does not include certain securities of SunAmerica Inc., SunAmerica Capital Trust III and SunAmerica Capital Trust IV covered by Registration Statement No. 33-62405 being carried over to this Registration Statement. Also does not include the Registration Fee previously paid with respect to such securities.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

                               ----------------

  PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT ALSO RELATES TO $518,500,000 OF SECURITIES REGISTERED AND REMAINING UNISSUED UNDER REGISTRATION STATEMENT NOS. 33-62405, 33-62405-02 AND 33-62405-03 PREVIOUSLY FILED BY SUNAMERICA INC., SUNAMERICA CAPITAL TRUST III AND SUNAMERICA CAPITAL TRUST IV, IN RESPECT OF WHICH $344,827.59 HAS BEEN PAID TO THE COMMISSION AS FILING FEES. SUCH REGISTRATION STATEMENT IS ACCORDINGLY AMENDED TO REFLECT THE INFORMATION CONTAINED HEREIN, INCLUDING THE ADDITION OF SUNAMERICA CAPITAL TRUST V AND SUNAMERICA CAPITAL TRUST VI AS REGISTRANTS. IN THE EVENT THAT ANY OF SUCH PREVIOUSLY REGISTERED SECURITIES ARE OFFERED PRIOR TO THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, THE AMOUNT OF SUCH SECURITIES WILL NOT BE INCLUDED IN ANY PROSPECTUS HEREUNDER. THE AMOUNT OF SECURITIES BEING REGISTERED, TOGETHER WITH THE REMAINING SECURITIES REGISTERED UNDER REGISTRATION STATEMENT NOS. 33-62405, 33-62405-02 AND 33-62405-03 REPRESENTS THE MAXIMUM AMOUNT OF SECURITIES WHICH ARE EXPECTED TO BE OFFERED FOR SALE.

                               EXPLANATORY NOTE

  This Registration Statement contains two forms of prospectus, a prospectus supplement covering Premium Equity Redemption Cumulative Security Units, % PERCS Units, to be issued by SunAmerica Inc. and a base prospectus for SunAmerica Inc., SunAmerica Capital Trust III, SunAmerica Capital Trust IV, SunAmerica Capital Trust V and SunAmerica Capital Trust VI.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PROSPECTUS SUPPLEMENT ISSUED October 31, 1996 (Subject to Completion) (To Prospectus dated October , 1996)
                                7,000,000 Units
                              [LOGO] SUMAMERICA
                                % PERCS(R) UNITS

   (Premium Equity Redemption Cumulative Security Units--PERCS(R) Units)
                                  ----------

The  securities  offered   hereby  are  7,000,000   Premium  Equity  Redemption
Cumulative  Security Units,   % PERCS  Units (the  "Securities") of  SunAmerica
Inc.,  a  Maryland corporation  (the  "Company"). Each  Security has  a  Stated
 Amount of  $   . Aggregate payments  ("PERCS Payments")  of  %  of the Stated
 Amount per  annum will be  made or accrue  on each Security  semi-annually in
 arrears  on      and       of  each year, commencing       , 1997,  until the
 Final  Settlement  Date  of       ,  1999.  PERCS  Payments will  consist  of
  interest on Treasury Notes payable by the United States Government at the rate of % per annum and unsecured, unsubordinated contract fees ("Contract Fees") payable by the Company at the rate of % per annum, subject to the
   Company's option to defer payment of Contract Fees. Each Security will consist of (a) a stock purchase contract ("Purchase Contract") under which (i) the holder will purchase from the Company on the Final Settlement Date or an earlier Acceleration Date (defined herein), for an amount equal to the Stated Amount, initially one share of Common Stock of the Company, subject to adjustment under certain circumstances, if such purchase occurs on the Final Settlement Date or Mandatory
     Acceleration Date (defined herein), or such lesser number of shares of Common Stock as may be payable as described below if such purchase occurs on a Company Acceleration Date (defined herein) and (ii) the Company will pay the holder the Contract Fees described herein, and
      (b) % United States Treasury Notes having a principal amount equal to the Stated Amount and maturing on the Final Settlement Date.

                                                        (continued on next page)
                                  ----------

   PRIOR TO  THE OFFERING MADE  HEREBY THERE HAS  BEEN NO PUBLIC  MARKET FOR
       THE SECURITIES. THE SECURITIES HAVE  BEEN APPROVED FOR LISTING ON
          THE NEW  YORK STOCK EXCHANGE ("NYSE"), SUBJECT  TO OFFICIAL
              NOTICE  OF ISSUANCE,  UNDER  THE  SYMBOL "SIP".  ON
                  OCTOBER 30, 1996, THE LAST CLOSING PRICE  OF
                     THE   COMMON   STOCK  ON   THE   NYSE
                     COMPOSITE  TAPE   WAS  $37   7/8  PER
                     SHARE.

                                  ----------

 SEE "RISK FACTORS" BEGINNING  ON PAGE S-12 OF  THIS PROSPECTUS SUPPLEMENT  FOR
  CERTAIN INFORMATION RELEVANT TO AN  INVESTMENT IN THE SECURITIES,  INCLUDING
   THE PERIOD AND CIRCUMSTANCES DURING  AND UNDER WHICH PAYMENTS OF  CONTRACT
    FEES ON THE SECURITIES MAY BE DEFERRED.

                                  ----------

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION   OR  ANY  STATE  SECURITIES  COMMISSION   NOR  HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION
   PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
    PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------
                             PRICE $    A SECURITY
                                  ----------

                          UNDERWRITING
                PRICE TO DISCOUNTS AND  PURCHASE PRICE OF PROCEEDS (DEFICIT) TO
                 PUBLIC  COMMISSIONS(1)  TREASURY NOTES      THE COMPANY(2)
                -------- -------------- ----------------- ---------------------
Per Security... $           $                $                  $(      )
Total(3)....... $           $                $                  $(      )

-----
 (1) The Company has agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended. See "Underwriters."
 (2) Before deducting expenses payable by the Company estimated at $  . Does
     not include proceeds per Security and total proceeds of $   and $  ,
     respectively ($   and $  , respectively, if the Underwriters' over-
     allotment option is exercised in full), receivable by the Company upon settlement of Purchase Contracts.

 (3) The Company has granted to the Underwriters an option, exercisable within 30 days of the date hereof, to purchase up to an aggregate of 1,050,000 additional Securities at the price to public less underwriting discounts and commissions for the purpose of covering over-allotments, if any. If the Underwriters exercise such option in full, the total price to public, underwriting discounts and commissions and proceeds (deficit) to the
     Company will be $  , $   and $(  ), respectively. See "Underwriters."

                                  ----------

  The Securities are offered, subject to prior sale, when, as and if accepted by the Underwriters named herein, and subject to approval of certain legal matters by counsel for the Underwriters. It is expected that delivery of the Securities offered hereby will be made only in book-entry form through the
facilities of The Depositary Trust Company on or about     , 1996 against
payment therefor in immediately available funds.
                                  ----------

MORGAN STANLEY & CO.
        Incorporated
       MERRILL LYNCH & CO.
                   GOLDMAN, SACHS & CO.
                                                               SMITH BARNEY INC.
October  , 1996

(continued from previous page)

  The Treasury Notes will be pledged to the Collateral Agent (defined herein) to secure the holders' obligations to purchase Common Stock under the Purchase Contracts. Unless a holder of Securities elects to pay cash to settle the underlying Purchase Contracts, an Acceleration (defined herein) occurs or certain termination events occur, as described herein, principal of the Treasury Notes underlying such Securities, when paid at maturity, will automatically be applied to satisfy in full the holder's obligation to purchase Common Stock under the Purchase Contracts. For so long as a Purchase Contract remains in effect, such Purchase Contract and the Treasury Notes securing it will not be separable and may be transferred only as an integrated Security. A holder of Securities will have the right to remove the Treasury Notes underlying such Securities by paying the Stated Amount to settle the Purchase Contract and, under certain circumstances described herein, will receive a Prepaid Security (defined herein) as a result of such settlement. See "Description of the Purchase Contracts--Acceleration of the Securities-- Certain Provisions Applicable to Acceleration" and "--Holder's Early Settlement of Securities."

  At any time or from time to time prior to the Final Settlement Date, the Company may accelerate (a "Company Acceleration") the outstanding Securities, in whole or in part. On the effective date of any such acceleration (a "Company Acceleration Date"), the Company will have the obligation to deliver
an amount per Security initially equal to $     , declining by $    on each
day following the date of issue to $     on      , 1999, and equal to $
thereafter (the "Company Acceleration Price"), payable in shares of Common Stock having an aggregate Current Market Price (defined herein) equal to the applicable Company Acceleration Price. In addition, holders will also receive an amount in cash equal to all accrued and unpaid PERCS Payments. The Company may only accelerate the Securities if the Current Market Price of a share of Common Stock on the Notice Date (defined herein) is equal to or exceeds the Company Acceleration Price applicable to such Notice Date. Automatic acceleration ("Mandatory Acceleration") of the outstanding Securities will also occur upon certain mergers or consolidations of the Company. In the event of any Acceleration, the Purchase Contract Agent (defined herein), on behalf of the holders of Securities that have been accelerated, will sell on the second Business Day (defined herein) preceding the Acceleration Date the Treasury Notes underlying such holders' Securities and automatically apply the proceeds of such sales (excluding accrued interest) to satisfy in full such holders' obligations to purchase Common Stock under the Purchase Contracts on the Acceleration Date. Any proceeds from such sales in excess of the Stated Amount will be returned to such holders. In the event that the proceeds (excluding accrued interest) from the sale of such Treasury Notes is less than the Stated Amount, such proceeds nevertheless will satisfy in full the holders' obligations to purchase Common Stock under the Purchase Contracts on the Acceleration Date.

  The opportunity for equity appreciation afforded by an investment in the Securities is limited because the Company may, at its option, accelerate the Securities at any time prior to the Final Settlement Date at the Company Acceleration Price. Although not obligated to do so, the Company may be expected to accelerate the Securities prior to the Final Settlement Date if the market price of the Common Stock exceeds the Company Acceleration Price, in which event owners of Securities will receive less than one share of Common Stock for each Security. Because the price of the Common Stock is subject to market fluctuations, the value of the Common Stock received by an owner of Securities upon settlement of the Securities may be more or less than the amount paid for the Securities offered hereby. Holders of Securities have no voting rights and no right to Common Stock prior to the Final Settlement Date or an earlier Acceleration Date.

  The Securities will be represented by global certificates registered in the name of The Depositary Trust Company ("'DTC") or its nominee. Beneficial interest in the securities will be shown on and transfers thereof will be effected only through records maintained by participants in DTC. Except as described herein, Securities in certificated form will not be issued in exchange for global certificates. See "Description of Purchase Contracts-- Book-Entry System."

  NO DEALER, SALESMAN OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED, OR INCORPORATED BY REFERENCE, IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               ----------------

                               TABLE OF CONTENTS

                                      PAGE
PROSPECTUS SUPPLEMENT                 ----
Prospectus Supplement Summary.......   S-4
Risk Factors........................  S-13
Use of Proceeds.....................  S-15
Common Stock Price Ranges and
 Dividends..........................  S-16
Capitalization......................  S-17
Selected Consolidated Financial
 Data...............................  S-18
Description of the Securities.......  S-20
Description of the Purchase
 Contracts..........................  S-21
Certain Provisions of the Purchase
 Contract Agreement and the Pledge
 Agreement..........................  S-29
Description of Prepaid Securities...  S-33
Certain United States Federal Income
 Tax Considerations.................  S-36
United States State and Local Tax
 Considerations.....................  S-38
Underwriters........................  S-39
Legal Matters.......................  S-40

                                      PAGE
PROSPECTUS                            ----
Available Information...............     3
Incorporation of Certain Documents
  by Reference......................     4
The Company.........................     5
The SunAmerica Trusts...............     5
Use of Proceeds.....................     9
Consolidated Ratios of Earnings to
  Fixed Charges and Earnings to
  Combined Fixed Charges and
  Preferred Stock Dividends.........    10
Description of the Senior Debt
  Securities and Subordinated
  Debt Securities...................    11
Description of the Junior
  Subordinated Debt Securities......    19
Description of Capital Stock........    25
Description of Depositary Shares....    31
Description of Warrants.............    34
Description of the Preferred
  Securities........................    34
Description of the Preferred
  Securities Guarantees.............    36
Description of the Stock Purchase
  Contracts and Stock Purchase Units.   39
Plan of Distribution.................   39
Legal Matters........................   40
Experts..............................   40
ERISA Matters........................   41

                               ----------------

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE SECURITIES OFFERED HEREBY, THE COMMON STOCK, THE SERIES E DEPOSITARY SHARES (AS DEFINED IN THE ACCOMPANYING PROSPECTUS) OF THE COMPANY, OR THE MERRILL LYNCH & CO. INC. 7 1/4% STRYPES DUE JUNE 15, 1999 (THE "STRYPES") PAYABLE WITH SHARES OF COMMON STOCK, AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED WITH RESPECT TO THE SECURITIES OFFERED HEREBY, THE SERIES E DEPOSITARY SHARES AND THE STRYPES ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE AND WITH RESPECT TO THE COMMON STOCK ON THE NEW YORK STOCK EXCHANGE, THE PACIFIC STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                         PROSPECTUS SUPPLEMENT SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this Prospectus Supplement, in the accompanying Prospectus and in the documents incorporated herein by reference. Certain terms used in this summary are defined elsewhere in this Prospectus Supplement. Unless otherwise indicated, all information in this Prospectus Supplement assumes that the Underwriters' over-allotment option is not exercised.

                                  THE COMPANY

  The Company is a diversified financial services company specializing in retirement savings products and services. At June 30, 1996, the Company held $36.17 billion of assets throughout its businesses, including $23.40 billion of assets on its balance sheet, $2.12 billion of assets managed in mutual funds and private accounts and $10.65 billion of assets under custody in retirement trust accounts. Together, the Company's life insurance companies rank among the largest U.S. issuers of annuities. Complementing these annuity operations are the Company's asset management operations; its three broker-dealers, which the Company believes, based on industry data, represent the largest network of independent registered representatives in the nation; and its trust company, which provides administrative and custodial services to qualified retirement plans. Through these subsidiaries, the Company specializes in the sale of tax-deferred long-term savings products and investments to the expanding preretirement savings market. The Company markets fixed annuities and fee-generating variable annuities, mutual funds and trust services, as well as guaranteed investment contracts. The Company's products are distributed through a broad spectrum of financial services distribution channels, including independent registered representatives of the Company's broker-dealer subsidiaries and unaffiliated broker-dealers, independent general insurance agents and financial institutions.

  Since the beginning of fiscal 1996, the Company has made several acquisitions that have added a total of $4.7 billion in annuity reserves and enhanced its position in the financial institution and qualified teachers markets. On December 29, 1995, the Company purchased CalFarm Life Insurance Company, which on such date had approximately $650 million in annuity reserves. On February 29, 1996, the Company acquired Ford Life Insurance Company, which had annuity reserves of approximately $3.1 billion on such date and on April 1, 1996 purchased approximately $960 million in annuity reserves from The Central National Life Insurance Company of Omaha. On January 2, 1996, the Company purchased Houston-based broker-dealer Advantage Capital Corp., further strengthening its distribution network. This acquisition added more than 1,000 representatives to the Company's broker-dealer network, bringing its number of independent registered representatives to more than 6,600.

  The principal executive offices of the Company are located at 1 SunAmerica Center, Los Angeles, California, 90067-6022, telephone number (310) 772-6000.

                              RECENT DEVELOPMENTS

RECENT FINANCIAL RESULTS

  For its fiscal year ended September 30, 1996, the Company reported preliminary unaudited net income of $274.4 million or $1.95 per share, up 37% on a per share basis from $194.2 million or $1.42 per share in fiscal 1995.

  Net investment income for the fiscal year ended September 30, 1996 increased 35% to $492.8 million from $365.6 million in fiscal 1995 and fee income increased 22% to $220.4 million from $180.4 million in the prior year. These increases were partially offset by a 28% increase in general and administrative expenses and a 26% increase in amortization of deferred acquisition costs.

PROPOSED COMMON STOCK DIVIDEND INCREASE

  In August 1996, the Board of Directors of the Company stated their intent to approve a quarterly dividend increase from $.075 per share (which reflects the August 1996 two-for-one stock split) to $.10 per share at their next regularly scheduled Board meeting in November. The declaration and payment of dividends is subject to the discretion of the Board of Directors, based on the Board's determination of the financial condition, results of operations and cash requirements of the Company.

                                  THE OFFERING

Securities..................
                                7,000,000 Premium Equity Redemption Cumulative
                                Security Units,   % PERCS Units.

Stated Amount...............    $    per Security.

                                 % of the Stated Amount per annum, payable or
PERCS Payments.........         accruing semi-annually in arrears. These
                                payments will consist of interest on the Treasury Notes (defined below) payable by the United States Government at the rate of % of the Stated Amount per annum and unsecured, unsubordinated contract fees ("Contract Fees") payable or accruing semi-annually by the Company at the rate of % of the Stated Amount per annum, subject to the Company's option to defer Contract Fees. Amounts payable on the first Payment Date (defined below) will be adjusted as described under "Description of the Securities--General."

Payment Dates...............          and       of each year, commencing      ,
                                1997, through and including the Final
                                Settlement Date referred to below (each, a "Payment Date").

Right to Defer Contract
Fees........................    The Company may, at its option, defer the
                                payment of Contract Fees on the Purchase
                                Contracts in whole or in part until no later than the Final Settlement Date (or an earlier
                                Company Acceleration Date (defined below) or
                                Mandatory Acceleration Date (defined herein)
                                (collectively, an "Acceleration Date")).
                                However, deferred installments of Contract Fees will bear additional Contract Fees at the rate of % per annum (compounding on each succeeding
                                Payment Date) until paid (such deferred
                                installments of Contract Fees together with the additional Contract Fees are referred to herein as the "Deferred Contract Fees"). See "Risk
                                Factors--Right to Defer Contract Fees" and
                                "Description of the Purchase Contracts--
                                Contract Fees."

Final Settlement Date.......
                                     , 1999 (the "Final Settlement Date"). On
                                the Final Settlement Date, the Stated Amount per Security will automatically be applied to the purchase of initially one share of Common Stock, par value $1.00 per share ("Common Stock"), of the Company, subject to adjustment under certain circumstances (the "Settlement Rate").

Components of the
Securities..................    The Securities will be issued under a Purchase
                                Contract Agreement to be dated as of      ,
                                1996 (the "Purchase Contract Agreement"), between the Company and The Bank of New York, as agent for the holders of the Securities
                                (together with any successor thereto in such capacity, the "Purchase Contract Agent").

                                Each Security offered hereby (each, a
                                "Security" and collectively, the "Securities") will consist of (a) a stock purchase contract ("Purchase Contract") under which (i) the holder will purchase from the Company on the Final Settlement Date or an earlier Acceleration Date, for an amount in
                                U.S. dollars equal to the Stated Amount,
                                initially one share of Common Stock, subject to adjustment under certain circumstances, if such purchase occurs on the Final Settlement Date or Mandatory Acceleration Date (defined herein), or such lesser number of shares of Common Stock as may be payable as described below if such purchase occurs on a Company Acceleration Date (defined below), and (ii) the Company will pay Contract Fees to the holder, and (b) % United
                                States Treasury Notes due      , 1999
                                ("Treasury Notes") having a principal amount equal to the Stated Amount and maturing on the Final Settlement Date.

                                The aggregate fair market value of the Treasury Notes (excluding accrued interest) at the time of purchase may exceed their aggregate principal amount, in which case the Company shall, for the benefit of the Securityholders, provide the amount of such excess as additional purchase price for the Treasury Notes (such amount, the "Initial Premium Payment"). Holders will not directly receive any cash as a result of any Initial Premium Payment.

                                The Treasury Notes will be pledged with The
                                First National Bank of Chicago, as collateral agent for the Company (together with any successor thereto in such capacity, the "Collateral Agent"), to secure the holders' obligations to purchase Common Stock under the Purchase Contracts. Unless an Acceleration (defined below) occurs, or the Purchase Contracts are terminated upon a Bankruptcy Event or a Sale of Assets (each defined herein) or an Early Settlement (defined below) has occurred, the principal of the Treasury Notes underlying such Securities, when paid at maturity, will automatically be applied to satisfy in full the holders' obligations to purchase Common Stock under the Purchase Contracts on the Final Settlement Date. For so long as a Purchase Contract remains in effect, such Purchase Contract and the Treasury Notes securing it will not be separable and may be transferred only as an integrated Security.

                                Holders of Securities have no voting rights and no right to Common Stock prior to the Final Settlement Date or an earlier Acceleration Date.

Acceleration of                 Company Acceleration. At any time or from time
Securities..................    to time prior to the Final Settlement Date, the
                                Company may accelerate (a "Company
                                Acceleration") the outstanding Securities, in
                                whole or in part. On the effective date of any
                                such acceleration (a "Company Acceleration
                                Date"), the Company will have the obligation to
                                deliver an amount per Security initially equal
                                to $   , declining by $   on each day following
                                the date of issue (computed on the basis of a
                                360-day year of twelve-30 day months) to $
                                on      , 1999, and equal to $    thereafter
                                (the "Company Acceleration Price"), payable in shares of Common Stock having an aggregate
                                Current Market Price (defined herein) equal to such Company Acceleration Price. In addition, holders will also receive an amount in cash equal to accrued and unpaid PERCS Payments payable with respect to such Securities to and including the Company Acceleration Date. The
                                Company may only accelerate the Securities at its option if the Current Market Price of a share of Common Stock on the second Business
                                Day prior to the Notice Date (defined herein) is equal to or exceeds the Company Acceleration
                                Price applicable to such Notice Date. See
                                "Description of the Purchase Contracts--
                                Acceleration of the Securities--Company
                                Acceleration."

                                The opportunity for equity appreciation
                                afforded by an investment in the Securities is limited because of the Company's right to accelerate the Securities at any time prior to the Final Settlement Date. Although not obligated to do so, the Company may be expected to accelerate the Securities prior to the Final Settlement Date (or any earlier Mandatory Acceleration Date) if the market price for the Common Stock exceeds the Company Acceleration Price for five consecutive Business Days (defined herein). If the Company elects to accelerate the Securities, in whole or in part, the equity appreciation, exclusive of accrued and unpaid PERCS Payments payable with respect to the Securities, realized on an investment in the Securities will, for any owner of Securities accelerated by the Company, be limited to the excess, if any, of (i) the value of the Common Stock received in payment of such Company Acceleration Price (such Company
                                Acceleration Price being initially $   and
                                declining thereafter to $   as indicated
                                above), over (ii) the price paid by such owner for such Securities (the initial price being the Price to Public for each Security shown on the cover page of this Prospectus Supplement and the price thereafter being subject to market fluctuations). Because the number of shares of Common Stock to be delivered to holders of Securities in payment of such Company Acceleration Price will be determined on the basis of the market price of the Common Stock prior to the Notice Date, the value of the shares of Common Stock on the date of delivery thereof to such holders may be more or less than the Company Acceleration Price on a Company Acceleration Date. A recent closing sale price of the Common Stock on the NYSE is set forth on the cover page of this Prospectus Supplement.

                                Mandatory Acceleration. In addition,
                                immediately prior to the effectiveness of a
                                merger or consolidation of, or statutory share exchange involving, the Company that results in the conversion or exchange of the Common Stock into, or the right to receive, other securities or other property, each outstanding Security will automatically be accelerated (a "Mandatory Acceleration" and, together with a Company Acceleration, an "Acceleration"). On the Mandatory Acceleration Date, the Company will have the obligation to deliver initially one share of
                                Common Stock, subject to the adjustments
                                described herein. In addition, holders have the right to receive (i) an amount in cash equal to the accrued and unpaid PERCS Payments payable with respect to such Security to but excluding the Mandatory Acceleration Date plus (ii) an
                                amount in cash initially equal to $   ,
                                declining by $    on each day following the
                                date of issue of the Securities (computed on
                                the basis of a 360-day year of twelve-30 day
                                months) to $    on      , 1999, and equal to
                                zero thereafter, determined with reference to such Mandatory Acceleration Date, unless sooner accelerated by the Company as described above. At the option of the Company, it may deliver on such Mandatory Acceleration Date, in lieu of some or all of the cash consideration described in clause (ii) of the preceding sentence, shares of Common Stock. The number of shares of Common Stock to be delivered in lieu of any cash consideration described in such clause
                                (ii) will be determined by dividing the amount of such consideration that the Company has elected to deliver in Common Stock by the Current Market Price of the Common Stock determined as of the second Business Day immediately preceding the Notice Date. Because the price of the Common Stock is subject to market fluctuations, the value of the Common Stock received by an owner of Securities upon Mandatory Acceleration of the Securities may be more or less than the amount paid for the Securities offered hereby. See "Description of the Purchase Contracts--Acceleration of the Securities--Mandatory Acceleration."

                                Sale of Treasury Notes. Unless a holder elects, as described below, to pay in U.S. dollars the Stated Amount in immediately available funds not later than 5:00 p.m., New York City time on the third Business Day immediately preceding the Acceleration Date, the Purchase Contract Agent on behalf of such holder pursuant to the Purchase Contract Agreement (defined below) will sell on the second Business Day immediately preceding the Acceleration Date the Treasury Notes underlying such holder's Securities and automatically apply on the Acceleration Date, out of the proceeds of such sale, an amount equal to the Stated Amount to satisfy in full such holder's obligation to purchase the Common Stock under the Purchase Contract on the Acceleration Date. Any excess proceeds (in respect of premium on the sale of the Treasury Notes) will be paid to such holder. In the event that the proceeds from the sale of such Treasury Notes (exclusive of accrued interest on the Treasury Notes) is less than the Stated Amount, such proceeds nevertheless will satisfy in full the holder's obligation to purchase the Common Stock under the Purchase Contract on the Acceleration Date. Amounts in respect of accrued interest on the Treasury Notes will be paid to the holder as a component of the accrued PERCS Payments paid on the Acceleration Date. See "Description of the Purchase Contracts--Acceleration of the Securities--General Provisions Applicable to Acceleration."

                                Holders' Right to Receive Treasury Notes Upon Acceleration. In the event of an Acceleration of Securities, holders of Securities so accelerated may elect to pay to the Company through the Purchase Contract Agent by no later than 5:00 p.m., New York City time on the third Business Day immediately preceding the Acceleration Date in immediately available funds an amount in U.S. dollars equal to the Stated Amount per Security so accelerated, in which event each such electing holder will receive the Treasury Notes securing such holder's obligation to purchase the Common Stock under the Purchase Contract within three Business Days of the receipt of such amount. Because any Treasury Notes received by such holder will include accrued interest, the Company will pay on the Acceleration Date only accrued Contract Fees to holders of Securities who elect to settle in cash after a notice of Acceleration with respect to such Securities has been given. HOLDERS MAY MAKE THE ELECTION REFERRED TO IN THIS PARAGRAPH ONLY IN INTEGRAL
                                MULTIPLES OF       SECURITIES. See "Description
                                of the Purchase Contracts--Acceleration of the Securities--General Provisions Applicable to Acceleration."

Termination.................
                                The Purchase Contracts (including the right to receive Contract Fees or Deferred Contract Fees and the obligation to purchase Common Stock) will automatically terminate upon certain events of bankruptcy, insolvency or reorganization with respect to the Company (each, a "Bankruptcy Event") or upon a sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and assets of the Company to any person which results in a voluntary liquidation, dissolution or winding up of the Company (a "Sale of Assets"). Upon such termination, the Collateral Agent will release the Treasury Notes held by it to the Purchase Contract Agent for distribution to the holders, although there may be a delay before such release and distribution in the case of a Bankruptcy Event. In the case of a Sale of Assets, holders will be entitled to receive in cash unpaid Contract Fees and Deferred Contract Fees, if any, through the date of Board of Director approval of such Sale of Assets, payable on the tenth Business Day following the date of such approval. In the case of a Bankruptcy Event, holders will not be entitled to receive accrued and upaid Contract Fees and Deferred Contract Fees, if any.

Relationship to Common          The aggregate of the Contract Fees and interest
Stock.......................    payments on the Treasury Notes will be paid or
                                accrued at a rate per annum that is greater than the current dividend yield on the Common
                                Stock. However, the opportunity for equity appreciation afforded by an investment in the Securities is less than that afforded by a direct investment in the Common Stock.

Voting Rights...............    The Securities will not entitle holders to any
                                rights with respect to the Common Stock, including voting rights. See "Risk Factors--No
                                Shareholder Rights."

Listing of the Securities...
                                The Securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, under the symbol "SIP."

NYSE Symbol of Common           SAI.
Stock.......................

Holder's Early Settlement...
                                A holder of Securities may settle (an "Early
                                Settlement") the underlying Purchase Contracts prior to the Final Settlement Date or earlier Notice Date with respect to an Acceleration Date in the manner described herein, upon the notice described herein to the Purchase Contract Agent. Upon such early settlement, (a) the holder will pay to the Company through the Purchase Contract Agent in immediately available funds a U.S. dollar amount equal to the Stated Amount per Security and deliver the Securities to the Purchase Contract Agent, (b) the Treasury Notes underlying such Securities will, within three Business Days of the Early Settlement Date (defined herein), be transferred to the holder free and clear of the Company's security interest therein, and (c) the Company will, within three Business Days of the Early Settlement Date, deliver newly issued securities ("Prepaid Securities") to the holder under the Prepaid Securities Indenture (defined herein). After any notice of Acceleration is given with respect to a holder's Securities, the holder's right to elect Early Settlement with respect to such Securities will terminate but the holders will continue to have the right to the return of the underlying Treasury Notes as described above under "Acceleration of Securities--Holders' Right to Receive Treasury Notes Upon Acceleration." HOLDERS MAY MAKE THE ELECTION REFERRED TO IN THIS PARAGRAPH OR IN INTEGRAL MULTIPLES OF SECURITIES. See "Description of the Purchase Contracts-- Acceleration of the Securities--Certain Provisions Applicable to Acceleration" and "-- Holder's Early Settlement of Securities."

Prepaid Securities..........    The Prepaid Securities will be issued under the
                                Prepaid Securities Indenture to holders
                                electing Early Settlement. All outstanding
                                Prepaid Securities will entitle the holders thereof to receive Common Stock on the Final
                                Settlement Date or an earlier Acceleration
                                Date, and amounts in respect of Contract Fees and Deferred Contract Fees, in the same amounts and at the same times as the outstanding
                                Securities. No Treasury Notes will underlie the
                                Prepaid Securities; accordingly, unlike the
                                Securities, the Prepaid Securities will not entitle the holders thereof to receive any amounts in respect of interest on the Treasury
                                Notes nor, in the event of any Acceleration, any amounts in respect of premium (if any) on the sale by the Purchase Contract Agent of the Treasury Notes. The Prepaid

                                Securities will be accelerated upon the
                                occurrence of a Bankruptcy Event but, unlike holders of Securities, who will receive their underlying Treasury Notes in such events, holders of Prepaid Securities will have only a claim against the Company for delivery of Common Stock (which claim may have the status of a general unsecured claim or an equity claim) and a general unsecured claim for amounts in respect of accrued Contract Fees, including Deferred Contract Fees, if any. Upon a Sale of Assets, each Prepaid Security will automatically convert into the right to receive in cash the Stated Amount plus accrued Contract Fees and Deferred Contract Fees, if any, through the date of Board of Director approval of such Sale of Assets, payable on the tenth Business Day following such date of approval. Like the Securities, the Prepaid Securities will not entitle the holders thereof to any rights with respect to the Common Stock, including voting rights. The Company does not plan to list the Prepaid Securities on any securities exchange, and there can be no assurance as to whether a trading market will develop for Prepaid Securities. See "Description of Prepaid Securities."

United States Federal
 Income Tax
 Considerations.............
                                Holders of Securities will include interest on the Treasury Notes in income when received or accrued, in accordance with the holder's method of accounting. The Company intends to report the Contract Fees (and Initial Premium Payment and Deferred Contract Fees, if any) as income to holders, but holders should consult their tax advisors concerning the possibility that the Contract Fees (and Initial Premium Payment and Deferred Contract Fees, if any) may be treated as a reduction in the holders' basis in the Securities rather than included in income on a current basis. Holders will not recognize gain or loss with respect to the receipt of Common Stock upon settlement of the Purchase Contract. Holders may recognize gain or loss upon sale of the Treasury Notes in the event of an Acceleration. See "Certain United States Federal Income Tax Considerations."

                                The net proceeds from the sale of the
Use of Proceeds.............    Securities offered hereby will be used by the
                                Underwriters to purchase, at the direction of the Company for the benefit of the holders, the underlying Treasury Notes, which are being transferred to holders pursuant to the terms of the Securities, and the Company will receive no proceeds from such sale. Amounts received by the Company upon settlement of Purchase
                                Contracts, whether on the Final Settlement
                                Date, an earlier Acceleration Date or an Early
                                Settlement Date, are expected to be used for general corporate purposes, including the repayment or redemption of outstanding debt or preferred stock, the possible acquisition of financial services businesses or assets thereof, investments in portfolio assets and working capital needs. The Company routinely reviews opportunities to acquire financial services businesses or the assets thereof. See
                                "Use of Proceeds."

                                 RISK FACTORS

  Prospective purchasers of Securities should consider, in addition to the other information contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus, the following characteristics of the Securities.

INVESTMENT IN THE SECURITIES WILL BECOME INVESTMENT IN COMMON STOCK

  Although holders of the Securities will be the beneficial owners of the underlying Treasury Notes, principal of the Treasury Notes, when paid at maturity or sold upon Acceleration, will automatically be applied to the purchase of a specified number of shares of Common Stock on behalf of such holders, unless holders elect Early Settlement of the Purchase Contracts or unless the Purchase Contracts are terminated (upon the occurrence of a Bankruptcy Event or a Sale of Assets). Thus, following the Final Settlement Date or Acceleration Date, holders generally will own shares of Common Stock rather than a beneficial interest in Treasury Notes. See "Description of the Securities--General."

LIMITATIONS ON OPPORTUNITY FOR EQUITY APPRECIATION

  The opportunity for equity appreciation afforded by an investment in the Securities is limited because of the Company's right to accelerate the Securities at any time prior to the Final Settlement Date. Although not obligated to do so, the Company may be expected to accelerate the Securities prior to the Final Settlement Date (or any earlier Mandatory Acceleration
Date) if the market price for the Common Stock exceeds the Company Acceleration Price for five consecutive Business Days. If the Company elects to accelerate the Securities, in whole or in part, the equity appreciation, exclusive of accrued and unpaid PERCS Payments payable with respect to the Securities, realized on an investment in the Securities will, for any owner of Securities accelerated by the Company, be limited to the excess, if any, of
(i) the value of the Common Stock received in payment of such Company
Acceleration Price (such Company Acceleration Price being initially $   and
declining thereafter to $ ), over (ii) the price paid by such owner for such Securities (the initial price being the Price to Public for each Security shown on the cover page of this Prospectus Supplement and the price thereafter being subject to market fluctuations). Because the number of shares of Common Stock to be delivered to holders of Securities in payment of such Company Acceleration Price will be determined on the basis of the market price of the Common Stock prior to the Notice Date, the value of the shares of Common Stock on the date of delivery thereof to such holders may be more or less than the Company Acceleration Price on a Company Acceleration Date. A recent closing sale price of the Common Stock on the NYSE is set forth on the cover page of this Prospectus Supplement.

FACTORS AFFECTING TRADING PRICES

  The trading prices of the Securities in the secondary market will be primarily affected by the trading prices of the Common Stock in the secondary market. It is impossible to predict whether the price of Common Stock will rise or fall. Trading prices of Common Stock will be influenced by the Company's operating results and prospects and by economic, financial and other factors and market conditions that can affect the capital markets generally, including the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of Common Stock in the market subsequent to the offering of the Securities or the perception that such sales could occur.

NO SHAREHOLDER RIGHTS

  The Securities will not entitle holders to any rights with respect to the Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions in respect thereof) unless and until such time as the Company shall have delivered shares of Common Stock for such Securities, whether on the Final Settlement Date or any earlier Acceleration Date and unless the applicable record date, if any, for the exercise of such rights occurs after such date.

DILUTION OF COMMON STOCK

  The number of shares of Common Stock that holders of the Securities are entitled to receive on the Final Settlement Date or an earlier Acceleration Date is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and certain other actions of the Company that modify its capital structure. See "Description of the Purchase Contracts--General." Such number of shares of Common Stock to be received by such holders on the Final Settlement Date or an earlier Acceleration Date will not be adjusted for other events, such as offerings of Common Stock for cash or in connection with acquisitions. The Company is not restricted from issuing additional Common Stock during the term of the Securities. Additional issuances may materially and adversely affect the price of the Common Stock and, because of the relationship of the number of shares to be received on the Final Settlement Date or any Acceleration Date to the price of the Common Stock, such other events may adversely affect the trading price of the Securities.

POSSIBLE ILLIQUIDITY OF THE SECONDARY MARKET

  It is not possible to predict how the Securities will trade in the secondary market or whether such market will be liquid or illiquid. The Securities are novel securities and there is currently no secondary market for the Securities. The Securities have been approved for listing on the NYSE, subject to official notice of issuance. However, no assurance can be given that an active trading market for the Securities will develop or that the listing of the Securities will provide the holders of the Securities with liquidity of investment.

TREASURY NOTES ENCUMBERED

  Although holders of Securities will be the beneficial owners of the underlying Treasury Notes, those Treasury Notes will be pledged with the Collateral Agent to secure the obligations of the holders under the Purchase Contracts. Thus, rights of the holders to their Treasury Notes will be subject to the Company's security interest and no holder will be permitted to withdraw Treasury Notes except in connection with an Early Settlement by such holder or termination of the related Purchase Contracts or a holder's election to pay the Stated Amount in cash upon an Acceleration. Additionally, upon the automatic termination of the Purchase Contracts in the event that the Company becomes the subject of a case under the United States Bankruptcy Code (the "Bankruptcy Code"), the delivery of the Treasury Notes to holders of the Securities may be delayed by the imposition of the automatic stay of Section 362 of the Bankruptcy Code. During the period of any such delay, the Treasury Notes will continue to accrue interest, payable by the United States Government, until their maturity.

RIGHT TO DEFER CONTRACT FEES

  The Company may, at its option, defer in whole or in part the payment of Contract Fees on the Purchase Contracts until no later than the Final Settlement Date or an earlier Acceleration Date. However, deferred installments of Contract Fees will bear additional Contract Fees at the rate
of   % per annum (compounding on each succeeding Payment Date) until paid
(such deferred installments of Contract Fees together with the additional Contract Fees are referred to herein as the "Deferred Contract Fees"). If the Purchase Contracts are terminated upon the occurrence of a Bankruptcy Event, the right to receive Contract Fees and Deferred Contract Fees will terminate.

  In the event that the Company elects to defer the payment of Contract Fees on the Purchase Contracts until the Final Settlement Date, a succeeding Payment Date or any earlier Acceleration Date, each holder will receive on the Final Settlement Date, succeeding Payment Date or such Acceleration Date, as applicable, a cash payment equal to the aggregate amount of Deferred Contract Fees payable on such holder's Securities. See "Description of the Purchase Contracts--Contract Fees."

PURCHASE CONTRACT AGREEMENT NOT QUALIFIED UNDER TRUST INDENTURE ACT; LIMITED OBLIGATIONS OF PURCHASE CONTRACT AGENT

  The Purchase Contract Agreement will not be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Purchase Contract Agent will not be required to qualify as a trustee thereunder. Accordingly, holders of the Securities will not have the benefits of the protections of the Trust Indenture Act. Under the terms of the Purchase Contract Agreement, the Purchase Contract Agent will have only limited obligations to the holders of the Securities. See "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement-- Information Concerning the Purchase Contract Agent."

HOLDERS' EARLY SETTLEMENT; PREPAID SECURITIES

  The Risk Factors summarized above also apply, except as modified by the following, to the Prepaid Securities, which will be issued under an indenture qualified under the Trust Indenture Act. The Prepaid Securities will be issued to any holder who elects Early Settlement and thereby removes the Treasury Notes underlying his Securities by settling the underlying Purchase Contract in cash prior to the Final Settlement Date or any Notice Date with respect to an Acceleration Date. A holder of a Prepaid Security will have the same right to receive Common Stock on the Final Settlement Date or earlier Acceleration Date, and amounts in respect of Contract Fees and Deferred Contract Fees, in the same amounts and at the same times as the outstanding Securities. If such holder purchased the original Security in the offering at the Price to Public set forth on the cover page of this Prospectus, such holder will have made the same investment (equal to the Stated Amount) in the Securities and in the Prepaid Securities. However, the cash yield on the Securities (equal to the PERCS Payments, which include both the Contract Fee payments and the cash yield on the underlying Treasury Notes) will be substantially higher than the cash yield on the corresponding Prepaid Securities (equal to only amounts in respect of the Contract Fee payments). Further, while the Purchase Contracts underlying the Securities will terminate upon a Bankruptcy Event or a Sale of Assets, resulting in distribution of the underlying Treasury Notes to holders, if a Bankruptcy Event occurs, a holder of a Prepaid Security will have only a claim against the Company for delivery of Common Stock (which claim may have the status of a general unsecured claim or an equity claim) and a general unsecured claim for amounts in respect of Contract Fee and Deferred Contract Fee payments, if any. Upon a Sale of Assets, each Prepaid Security will automatically convert into the right to receive in cash the Stated Amount plus all accrued Contract Fees and Deferred Contract Fees, if any, through the date of Board of Director approval of such Sale of Assets, payable on the tenth Business Day following such date of approval. The Company does not plan to list the Prepaid Securities on any securities exchange, and there can be no assurance as to whether a trading market will develop for Prepaid Securities. See "Description of Purchase Contracts--Termination."

  A holder might wish to elect Early Settlement if interest rates are at a relatively low level and the Treasury Notes are trading at a substantial premium to the Stated Amount, in which case the holder could receive the premium in cash by selling the Treasury Notes. However, given that the holder will thereafter receive only amounts equal to Contract Fee Payments, and no amounts in respect of Treasury interest, on the Stated Amount, a holder would only be likely to elect Early Settlement if his individual economic circumstances warranted foregoing such additional Treasury interest.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Securities offered hereby will be used by the Underwriters to purchase, at the direction of the Company for the benefit of the holders, the underlying Treasury Notes, which are being transferred to holders pursuant to the terms of the Securities, and the Company will receive no proceeds from the sale of the Securities. The proceeds to be received by the Company upon settlement of the Purchase Contracts, whether on the Final Settlement Date, an earlier Acceleration Date or an Early Settlement Date, are expected to be used for general corporate purposes, including the repayment or redemption of outstanding debt or preferred stock, the possible acquisition of financial services businesses or assets thereof, investments in portfolio assets and working capital needs. The Company routinely reviews opportunities to acquire financial services businesses or the assets thereof. The Company currently has no commitments or understandings to acquire any specific business or other material assets. The Company is considering the acquisition of approximately $4.5 billion of fixed annuity assets for a total consideration of between $200 million to $300 million. The Company has been advised that other persons have submitted acquisition proposals. Discussions with the seller are ongoing regarding the acquisition and possible terms, but there can be no assurance that the Company will be successful in pursuing this or any other acquisition opportunity.

                    COMMON STOCK PRICE RANGES AND DIVIDENDS

  The Common Stock sale prices (as quoted on the NYSE Composite Tape) and per share dividend data for each full quarter during fiscal years ended September 30, 1995 and 1996 and for the first fiscal quarter of fiscal 1997 through October 30, 1996 are set forth below. The payment of future dividends on the Common Stock and the amounts thereof will depend on business conditions, earnings and financial requirements of the Company and other relevant factors. The sale prices and dividend amounts set forth below have been restated to reflect a three-for-two stock split paid in the form of a stock dividend on November 10, 1995 and a two-for-one stock split paid in the form of a stock dividend on August 30, 1996.

  The Company's Common Stock trades under the symbol SAI.

                                COMMON STOCK
                                   PRICES                   DIVIDENDS PAID
                                ------------------      -----------------------
                                                        COMMON NONTRANSFERABLE
FISCAL YEAR                     HIGH        LOW         STOCK  CLASS B STOCK(1)
-----------                     ------      ------      ------ ----------------
1995
 First Quarter.................   $13 45/64 $  11 1/2   $0.050      $0.045
 Second Quarter................    14 35/64    12 3/64   0.050       0.045
 Third Quarter.................    17 7/8      14 1/4    0.050       0.045
 Fourth Quarter................    20 61/64    16 53/64  0.050       0.045
1996
 First Quarter................. $  24 5/8   $  20 5/8   $0.075      $0.068
 Second Quarter................    28 3/16     22 9/16   0.075       0.068
 Third Quarter.................    29 5/16     22 7/8    0.075       0.068
 Fourth Quarter................    36 1/4      26 7/8    0.075       0.068
1997
 First Quarter (through October
  30, 1996).................... $  39 1/8   $  36 1/4      --          --

--------
(1) Holders of Nontransferable Class B Stock are entitled to receive cash dividends equal to 90% of any cash dividends paid to holders of the Common Stock. For a description of the rights of holders of Nontransferable Class B Stock, see "Description of Capital Stock--Common Stock and Class B Stock" in the accompanying Prospectus.

                                CAPITALIZATION

  The following table sets forth the unaudited consolidated capitalization of the Company at June 30, 1996. The table should be read in conjunction with the Company's consolidated financial statements and notes thereto included in the documents incorporated by reference herein. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.

                                                                  JUNE 30,
                                                                    1996
                                                               --------------
                                                               (IN THOUSANDS)
Indebtedness (interest rates are as of June 30, 1996):
  Medium-term notes due 1998 through 2025 (5 3/8% to 7 3/8%)..   $  248,335
  8.125% debentures due April 28, 2023........................      100,000
  9.95% debentures due February 1, 2012.......................      100,000
  9% notes due January 15, 1999...............................      125,000
                                                                 ----------
Total indebtedness............................................      573,335
                                                                 ----------
Company-obligated mandatorily redeemable preferred securities
 of subsidiary grantor trusts.................................      237,631(1)
                                                                 ----------
Shareholders' equity:
  Preferred Stock.............................................      384,549
  Nontransferable Class B Stock...............................       10,848
  Common Stock................................................      108,493
  Additional paid-in capital..................................      298,621
  Retained earnings...........................................      812,363
  Net unrealized losses on debt and equity securities
   available for sale.........................................      (88,669)
                                                                 ----------
  Total shareholders' equity..................................    1,526,205
                                                                 ----------
Total capitalization..........................................   $2,337,171
                                                                 ==========

--------
(1) Represents the Company-obligated mandatorily redeemable preferred securities of (1) SunAmerica Capital Trust I, the sole asset of which is $54.26 million principal amount of 9.95% Junior Subordinated Debentures due 2044 of the Company and (2) SunAmerica Capital Trust II, the sole asset of which is $191.22 million principal amount of 8.35% Junior Subordinated Debentures due 2044 of the Company.

                     SELECTED CONSOLIDATED FINANCIAL DATA

  Reference is made to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995 (the "Form 10-K"), which is incorporated by reference herein and which contains the Company's audited consolidated financial statements, including the consolidated income statement for the Company's three fiscal years in the period ended September 30, 1995, consolidated balance sheets as of September 30, 1994 and 1995, and the related notes. Selected unaudited financial information as of and for the nine months ended June 30, 1995 and 1996 should be read in conjunction with the audited consolidated financial statements and related notes contained in the Form 10-K and the unaudited consolidated financial statements contained in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, which report is also incorporated by reference herein. Such unaudited information reflects, in the opinion of management, all adjustments, consisting of only normal accruals, necessary for a consistent presentation with the audited financial information. Results of operations for the nine months ended June 30, 1996 may not necessarily be indicative of the results to be expected for the full fiscal year. Per share amounts and dividends have been restated to reflect a three-for-two stock split paid in the form of a stock dividend on November 10, 1995 and a two-for-one stock split paid in the form of a stock dividend on August 30, 1996.

                                                                                    NINE MONTHS
                                      YEAR ENDED SEPTEMBER 30,                     ENDED JUNE 30,
                          -----------------------------------------------------  -------------------
                            1991       1992       1993       1994       1995       1995       1996
                          ---------  ---------  ---------  ---------  ---------  ---------  --------
                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS
Net investment income...  $ 162,412  $ 219,384  $ 263,791  $ 294,454  $ 365,555  $ 259,529  $342,953
Net realized investment
 losses.................    (46,060)   (56,364)   (21,287)   (21,124)   (33,012)   (24,550)  (14,814)
Fee income..............     92,689    112,831    134,305    150,736    179,288    130,030   161,812
General and
 administrative
 expenses...............   (120,475)  (133,058)  (135,790)  (132,743)  (166,540)  (118,582) (148,632)
Provision for future
 guaranty fund
 assessments............        --         --     (22,000)       --         --         --        --
Amortization of deferred
 acquisition costs......    (40,088)   (48,375)   (51,860)   (66,925)   (80,829)   (59,197)  (67,597)
Other income, net.......     24,903     16,673     16,852     15,603     15,144     12,423    15,762
                          ---------  ---------  ---------  ---------  ---------  ---------  --------
Pretax income...........     73,381    111,091    184,011    240,001    279,606    199,653   289,484
Income tax expense......    (25,900)   (34,300)   (57,000)   (74,700)   (85,400)   (58,900)  (86,800)
                          ---------  ---------  ---------  ---------  ---------  ---------  --------
Income before cumulative
 effect of change in
 accounting for income
 taxes..................     47,481     76,791    127,011    165,301    194,206    140,753   202,684
Cumulative effect of
 change in accounting
 for income taxes.......        --         --         --     (33,500)       --         --        --
                          ---------  ---------  ---------  ---------  ---------  ---------  --------
Net income..............  $  47,481  $  76,791  $ 127,011  $ 131,801  $ 194,206  $ 140,753  $202,684
                          =========  =========  =========  =========  =========  =========  ========
EARNINGS PER SHARE:
INCOME BEFORE CUMULATIVE
 EFFECT OF CHANGE IN
 ACCOUNTING FOR INCOME
 TAXES..................  $    0.44  $    0.60  $    0.92  $    1.19  $    1.42  $    1.02  $   1.44
Cumulative effect of
 change in accounting
 for income taxes.......        --         --         --       (0.27)       --         --        --
                          ---------  ---------  ---------  ---------  ---------  ---------  --------
Net income..............  $    0.44  $    0.60  $    0.92  $    0.92  $    1.42  $    1.02  $   1.44
                          =========  =========  =========  =========  =========  =========  ========
CASH DIVIDENDS PER SHARE
 PAID TO COMMON
 SHAREHOLDERS:
Nontransferable Class B
 Stock(1)...............  $   0.060  $   0.060  $   0.084  $   0.120  $   0.180  $   0.135  $  0.203
                          =========  =========  =========  =========  =========  =========  ========
Common Stock............  $   0.067  $   0.067  $   0.093  $   0.134  $   0.200  $   0.150  $  0.225
                          =========  =========  =========  =========  =========  =========  ========

--------
(1) Holders of Nontransferable Class B Stock are entitled to receive cash dividends equal to 90% of any cash dividends paid to holders of the Common Stock. For a description of the rights of holders of Nontransferable Class B Stock, see "Description of Capital Stock--Common Stock and Class B Stock" in the accompanying Prospectus.

                                               AT SEPTEMBER 30,                             AT JUNE 30,
                          ----------------------------------------------------------- -----------------------
                             1991        1992        1993        1994        1995        1995        1996
                          ----------- ----------- ----------- ----------- ----------- ----------- -----------
                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
FINANCIAL POSITION
Investments.............  $ 7,596,275 $ 9,428,266 $10,364,952 $ 9,280,390 $10,808,959 $10,472,755 $16,152,767
Variable annuity
 assets.................    2,746,685   3,293,343   4,194,970   4,513,093   5,263,006   4,893,894   6,083,369
Deferred acquisition
 costs..................      392,278     436,209     475,917     581,874     526,415     523,620     781,612
Other assets............      279,007     245,833     231,582     280,868     245,787     305,279     382,359
                          ----------- ----------- ----------- ----------- ----------- ----------- -----------
Total assets............  $11,014,245 $13,403,651 $15,267,421 $14,656,225 $16,844,167 $16,195,548 $23,400,107
                          =========== =========== =========== =========== =========== =========== ===========
Reserves for fixed
 annuity contracts......  $ 5,359,757 $ 5,143,339 $ 4,934,871 $ 4,519,623 $ 4,862,250 $ 4,887,635 $ 9,622,137
Reserves for guaranteed
 investment contracts...    1,598,963   2,023,048   2,216,104   2,783,522   3,607,192   3,276,686   4,102,787
Trust deposits..........          --      367,458     378,986     442,320     426,595     430,868     423,790
Variable annuity
 liabilities............    2,746,685   3,293,343   4,194,970   4,513,093   5,263,006   4,893,894   6,083,369
Other payables and
 accrued liabilities....      344,789   1,372,010   1,828,153     860,763     747,733     879,437     798,974
Long-term notes and
 debentures.............          --      225,000     380,560     472,835     524,835     472,835     573,335
Collateralized mortgage
 obligations and reverse
 repurchase agreements..      299,343     182,784     112,032      28,662         --          --          --
Other senior
 indebtedness...........       38,035      25,919      15,119         --          --          --          --
Subordinated notes......      117,985         --          --          --          --          --          --
Deferred income taxes...       58,779      40,682      96,599      74,319     146,847     136,585      31,879
Company-obligated
 mandatorily redeemable
 preferred securities of
 subsidiary grantor
 trusts(1)..............          --          --          --          --       52,631      52,631     237,631
Shareholders' equity....      449,909     730,068   1,110,027     961,088   1,213,078   1,164,977   1,526,205
                          ----------- ----------- ----------- ----------- ----------- ----------- -----------
Total liabilities and
 shareholders' equity...  $11,014,245 $13,403,651 $15,267,421 $14,656,225 $16,844,167 $16,195,548 $23,400,107
                          =========== =========== =========== =========== =========== =========== ===========
Book value per share....  $      4.08 $      4.85 $      7.55 $      6.30 $      8.89 $      8.31 $     10.58
                          =========== =========== =========== =========== =========== =========== ===========

--------
(1) Represents the Company-obligated mandatorily redeemable preferred securities, at September 30, 1995, of SunAmerica Capital Trust I, the sole asset of which is $54.26 million principal amount of 9.95% Junior Subordinated Debentures due 2044 of the Company and, at June 30, 1996, of
    (1) SunAmerica Capital Trust I and (2) SunAmerica Capital Trust II, the sole asset of which is $191.22 million principal amount of 8.35% Junior Subordinated Debentures due 2044 of the Company.

                         DESCRIPTION OF THE SECURITIES

  The descriptions set forth below and under the captions "Description of the Purchase Contracts" and "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement," of certain terms of the Premium Equity Redemption
Cumulative Security Units,   % PERCS Units (the "Securities") offered hereby
supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Securities set forth in the accompanying Prospectus, to which reference is hereby made. The summaries of certain provisions of documents described below and under the captions "Description of the Purchase Contracts" and "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement" do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of such documents (including the definitions therein of certain terms), forms of which are on file with the Securities and Exchange Commission. Wherever particular Sections of, or terms defined in, such documents are referred to herein, such Sections or defined terms are incorporated by reference herein. Capitalized terms not defined herein have the meanings assigned to such terms in the accompanying Prospectus.

GENERAL

  Each Security will have a Stated Amount of $    and will be issued under the
Purchase Contract Agreement between the Company and the Purchase Contract Agent. Each Security will consist of (a) a Purchase Contract under which (i) the holder will purchase from the Company on the Final Settlement Date or earlier Acceleration Date for an amount in U.S. dollars equal to the Stated Amount, initially one share of Common Stock, subject to adjustment as described herein, if such purchase occurs on the Final Settlement Date or Mandatory Acceleration Date, or such lesser number of shares of Common Stock if such purchase occurs on a Company Acceleration Date and (ii) the Company will pay Contract Fees to the holder, and (b) Treasury Notes having a principal amount equal to the Stated Amount and maturing on the Final Settlement Date. The aggregate fair market value of the Treasury Notes at the time of purchase may exceed their aggregate principal amount, in which case, the Company shall, for the benefit of the Securityholders, provide the amount of such excess as additional purchase price for the Treasury Notes (such amount, the "Initial Premium Payment"). Holders will not directly receive any cash as a result of any Initial Premium Payment. The Treasury Notes will be pledged with the Collateral Agent to secure the holders' obligations to purchase Common Stock under the Purchase Contracts. Unless (i) a holder of Securities elects Early Settlement through the early delivery of cash in the Stated Amount and the Securities to the Purchase Contract Agent in exchange for the Treasury Notes and Prepaid Securities (see "Description of Prepaid Securities"), (ii) an Acceleration occurs or (iii) the Purchase Contracts are terminated (upon a Bankruptcy Event or a Sale of Assets), principal of the Treasury Notes underlying such Securities, when paid at maturity, will automatically be applied to satisfy in full the holder's obligation to purchase Common Stock under the Purchase Contract. In the event of an Acceleration, if the holder of Securities elects not to pay the Stated Amount in cash as provided herein, the Treasury Notes underlying the Securities will be sold by the Purchase Contract Agent as described herein and the proceeds from such sale (exclusive of accrued interest and premium, if any) in an amount equal to the Stated Amount will automatically be applied to satisfy in full the holder's obligation to purchase Common Stock under the Purchase Contract. For so long as a Purchase Contract remains in effect, such Purchase Contract and the Treasury Notes securing it will not be separable and may be transferred only as an integrated Security.

  The semi-annual payments on the Securities set forth on the cover page of this Prospectus Supplement will consist of interest on the Treasury Notes payable by the United States Government at the rate of % of the Stated Amount per annum and unsecured, unsubordinated Contract Fees payable semi-annually on each Payment Date by the Company at the rate of % of the Stated Amount per annum (the "PERCS Payments"). Semi-annual interest payments on the Treasury Notes will be remitted by the Collateral Agent to the Purchase Contract Agent for payment to holders of the Securities. The Contract Fees payable on the first Payment Date will be adjusted so that the aggregate of the Contract Fees and interest on Treasury Notes payable on such date will be the equivalent of
  % of the Stated Amount per annum accruing from the date of issue of the Securities.

  The Company may, at its option, defer in whole or in part the payment of Contract Fees on the Purchase Contracts until the Final Settlement Date, a succeeding Payment Date or any earlier Acceleration Date. However, deferred installments of Contract Fees will bear additional Contract Fees at the rate of % per annum (compounding on each succeeding Payment Date) until paid. If the Purchase Contracts are terminated upon the occurrence of a Bankruptcy Event, the right to receive Contract Fees and Deferred Contract Fees will terminate. In the event of Early Settlement of the Purchase Contract (see "Description of the Purchase Contracts--Holders' Early Settlement of Securities"), accrued Contract Fees and Deferred Contract Fees will be carried over to the Prepaid Securities. In the event that the Company elects to defer the payment of Contract Fees on the Purchase Contracts until the Final Settlement Date, a succeeding Payment Date or any earlier Acceleration Date, each holder will receive on the Final Settlement Date, succeeding Payment Date or Acceleration Date, as applicable, a cash payment equal to the aggregate amount of Deferred Contract Fees payable to a holder of Securities. Except with respect to the Final Settlement Date or any earlier Acceleration Date, the Company may pay Deferred Contract Fees in whole or in part on any Payment Date. See "Description of the Purchase Contracts--Contract Fees."

                     DESCRIPTION OF THE PURCHASE CONTRACTS

GENERAL

  On the Final Settlement Date, the Stated Amount will automatically be applied pursuant to the terms of the Purchase Contract to purchase shares of Common Stock of the Company at the Settlement Rate (as described below) in effect on the Final Settlement Date.

  Unless an event described below under "Termination" or "Acceleration of the Securities" occurs or unless a holder exercises the rights described under "Holder's Early Settlement of Securities," principal of the Treasury Notes underlying such Securities, when paid at maturity, will automatically be transferred to the Company to satisfy in full the holder's obligation to purchase Common Stock under the Purchase Contracts on the Final Settlement Date. Such Common Stock will then be issued and delivered to such holder or such holder's designee, upon presentation and surrender of the certificate evidencing such Securities (a "Security Certificate") and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the stock to any person other than such holder.

  Prior to the date on which shares of Common Stock are issued in settlement of a Purchase Contract, the Common Stock underlying the related Security will not be deemed to be outstanding for any purpose and the holder thereof will not have any voting rights, rights to dividends or other distributions or other rights or privileges of a stockholder by virtue of holding such Security.

  Each holder of Securities, by acceptance thereof, will under the terms of the Purchase Contract Agreement and the Securities be deemed to have (a) irrevocably agreed to be bound by the terms of the related Purchase Contracts for so long as such holder remains a holder of such Securities and (b) newly appointed the Purchase Contract Agent as such holder's attorney-in-fact to enter into and perform the related Purchase Contracts on behalf of and in the name of such holder.

  The Settlement Rate is initially one share of Common Stock. The Settlement Rate is subject to adjustment if the Company shall (i) pay a dividend or make a distribution with respect to Common Stock in shares of such stock, (ii) subdivide or split its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, (iv) issue by reclassification of its shares of Common Stock any shares of common stock of the Company, (v) issue certain rights or warrants to all holders of its Common Stock, (vi) pay a dividend or make a distribution to all holders of its Common Stock of evidences of its indebtedness or other assets (including capital stock of the Company but excluding any cash dividends or distributions and dividends referred to in clause (i) above), (vii) make a distribution consisting of cash, excluding any quarterly cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any quarter does not exceed the greater of (x) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require an adjustment of the conversion price pursuant to this clause (as adjusted to reflect subdivisions or combinations of the Common Stock), and (y) 3.75% of the average of the last reported sales price of the Common Stock during the ten consecutive trading days immediately prior to the date of declaration of such dividend, and excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company (if an adjustment is required to be made as set forth in this clause (vii) as a result of a distribution (A) that is a quarterly dividend, such adjustment would be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant to this clause and (B) that is not a quarterly dividend, such adjustment would be based upon the full amount of the distribution); or (viii) make a payment in respect of a tender offer or exchange offer by a person other than the Company or any subsidiary of the Company in which, as of the closing date of the offer, the board of directors of the Company is recommending acceptance of the offer (the adjustment referred to in this clause (viii)(A) will only be made if the tender offer or exchange offer is for an amount which increases the offeror's ownership of Common Stock to more than 25% of the total shares of Common Stock outstanding and if the cash and value of any other consideration included in such payment per share of Common Stock exceeds the average of the daily closing prices of the Common Stock on the NYSE on the trading day after the expiration of the tender or exchange offer and the next two succeeding trading days and (B) will generally not be made, however, if, as of the closing of the offer, the offering documents with respect to such offer disclose a plan or an intention to cause the Company to engage in a consolidation or merger of the Company or a sale of all or substantially all of the assets of the Company). In addition, the Company will also be entitled to make upward adjustments in the Settlement Rate, as it in its discretion shall determine to be advisable, in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended) hereafter made by the Company to its shareholders will not be taxable. All adjustments to the Settlement Rate will be calculated to the nearest 1/100th of a share of Common Stock (with 5/1000 of a share being rounded to the next lower 1/100 of a share).

CONTRACT FEES

  Contract Fees will be payable semi-annually on each Payment Date to the persons in whose names the related Securities are registered at the close of business on the Business Day (defined below) immediately preceding such Payment Date (the "Record Date"). Contract Fees will be computed on the basis of actual days elapsed in a year of 365 or 366 days, as the case may be. If a Payment Date falls on a day that is not a Business Day, the Contract Fee may be paid on the next succeeding Business Day with the same force and effect as if made on such Payment Date, and no additional amounts will accrue as a result of such delayed payment. "Business Day" means any day that is not a Saturday, a Sunday or a day on which the New York Stock Exchange or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to be closed.

  The Company may, at its option and upon prior written notice to the holders of Securities and the Purchase Contract Agent, defer in whole or in part the payment of Contract Fees on the Purchase Contracts until the Final Settlement Date, a succeeding Payment Date or any earlier Acceleration Date. However, deferred installments of Contract Fees will bear additional Contract Fees at the rate of % per annum (compounding on each succeeding Payment Date) until paid. If the Purchase Contracts are terminated upon the occurrence of a Bankruptcy Event, the right to receive Contract Fees and Deferred Contract Fees will terminate.

  In the event that the Company elects to defer the payment of Contract Fees on the Purchase Contracts until the Final Settlement Date, a succeeding Payment Date or any earlier Acceleration Date, each holder will receive on the Final Settlement Date, succeeding Payment Date or Acceleration Date, as applicable, a cash payment equal to the aggregate amount of Deferred Contract Fees payable to a holder of Securities. Except with respect to the Final Settlement Date or any earlier Acceleration Date, the Company may pay Deferred Contract Fees in whole or in part on any Payment Date.

  In the event the Company exercises its option to defer the payment of Contract Fees, then, until the Deferred Contract Fees have been paid in full, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans now or hereafter in effect or the satisfaction by the Company of its obligations pursuant to any contract or security now or hereafter outstanding requiring the Company to purchase shares of Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional shares in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) the payment of accrued dividends (and cash in lieu of fractional shares) upon the conversion of any shares of preferred stock of the Company as may be outstanding from time to time, in accordance with the terms of such stock or (v) dividends on its capital stock paid in shares of capital stock) or make any guarantee payments with respect to the foregoing.

ACCELERATION OF THE SECURITIES

 Company Acceleration

  At any time or from time to time prior to the Final Settlement Date, the Company may elect to accelerate (a "Company Acceleration") the outstanding Securities, in whole or in part. On the effective date of any such acceleration (a "Company Acceleration Date"), the Company will have the obligation to deliver a number of shares of Common Stock equal to the applicable Company Acceleration Price divided by the Current Market Price on the second Business Day prior to the Notice Date, plus an amount in cash equal to accrued and unpaid PERCS Payments (except as provided in the second paragraph under "General Provisions Applicable to Acceleration" below) payable with respect to such Securities, to and including the Company Acceleration
Date. The Company Acceleration Price per Security is initially equal to $   ,
declining by $.    on each day following the date of issue (computed on the
basis of a 360-day year of twelve 30 day months) to $    on      , 1999, and
equal to $    thereafter. Notice of a Company Acceleration shall be made not less than 30 nor more than 60 days prior to the Company Acceleration Date. See "Notice to Holder of Securities." Notwithstanding the foregoing, the Company may not exercise its right to accelerate the Securities unless the Current Market Price of a share of Common Stock on the second Business Day prior to the Notice Date is equal to or exceeds the Company Acceleration Price applicable to such Notice Date.

  For illustrative purposes only, the following chart shows (i) the number of shares of Common Stock that a holder would receive for each Security on the Final Settlement Date, assuming no adjustment of the Settlement Rate under the Purchase Contracts by reason of the occurrence of any of the events described under "Description of the Purchase Contracts--General" and (ii) the number of shares of Common Stock that a holder would receive at various Current Market Prices if a Company Acceleration occurred immediately prior to the Final Settlement Date. Accordingly for purposes of the table the Company
Acceleration Price is assumed to be $   . There can be no assurance that the
Current Market Price of the Common Stock will be within the range set forth below.

                  FINAL SETTLEMENT DATE______1 share(1)

                  CURRENT MARKET PRICE

              $   ........................ 0.   shares(2)
              $   ........................ 0.   shares(2)
              $   ........................ 0.   shares(2)
              $   ........................ 0.   shares(2)
              $   ........................ 0.   shares(2)

--------

(1) Since the Current Market Price is not a relevant factor in determining the number of shares of Common Stock issued on the Final Settlement Date, such holder will receive Common Stock having a value equal to the market price of the Common Stock on the Final Settlement Date.

(2) Since the number of shares issued per Security is determined by dividing
    $   (the assumed Company Acceleration Price) by the applicable Current
    Market Price, the number of shares reflected in the table always have a value equal to such Company Acceleration Price. However, because the number of shares of Common Stock to be delivered in payment of such Company Acceleration Price will be determined on the basis of the market price of the Common Stock prior to the Notice Date, the value of the shares of Common Stock delivered to holders on the Company Acceleration Date may be more or less than the Company Acceleration Price. See "Risk Factors-- Limitations on Opportunity for Equity Appreciation" and "Certain Provisions Applicable to Acceleration".

 Mandatory Acceleration

  Immediately prior to the effectiveness of a merger or consolidation of, or statutory share exchange involving, the Company that results in the conversion or exchange of the Common Stock into, or the right to receive, other securities or other property (any such merger, consolidation or exchange, a "Merger or Consolidation"), each outstanding Security will automatically be accelerated (a "Mandatory Acceleration") so that holders of the Security have the right to receive from the Company shares of Common Stock at the Settlement Rate for the Securities in effect on the Mandatory Acceleration Date, plus (i) an amount in cash equal to the accrued and unpaid PERCS Payments (except as provided in the second paragraph under "General Provisions Applicable to Acceleration" below) on such Securities to but excluding the Mandatory Acceleration Date plus (ii)
an amount in cash initially equal to $   declining by $    on each day
following the date of issue of the securities computed on the basis of a 360-
day year of twelve 30-day months to $    on      , 1999, and equal to zero
thereafter, determined with reference to the Mandatory Acceleration Date, unless sooner accelerated by the Company. At the option of the Company, it may deliver on the Mandatory Acceleration Date, in lieu of some or all of the cash consideration described in clause (ii) of the preceding sentence, shares of Common Stock. The number of shares of Common Stock to be delivered in lieu of any consideration described in such clause (ii) will be determined by dividing the amount of cash consideration that the Company has elected to pay in Common Stock by the Current Market Price of the Common Stock determined as of the second Business Day immediately preceding the Notice Date. Because the Current Market Price is determined as of a date different from the date of the delivery of the Common Stock, the value of such Common Stock when delivered may be more or less than its market value on the date of such determination. The automatic acceleration of the Securities immediately prior to a Merger or Consolidation is intended to ensure that the holders of the Securities will be entitled to the benefits of ownership of Common Stock upon the occurrence of such Merger or Consolidation and will participate in such Merger or Consolidation together with the holders of Common Stock.

 General Provisions Applicable to Acceleration

  Unless a holder elects to pay the Stated Amount in immediately available funds as described below with respect to the Securities of such holder to be accelerated, the Purchase Contract Agent on behalf of such holder pursuant to the Purchase Contract Agreement will sell on the second Business Day immediately preceding the Acceleration Date the Treasury Notes underlying such holder's Securities to be accelerated and automatically apply on the Acceleration Date out of the proceeds of such sale an amount equal to the Stated Amount to satisfy in full such holder's obligation to purchase the Common Stock under the Purchase Contract on the Acceleration Date. Any excess proceeds (in respect of premium on the sale of the Treasury Notes) will be paid to such holder. In the event that the proceeds from the sale of such Treasury Notes (exclusive of accrued interest on the Treasury which will be paid to the holder as described below) is less than the Stated Amount, such proceeds nevertheless will be considered to satisfy in full the holder's obligation to purchase the Common Stock under the Purchase Contract on the Acceleration Date. Amounts in respect of accrued interest on the Treasury Notes will be paid to the holders as a component of the accrued PERCS Payment payable on such Acceleration Date. If fewer than all outstanding Securities are to be accelerated, the Securities to be accelerated shall be selected by the Purchase Contract Agent by lot.

  In the event of an Acceleration of Securities, holders of Securities so accelerated may elect to pay to the Company through the Purchase Contract Agent no later than 5:00 p.m. New York City time on the third Business

Day immediately preceding the Acceleration Date in immediately available funds an amount in U.S. dollars equal to the Stated Amount per Security so accelerated, in which event each such electing holder will receive the Treasury Notes securing such holder's obligation to purchase the Common Stock under the Purchase Contract within three Business Days of the receipt of such amount. Because any Treasury Notes received by such holder will include accrued interest, the Company will pay on the Acceleration Date only accrued Contract Fees to holders who elect to settle in cash after a notice of Acceleration with respect to such holder's Securities has been given. HOLDERS MAY MAKE THE ELECTION REFERRED TO IN THIS PARAGRAPH ONLY IN INTEGRAL MULTIPLES
OF     SECURITIES. If an electing holder fails to deliver the Stated Amount by such close of business on the third Business Day preceding the Acceleration Date, then the Treasury Notes will be sold as provided in the preceding paragraph.

  The opportunity for equity appreciation afforded by an investment in the Securities is limited because of the Company's right to accelerate the Securities at any time prior to the Final Settlement Date. Although not obligated to do so, the Company may be expected to accelerate the Securities prior to the Final Settlement Date (or any earlier Mandatory Acceleration
Date) if the aggregate market price of the Common Stock exceeds such Company Acceleration Price for five consecutive Business Days. If the Company elects to accelerate the Securities, in whole or in part, the equity appreciation, exclusive of accrued and unpaid PERCS Payments payable with respect to the Securities, realized on an investment in the Securities will, for any owner of Securities accelerated by the Company, be limited to the excess, if any, of
(i) the value of the Common Stock received in payment of such Company
Acceleration Price (such Company Acceleration Price being initially $   and
declining thereafter to $   ), over (ii) the price paid by such owner for such
Securities (the initial price being the Price to Public for each Security shown on the cover page of this Prospectus Supplement and the price thereafter being subject to market fluctuations). Because the number of shares of Common Stock to be delivered to holders of Securities in payment of such Company Acceleration Price will be determined on the basis of the market price of the Common Stock prior to the Notice Date, the value of the shares of Common Stock on the date of delivery thereof to such holders may be more or less than the Company Acceleration Price on the Company Acceleration Date. A recent closing sale price of the Common Stock on the NYSE is set forth on the cover page of this Prospectus Supplement.

  Because the price of the Common Stock is subject to market fluctuations, the value of the Common Stock received by a holder of Securities upon the Final Settlement Date or upon the effectiveness of a Merger or Consolidation of the Company may be more or less than the amount paid for the Securities upon issuance, exclusive of any Common Stock paid for accrued and unpaid Contract Fees payable with respect to the Securities.

  Holders of Securities have no right to Common Stock prior to the Final Settlement Date or Acceleration Date.

 Certain Definitions

  "Mandatory Acceleration Date" means the effective time on the date of any Merger or Consolidation.

  The "Notice Date" with respect to any notice given by the Company in connection with an Acceleration of the Securities means the earlier of the commencement of the mailing of such notice to the holders of Securities or the date such notice is first published in accordance with "Notices to Holders of Securities" below.

  The "Current Market Price" per share of Common Stock on any date of determination means the average of the daily closing prices on the NYSE for the five consecutive trading days ending on and including such date of determination; provided, however, that if the closing price of the Common Stock on the NYSE on the trading day next following such five-day period (the "next-day closing price") is less than 95% of said average closing price, then the Current Market Price per share of Common Stock on such date of determination will be the next-day closing price; and provided, further, that if any adjustment of the Settlement Rate becomes effective as of any date during the period beginning on the first day of such five-day period and ending on the date on which Securities are to be accelerated, then the Current Market Price as determined pursuant to the foregoing will be appropriately adjusted to reflect such adjustment. Because the price of Common Stock is subject to market fluctuations, it is possible that the next-day closing price could be significantly less than such five-day average.

HOLDER'S EARLY SETTLEMENT OF SECURITIES

  A holder of Securities may settle the underlying Purchase Contracts prior to the Final Settlement Date ("Early Settlement") in the manner herein described. So long as the Securities are evidenced by one or more global security certificates deposited with the Depositary (as defined herein), procedures for Early Settlement will also be governed by standing arrangements between the Depositary and the Purchase Contract Agent. HOLDERS MAY SETTLE SECURITIES
EARLY ONLY IN INTEGRAL MULTIPLES OF     SECURITIES.

  Upon Early Settlement of Purchase Contracts underlying any Securities, (a) the holder will pay to the Company (in the form of a certified or cashier's check payable to the order of the Company in immediately available funds) through the Purchase Contract Agent a U.S. dollar amount equal to the Stated Amount per such Security and deliver such Securities to the Purchase Contract Agent with the form of "Election to Settle Early" on the reverse side of the certificate completed and executed as indicated, (b) the Treasury Notes underlying such Securities will within three Business Days following the Early Settlement Date (defined below) be transferred to the holder free and clear of the Company's security interest therein and (c) the Company will deliver Prepaid Securities with an equal aggregate Stated Amount to the holder under the Prepaid Securities Indenture within such three Business Day period. After any notice of Acceleration is given with respect to a holder's Securities, the holder's right to elect Early Settlement with respect to such Securities will terminate, but such holder will retain the right to receive the underlying Treasury Notes in connection with an Acceleration of Securities as described under "Acceleration of the Securities--General Provisions Applicable to Acceleration."

  Upon Early Settlement of Purchase Contracts in the manner described above, presentation and surrender of the Security Certificate evidencing the related Securities and cash equal to the Stated Amount per Security and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the Prepaid Securities to any person other than the holder of such Securities, the Company will cause the Prepaid Securities to be issued, and the Treasury Notes securing such Purchase Contracts to be released from the pledge under the Pledge Agreement described below and transferred, within three Business Days following the Early Settlement Date, to the exchanging holder or such holder's designee. If the Purchase Contract Agent receives the Security Certificate, accompanied by the completed Election to Settle Early and requisite check, from a holder of Securities by 5:00 p.m., New York City time, on a Business Day, that day will be considered the Early Settlement Date. If the Purchase Contract Agent receives the foregoing after 5:00 p.m., New York City time, on a Business Day or at any time on a day that is not a Business Day, the next Business Day will be considered the Early Settlement Date.

  A holder might wish to elect Early Settlement if interest rates are at a relatively low level and the Treasury Notes are trading at a substantial premium to the Stated Amount, in which case the holder could receive the premium in cash by selling the Treasury Notes. However, given that the Holder will thereafter receive only amounts equal to Contract Fee Payments, and no amounts in respect of Treasury interest, on the Stated Amount, a holder would only be likely to elect Early Settlement if his individual economic circumstances warranted foregoing such additional Treasury interest.

PREPAID SECURITIES

  The Prepaid Securities will be issued under the Prepaid Securities Indenture to holders electing Early Settlement. All outstanding Prepaid Securities will entitle the holders thereof to receive Common Stock on the Final Settlement Date or earlier Acceleration Date, and amounts in respect of Contract Fees and Deferred Contract Fees, in the same amounts and at the same times as the outstanding Securities. No Treasury Notes will underlie the Prepaid Securities; accordingly, unlike the Securities, the Prepaid Securities will not entitle the holders thereof to receive any amounts in respect of interest on the Treasury Notes nor, in the event of an Acceleration, any amounts in respect of premium (if any) on the sale by the Purchase Contract Agent of the Treasury Notes. The Prepaid Securities will be accelerated upon a Bankruptcy Event but, unlike holders of Securities, who will receive their underlying Treasury Notes in such events, holders of Prepaid Securities will have only a claim against the Company for delivery of Common Stock (which claim may have the status of a general unsecured claim or an equity claim) and a general unsecured claim for amounts in respect of accrued Contract Fees, including Deferred Contract Fees, if any. Upon a Sale of Assets, each Prepaid Security will automatically convert into the right to receive in cash an amount equal to the sum of (i) the Stated Amount and (ii) all unpaid Contract Fees and Deferred Contract Fees to the date of the Board of Directors approval of such Sale of Assets, payable on the tenth Business Day following such date of approval. Like the Securities, the Prepaid Securities will not entitle the holders thereof to any rights with respect to the Common Stock, including voting rights. The Company does not plan to list the Prepaid Securities on any securities exchange, and there can be no assurance as to whether a trading market will develop for Prepaid Securities. See "Risk Factors--Holder's Early Settlement; Prepaid Securities" and "Description of Prepaid Securities."

TERMINATION

  The Purchase Contracts, and the rights and obligations of the Company and of the holders of the Securities thereunder (including the right to receive any Contract Fees or Deferred Contract Fees and the obligation to purchase Common Stock), will automatically terminate upon (i) the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company (each, a "Bankruptcy Event") or (ii) a sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and assets of the Company to any person which results in a voluntary liquidation, dissolution or winding up of the Company (a "Sale of Assets"). Upon any such termination, the Collateral Agent will release the Treasury Notes held by it to the Purchase Contract Agent for distribution to the holders. In the case of a Bankruptcy Event, however, such release and distribution may be subject to a delay as a result of the automatic stay under the Bankruptcy Code, which delay would continue until such automatic stay has been lifted. During the period of any such delay, the Treasury Notes will continue to accrue interest for the benefit of the holders, payable by the United States Government, until their maturity. In the case of a Sale of Assets, holders will be entitled to receive in cash unpaid Contract Fees and Deferred Contract Fees, if any, through the date of Board of Director approval of such Sale of Assets, payable on the tenth Business Day following the date of such approval. In the case of a Bankruptcy Event, holders will not be entitled to receive accrued and unpaid Contract Fees and Deferred Contract Fees, if any.

TREASURY NOTES AND PLEDGE AGREEMENT; INTEREST ON TREASURY NOTES

  The Treasury Notes underlying the Securities will be pledged to the Collateral Agent, for the benefit of the Company, pursuant to a pledge
agreement, to be dated as of      , 1996 (the "Pledge Agreement"), to secure
the obligations of the holders to purchase Common Stock under the Purchase Contracts. The rights of holders of Securities to the underlying Treasury Notes will be subject to the Company's security interest therein created by the Pledge Agreement; no holder of Securities will be permitted to withdraw the Treasury Notes underlying such Securities from the pledge arrangement except upon the termination, Acceleration or Early Settlement of the related Purchase Contracts. Subject to such security interest, however, holders of Securities will have full beneficial ownership of the underlying Treasury Notes. The Company will have no interest in the Treasury Notes other than its security interest.

  The Collateral Agent will, upon receipt of interest payments on the Treasury Notes, distribute such payments to the Purchase Contract Agent, who will in turn distribute those payments to the persons in whose names the related Securities are registered at the close of business on the Record Date immediately preceding the Payment Date. See "Description of the Purchase Contracts--Contract Fees."

FRACTIONAL SHARES

  No fractional share of Common Stock will be issued upon the Final Settlement Date or any Acceleration of the Securities. In lieu of any fractional share otherwise issuable in respect of all Securities of any holder, such holder shall be entitled to receive an amount in cash equal to the same fraction of the Current Market Price of the Common Stock determined as of the second Business Day immediately preceding the relevant Notice Date or Final Settlement Date, as applicable.

NOTICES TO HOLDERS OF SECURITIES

  The Company will provide notice of any Acceleration of the Securities (including any potential acceleration upon the effectiveness of a Merger or Consolidation) to holders of record of the Securities to be accelerated not less than 30 nor more than 60 days prior to the date fixed for Acceleration; provided that if the effectiveness of a Merger or Consolidation makes it impracticable to provide at least 30 days notice, the Company shall provide the notice as soon as practicable prior to the effectiveness. Such notice shall specify, among other things, the Current Market Price to be used (if necessary) to calculate the number of shares of Common Stock to be delivered, and in the case of a Merger or Consolidation, whether the Company is exercising any option to deliver shares of Common Stock in lieu of cash and, in the case of a Company Acceleration, whether the Company is accelerating all or less than all of the Securities, and if less than all, which Securities are being accelerated. Such notice shall be provided by mailing notice thereof to the holders of Securities to be accelerated and by publishing notice thereof in The Wall Street Journal, The New York Times or another authorized newspaper. Each holder of Securities to be accelerated shall be entitled to receive, following the Acceleration Date, upon surrender of the certificates evidencing such Securities to the Company at the place designated in such notice, certificates for the shares of Common Stock and cash, if any, payable in respect of such Acceleration.

  THE TREASURY NOTES WILL BE OBLIGATIONS OF THE UNITED STATES GOVERNMENT AND NOT OF THE COMPANY.

BOOK-ENTRY SYSTEM

  The Depositary Trust Company (the "Depositary") will act as securities depositary for the Securities. The Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). One or more fully-registered global security certificates ("Global Security Certificates"), representing the total aggregate number of Securities, will be issued and will be deposited with the Depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Securities so long as such Securities are represented by Global Security Certificates.

  The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17a of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Securities and Exchange Commission.

  No Securities represented by Global Security Certificates may be exchanged in whole or in part for Securities registered, and no transfer of Global Security Certificates in whole or in part may be registered, in the name of any person other than the Depositary or any nominee of the Depositary unless the Depositary has notified the Company that it is unwilling or unable to continue as depositary for such Global Security Certificates or has ceased to be qualified to act as such as required by the Purchase Contract Agreement or there shall have occurred and be continuing a default by the Company in respect of its obligations under one or more Purchase Contracts. All Securities represented by one or more Global Security Certificates or any portion thereof will be registered in such names as the Depositary may direct.

  As long as the Depositary, or its nominee, is the registered owner of the Global Security Certificates, such Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the Global Security Certificates and all Securities represented thereby for all purposes under the Securities and the Purchase Contract Agreement. Except in the limited circumstances referred to above, owners of beneficial interests in Global Security Certificates will not be entitled to have such Global Security Certificates or the Securities represented thereby registered in their names, will not receive or be entitled to receive the physical delivery of Security Certificates in exchange therefor and will not be considered to be owners or holders of such Global Security Certificates or any Securities represented thereby for any purpose under the Securities or the Purchase Contract Agreement. All payments on the Securities represented by the Global Security Certificates and all transfers and deliveries of Treasury Notes and Common Stock with respect thereto will be made to the Depositary or its nominee, as the case may be, as the holder thereof.

  Ownership of beneficial interests in the Global Security Certificates will be limited to Participants or persons that may hold beneficial interests through institutions that have accounts with the Depositary or its nominee. Ownership of beneficial interests in Global Security Certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary or its nominee (with respect to Participants' interests) or any such Participant (with respect to interests of persons held by such Participants on their behalf). Procedures for settlement of Purchase Contracts on the Final Settlement Date, any applicable Acceleration Date or upon Early Settlement will be governed by arrangements among the Depositary, Participants and persons that may hold beneficial interests through Participants designed to permit such settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in Global Security Certificates may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent will have any responsibility or liability for any aspect of the Depositary's or any Participant's records relating to, or for payments made on account of, beneficial interests in Global Security Certificates, or for maintaining, supervising or reviewing any of the Depositary's records or any participants's records relating to such beneficial ownership interests.

                  CERTAIN PROVISIONS OF THE PURCHASE CONTRACT

                    AGREEMENT AND THE PLEDGE AGREEMENT

PAYMENT OF INTEREST AND CONTRACT FEES; TRANSFER OF SECURITIES; DELIVERY OF COMMON STOCK OF TREASURY NOTES

  Interest on the Treasury Notes and Contract Fees will be payable, Purchase Contracts (and documents related thereto) will be settled and transfers of the Securities will be registrable at the office of the Purchase Contract Agent in the Borough of Manhattan, The City of New York. In addition, in the event that the Securities do not remain in book-entry form, payment of interest on the Treasury Notes and Contract Fees may be made, at the option of the Company, by check mailed to the address of the person entitled thereto as shown on the Security Register.

  Payments in respect of principal of the Treasury Notes on the Final Settlement Date, and proceeds received upon the sale of Treasury Notes in connection with an Acceleration, will be applied in satisfaction of the obligations of the holders of the Securities under the Purchase Contracts and shares of Common Stock will be delivered, or, if the Purchase Contracts have terminated or a holder elects Early Settlement, Treasury Notes will be delivered potentially after a delay (see "Description of the Purchase Contracts--Termination" and "--Holders' Early Settlement of Securities"), in each case upon presentation and surrender of the Security Certificates evidencing the related Securities at the office of the Purchase Contract Agent.

  If a holder of outstanding Securities fails to present and surrender the Security Certificate evidencing such Securities to the Purchase Contract Agent on the Final Settlement Date or earlier Acceleration Date, the shares of Common Stock issuable in settlement of the applicable Purchase Contract will be registered in the name of the Purchase Contract Agent and, together with any distributions thereon, shall be held by the Purchase Contract Agent as agent for the benefit of such holder, until such Security Certificate is presented and surrendered or the holder provides satisfactory evidence that such certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company.

  If the Purchase Contracts have terminated prior to the Final Settlement Date, the Treasury Notes have been transferred to the Purchase Contract Agent for distribution to the holders entitled thereto and a holder fails to present and surrender the Security Certificate evidencing such holder's Securities to the Purchase Contract Agent, the Treasury Notes delivered to the Purchase Contract Agent and payments thereon shall be held by the Purchase Contract Agent as agent for the benefit of such holder, until such Security Certificate is presented or the holder provides the evidence and indemnity described above.

  The Purchase Contract Agent will have no obligation to invest or to pay interest on any amounts held by the Purchase Contract Agent pending distribution as described above.

  No service charge will be made for any registration of transfer or exchange of the Securities, except for any tax or other governmental charge that may be imposed in connection therewith.

MODIFICATION

  The Purchase Contract Agreement and the Pledge Agreement will provide that the Company may without the consent of the holders of the Securities: (a) evidence the assumption by a successor corporation of the obligations of the Company, (b) add covenants for the protection of the holders of the Securities, (c) cure any ambiguity or correct any inconsistency in the Purchase Contract Agreement and the Pledge Agreement, provided that such cure or correction does not adversely affect the holders of such Securities, and
(d) evidence the acceptance of appointment by successor Purchase Contract Agents and Collateral Agents.

  The Purchase Contract Agreement and the Pledge Agreement will contain provisions permitting the Company and the Purchase Contract Agent or Collateral Agent, as the case may be, with the consent of the holders of not less than 66 2/3% of the Securities at the time outstanding, to modify the terms of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement, except that no such modification may, without the consent of the holder of each outstanding Security affected thereby, (a) change any Payment Date, (b) change the amount or type of Treasury Notes underlying a Security, impair the right of the holder of any Security to receive interest payments on the underlying Treasury Notes or otherwise adversely affect the holder's rights in or to such Treasury Notes, (c) change the place or currency of payment or reduce any Contract Fees or any Deferred Contract Fees, (d) impair the right to institute suit for the enforcement of any Purchase Contract, (e) reduce the amount of Common Stock purchasable under any Purchase Contract, increase the price to purchase Common Stock on settlement of any Purchase Contract or change the Company Acceleration Price or change the Final Settlement or (f) reduce the above-stated percentage of outstanding Securities, the consent of whose holders is required for the modification or amendment of the provisions of the Purchase Contracts, the Purchase Contract Agreement or the Pledge Agreement.

NO CONSENT TO ASSUMPTION

  Each holder of Securities, by acceptance thereof, will under the terms of the Purchase Contract Agreement and the Securities be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code.

TITLE

  The Company, the Purchase Contract Agent and the Collateral Agent may treat the registered owner of any Security as the absolute owner thereof for the purpose of making payment and settling the Purchase Contracts and for all other purposes.

REPLACEMENT OF SECURITY CERTIFICATES

  Any mutilated Security Certificate will be replaced by the Company at the expense of the holder upon surrender of such certificate to the Purchase Contract Agent. Security Certificates that become destroyed, lost or stolen will be replaced by the Company at the expense of the holder upon delivery to the Company and the Purchase Contract Agent of evidence of the destruction, loss or theft satisfactory to the Company and the Purchase Contract Agent. In the case of a destroyed, lost or stolen Security Certificate, an indemnity satisfactory to the Purchase Contract Agent and the Company may be required at the expense of the holder of the Securities evidenced by such certificate before replacement will be issued.

  Notwithstanding the foregoing, the Company will not be obligated to issue any Security on or after the Final Settlement Date, an earlier Acceleration Date, an Early Settlement Date or after the Purchase Contracts have terminated. The Purchase Contract Agreement will provide that, in lieu of the delivery of a replacement Security Certificate following the Final Settlement Date or an earlier Acceleration Date, the Purchase Contract Agent, upon delivery of the evidence and indemnity described above, will deliver the Common Stock issuable pursuant to the Purchase Contracts included in the Securities evidenced by such certificate, or, if the Purchase Contracts have terminated prior to the Final Settlement Date or an Early Settlement Date has occurred, upon delivery of the evidence and indemnity described above, transfer the Treasury Notes included in the Securities evidenced by such certificate.

GOVERNING LAW

  The Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE PURCHASE CONTRACT AGENT

  The Bank of New York will be the Purchase Contract Agent. The Purchase Contract Agent will act as the agent for the holders of Securities from time to time. The Purchase Contract Agreement will not obligate the Purchase Contract Agent to exercise any discretionary actions in connection with a default under the terms of the Securities or the Purchase Contract Agreement. The Bank of New York is one of a number of banks with which the Company and its subsidiaries maintain ordinary banking and trust relationships, is the registrar and transfer agent for the Common Stock and is the trustee of certain Delaware grantor trust subsidiaries of the Company.

  The Purchase Contract will contain provisions limiting the liability of the Purchase Contract Agent. The Purchase Contract Agreement will contain provisions under which the Purchase Contract Agent may resign or be replaced. Such resignations or replacement would be effective upon the appointment of a successor.

INFORMATION CONCERNING THE COLLATERAL AGENT

  The First National Bank of Chicago will be the Collateral Agent. The Collateral Agent will act solely as the agent of the Company and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Securities except for the obligations owed by a pledgee of property to the owner thereof under the Pledge Agreement and applicable law. The First National Bank of Chicago is one of a number of banks with which the Company and its subsidiaries maintain ordinary banking and trust relationships and is also the trustee under the Company's Senior Debt Indenture, Subordinated Debt Indenture and Junior Subordinated Debt Indenture (each as defined in the accompanying Prospectus).

  The Pledge Agreement will contain provisions limiting the liability of the Collateral Agent. The Pledge Agreement will contain provisions under which the Collateral Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

VOTING RIGHTS

  The Securities will not entitle holders to any rights with respect to the Common Stock, including voting rights.

LISTING OF THE SECURITIES

  The Securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, under the symbol "SIP." However, no assurance can be given that such listing will be effected.

NYSE SYMBOL OF COMMON STOCK

  The Common Stock of the Company is listed on the NYSE under the symbol
"SAI."

                       DESCRIPTION OF PREPAID SECURITIES

  The Company's Prepaid Premium Equity Redemption Cumulative Securities (the "Prepaid Securities") will be issued to a holder of Securities if such holder elects to settle the underlying Purchase Contracts prior to the Final Settlement Date (and prior to any Notice of Acceleration with respect to such Securities) by paying an amount in U.S. dollars equal to the Stated Amount per Security and delivering the Securities to the Purchase Contract Agent. See "Description of the Purchase Contracts--Holders' Early Settlement of Securities." The Prepaid Securities will be issued under an Indenture dated as of November 1, 1996 (as supplemented by the First Supplemental Indenture thereto relating to the Prepaid Securities described in this Prospectus Supplement, the "Prepaid Securities Indenture") between the Company and The Bank of New York, as trustee (in its capacity as trustee under the Prepaid Securities Indenture, the "Trustee"). The Prepaid Securities Indenture is included as an exhibit to the Registration Statement of which this Prospectus Supplement is a part. The following description summarizes the material terms of the Prepaid Securities Indenture and the Prepaid Securities and is qualified in its entirety by reference to the detailed provisions of the Prepaid Securities Indenture, which contains the full text of such provisions, including the definition of certain terms used herein, and for other information regarding the Prepaid Securities. Wherever particular sections or defined terms of the Prepaid Securities Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

GENERAL

  The Prepaid Securities Indenture does not limit the amount of indebtedness the Company or any of its subsidiaries may incur. The Prepaid Securities will be unsecured, unsubordinated obligations of the Company. Since the Company is a holding company, the Company's rights and the rights of its creditors, including the holders of Prepaid Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include substantial claims for policy benefits and debt obligations, as well as other liabilities incurred in the ordinary course of business. In addition, since many of the Company's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends or make loans or advances to the Company without prior regulatory approval is limited by applicable laws and regulations.

  Prepaid Securities will only be issued in registered form, in denominations equal to the Stated Amount and integral multiples thereof, and may be presented for exchange or transfer without any service charge at the corporate trust office of the Trustee in the City of New York, or at any other office or agency maintained by the Company for such purpose.

  The Prepaid Securities will be limited to up to $    aggregate Stated Amount
and will constitute a separate series of securities of the Company under the Prepaid Securities Indenture.

  Each Prepaid Security will bear amounts in respect of Contract Fees at the
rate of    % per annum (which is the same rate as the rate for Contract Fees payable on the Securities) payable semi-annually in arrears on the Payment Dates, beginning with the most recent Payment Date with respect to the Security for which such Prepaid Security is exchanged (unless the Record Date for a subsequent Payment Date has occurred, in which case interest on such Prepaid Security will bear interest from such subsequent Payment Date). Each Prepaid Security will also carry the right to receive any amounts in respect of Contract Fees and Deferred Contract Fees that have accrued but have not been paid on the Securities at the time such Prepaid Security is issued, as well as the right to receive interest on such Deferred Contract Fees at the same rate as the rate at which Deferred Contract Fees on the Securities bear Contract Fees. The Company does not intend to treat the Prepaid Securities as indebtedness for United States federal income tax purposes.

  The Prepaid Securities will mature on the Final Settlement Date. On such date, each holder will receive initially one share of Common Stock of the Company (subject to certain anti-dilution adjustments, which will be the same as the anti-dilution adjustments applicable to the Securities described in "Description of the Purchase

Contracts--General") plus amounts in respect of accrued and unpaid Contract Fees and Defined Contract Fees in cash.

  The Company may, at its option, defer payments on the Prepaid Securities on the same basis and on same terms that the Company may defer Contract Fees on the Securities. The Company will covenant in the Prepaid Securities Indenture that it will defer payments on the Prepaid Securities only if, and to the extent that, it has also deferred Contract Fees on the Securities. See "Description of the Purchase Contracts--Contract Fees".

RIGHT TO REDEEM THE PREPAID SECURITIES

  At any time or from time to time prior to the Final Settlement Date, the Company may redeem the outstanding Prepaid Securities, in whole or in part. On the effective date of any such redemption, the Company will have the obligation to deliver an amount of Common Stock per Prepaid Security determined on the same basis as the calculation of the number of shares of Common Stock deliverable in the event of a Company Acceleration of the Securities as described under "Description of the Purchase Contracts-- Acceleration of the Securities", as well as the obligation to pay any accrued amounts in respect of Contract Fees and Deferred Contract Fees in cash. The Company will be permitted to accelerate the Securities in part without effecting a proportionate concurrent redemption of the Prepaid Securities, but will be required to redeem the Prepaid Securities in whole if it effects a Company Acceleration of the Securities in whole.

MANDATORY CONVERSION

  The Prepaid Securities are subject to mandatory conversion into Common Stock on the same basis and on the same terms as the Securities are subject to Mandatory Acceleration and the number of shares of Common Stock to be delivered upon any such mandatory conversion will be determined on the same basis as the Securities. See "Description of the Purchase Contracts-- Acceleration of the Securities."

REPAYMENT UPON SALE OF ASSETS

  Upon a Sale of Assets, each Prepaid Security will automatically convert into the right to receive in cash an amount equal to the sum of (i) the Stated Amount and (ii) all accrued and unpaid amounts in respect of Contract Fees and Deferred Contract Fees to the date of the Board of Directors' approval of such Sale of Assets, payable on the tenth Business Day following such date of approval.

BANKRUPTCY EVENTS OF DEFAULT

  An Event of Default is defined under the Prepaid Securities Indenture as being each of the events which would cause a termination of the Purchase Contracts. See "Description of the Purchase Contracts--Termination." The Prepaid Securities Indenture provides that if an Event of Default shall have occurred and be continuing, the Company's obligations on the Prepaid Securities will be accelerated. However, unlike holders of Securities, who will receive the underlying Treasury Notes in such events, holders of Prepaid Securities will have only a claim against the Company for delivery of Common Stock and a general unsecured claim for amounts in respect of accrued Contract Fees, including Deferred Contract Fees (if any). The foregoing would be subject as to enforcement to the broad equity powers of a federal bankruptcy court and to the determination by that court of the nature of the rights of the holders of the Prepaid Securities, including whether such rights would have the status of general unsecured claims or equity claims. There can be no assurance that holders of Prepaid Securities would receive any value in respect of their Prepaid Securities upon an Event of Default.

  The Prepaid Securities Indenture does not provide for any right of acceleration of the Prepaid Securities upon a default in the payment of amounts in respect of Contract Fees and Deferred Contract Fees or in the performance of any covenant or agreement in the Prepaid Securities or Prepaid Securities Indenture. In the event of a default in the delivery of any Common Stock then required to be issued or delivered or in payment of amounts in respect of accrued and unpaid Contract Fees and Deferred Contract Fees (if any) or the performance of any covenant or agreement in the Prepaid Securities or Prepaid Securities Indenture, the Trustee may, subject to certain limitations and conditions, seek to enforce the same or, in the case of the failure of the Company to issue or deliver Common Stock, the payment of moneys equal to the fair market value of the Common Stock which was to be delivered.

  The Prepaid Securities Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of Prepaid Securities issued under such Indenture requesting the Trustee to exercise any right or power under such Indenture before proceeding to exercise any such right or power at the request of such holders. Subject to such provisions in the Prepaid Securities Indenture for the indemnification of the Trustee and certain other limitations, the holders of a majority in face amount of the outstanding Prepaid Securities may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

  The Prepaid Securities Indenture provides that no holder of Prepaid Securities issued under such Indenture may institute any action against the Company under such Indenture (except actions for payment of overdue principal, premium, if any, or interest) unless such holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in face amount of the Prepaid Securities and then outstanding shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, the Trustee shall not have instituted such action within 60 days of such request and the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in face amount of the Prepaid Securities then outstanding.

  The Prepaid Securities Indenture contains a covenant that the Company will file annually with the Trustee a certificate of no default or a certificate specifying any default that exists.

MODIFICATION OF THE PREPAID SECURITIES INDENTURE

  The Prepaid Securities Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of Prepaid Securities to: (a) evidence the assumption by a successor corporation of the obligations of the Company, (b) add covenants for the protection of the holders of Prepaid Securities, (c) cure any ambiguity or correct any inconsistency in the Prepaid Securities Indenture, provided that such cure or correction does not adversely affect the holders of such Prepaid Securities, and (d) evidence the acceptance of appointment by a successor trustee.

  The Prepaid Securities Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in face amount of Prepaid Securities then outstanding, to modify the terms of the Prepaid Securities Indenture, except that no such modification may, without the consent of the holder of each outstanding Prepaid Security affected thereby, (a) change any Payment Date, (b) change the place or currency of payment or reduce amounts in respect of any Contract Fees or Deferred Contract Fees, (c) impair the right to institute suit for the enforcement of any Prepaid Security, (d) reduce the amount of Common Stock deliverable under the Prepaid Securities, change the Stated Amount or change the Company Acceleration Price or change the Final Settlement Date or (e) reduce the above-stated percentage of outstanding Prepaid Securities, the consent of whose holders is required for the modification or amendment of the provisions of the Prepaid Securities Indenture.

CONCERNING THE TRUSTEE

  The Bank of New York is one of a number of banks with which the Company and its subsidiaries maintain ordinary banking and trust relationships, is the registrar and transfer agent for the Company's Common Stock and is the trustee of several grantor trust subsidiaries of the Company.

VOTING RIGHTS

  The Prepaid Securities will not entitle holders to any rights with respect to the Common Stock, including voting rights.

NO LISTING OF THE PREPAID SECURITIES

  The Company does not plan to list the Prepaid Securities on any securities exchange and there can be no assurance as to whether a trading market will develop for the Prepaid Securities.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

  In the opinion of Davis Polk & Wardwell, tax counsel to the Company, the following summary accurately describes the principal United States federal income tax consequences of ownership and disposition of the Securities to initial Holders purchasing Securities at the "Issue Price" (as defined below). This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions and Treasury Regulations to the date hereof, changes to any of which subsequent to the date of this Prospectus Supplement may affect the tax consequences described herein. This summary discusses only Securities held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a Holder in light of its particular circumstances or to Holders subject to special rules, such as foreign persons, certain financial institutions, insurance companies, dealers in securities, persons holding the Securities as part of a hedging transaction, "straddle," conversion transaction, or other integrated transaction, or persons whose functional currency (as defined in Code Section 985) is not the U.S. dollar. Persons considering the purchase of Securities should consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any other taxing jurisdiction.

  As used herein, the term "Holder" means an owner of a Security that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source. The "Issue Price" means the price to the public per Security as indicated on the cover hereof.

PERIODIC INCOME FROM TREASURY NOTES AND PURCHASE CONTRACT

  A Holder will include interest (other than interest accrued prior to the issuance date of the Securities) on the Treasury Notes in income when received or accrued, in accordance with the Holder's method of accounting. For United States federal income tax purposes, a Holder is deemed to receive interest payments on the Treasury Notes when such payments are made to the Collateral Agent, regardless of when such payments are distributed to the Holders. The Treasury Notes, as purchased, may contain "market discount" or "bond premium" (each as defined below), which will, under certain circumstances, affect the Holders' income inclusions with respect to interest on the Treasury Notes (See "--Gain or Loss upon Final Settlement").

  Although the tax treatment of the Contract Fees, Initial Premium Payment, and any Deferred Contract Fees is not entirely clear under current law, the Company intends to file information returns on the basis, and the following discussion assumes, that the Contract Fees and Deferred Contract Fees are taxable income to a Holder when received or accrued, in accordance with the Holder's method of accounting, and that the Initial Premium Payment is taxable income to the Holder on the day the Treasury Notes are purchased although such payment is used by the Underwriters to purchase the Treasury Notes on behalf of the Holder and is not a direct cash payment to the Holder.

  Holders should consult their respective tax advisors concerning the treatment of the Contract Fees, Deferred Contract Fees and Initial Premium Payment, including the possibility that such payments may be treated as reductions in the Holders' basis in the Purchase Contract, rather than inclusions in income, upon receipt (or, in the case of Initial Premium Payment, upon the purchase of the Treasury Notes), by analogy to the treatment of purchase price rebates or option premiums. The Company does not intend to deduct the Contract Fees, Deferred Contract Fees and the Initial Premium Payment for United States federal income tax purposes.

DISPOSITION OF SECURITIES AND TAX BASIS IN SECURITIES

  A Holder who sells or exchanges a Security before the maturity of the Treasury Notes (other than upon an Acceleration) will generally recognize capital gain or loss equal to the difference between the amount realized and its tax basis in the Security. A Holder's tax basis in the Security will equal the sum of its tax basis in the

Treasury Notes, its tax basis in the Purchase Contract, and any accrued but unpaid Contract Fees that have been previously included in income of the Holder. Any gain or loss will be capital, except to the extent of any non-de minimis market discount with respect to the Treasury Notes, which, if a Holder does not elect to amortize such discount, would be treated as ordinary interest income (see "--Gain or Loss upon Final Settlement"). Furthermore, if a Holder sells a Security between Payment Dates, a portion of the proceeds of the sale will be treated as a receipt of the interest accrued on the Treasury Notes since the last Payment Date, rather than as an amount realized from the sale of the Security.

  A Holder's tax basis in the Treasury Notes will generally equal the Issue Price, increased by the amount of any Initial Premium Payment. The Holder's tax basis in the Purchase Contract will initially be zero, increased by the amount of any constructive dividends previously included in such Holder's income as a result of an adjustment of the Settlement Rate (see "--Adjustment of Settlement Rate").

GAIN OR LOSS UPON FINAL SETTLEMENT

  If the Holder's tax basis in the Treasury Notes equals the principal amount payable at maturity of the Treasury Notes, the Holder will not realize gain or loss upon repayment of the Treasury Notes at maturity. If the Holder's tax basis in the Treasury Notes is less than the principal amount payable at maturity of the Treasury Notes, the Holder will realize gain equal to the difference upon such payment. This gain will be treated as ordinary interest income (i.e., market discount) unless it is "de minimis," in which case it will generally be treated as capital gain. The gain will be "de minimis" if it is less than 1/4 of one percent of the principal amount payable at maturity of the Treasury Notes multiplied by the number of complete years remaining to maturity of the Treasury Notes at the time the Securities are issued. A Holder may instead elect to accrue market discount in income on a current basis over the remaining life of the Treasury Notes. An election to amortize market discount may apply to other debt instruments acquired at a market discount by the Holder and may be revoked only with the permission of the Internal Revenue Service. A Holder should consult its tax advisor before making such an election.

  If the Holder's tax basis in the Treasury Notes is greater than the principal amount payable at maturity of the Treasury Notes, the excess will be "bond premium". A Holder may either recognize the bond premium as a capital loss upon payment of the Treasury Notes at maturity or make an election to amortize it over the term of the Treasury Notes. If the election is made, the bond premium will generally reduce the Holder's interest income on the Treasury Notes over the remaining term of the Treasury Notes and will reduce the basis of the Treasury Notes by the amount of the amortization. An election to amortize bond premium may apply to other debt instruments acquired at a premium by the Holder and may be revoked only with the permission of the Internal Revenue Service. A Holder should consult its tax advisor before making such an election.

  On the Final Settlement Date, the tax basis of the Common Stock acquired by a Holder of a Security under the Purchase Contract will equal the sum of the Stated Amount and the Holder's basis in the Purchase Contract.

COMPANY ACCELERATION AND MANDATORY ACCELERATION

  If the Company exercises its option to accelerate the Purchase Contract or upon a Mandatory Acceleration, a Holder may elect to pay the Stated Amount in cash to the Purchase Contract Agent and receive back the Treasury Notes free and clear of the Company's security interests in such Notes. In the alternative, the Treasury Notes will be sold by the Purchase Contract Agent on behalf of the Holder; the proceeds from the sale (net of accrued interest and premium on the Treasury Notes, which will be paid to the Holder) will first be used to fund the Holder's obligations to purchase Common Stock under the accelerated Purchase Contract, and any remaining proceeds will be returned to the Holder. If the Holder elects to pay the Stated Amount in cash, the Holder will recognize no gain or loss, either with respect to the Treasury Notes or with respect to the Purchase Contract, and the Holder's tax basis in the Common Stock received will generally equal the sum of its basis in the Purchase Contract and the Stated Amount.

  If the Treasury Notes are sold by the Collateral Agent for an amount equal to or in excess of the Stated Amount, the Holder will recognize capital gain with respect to the Treasury Notes in an amount equal to the excess, in any, of the amount realized (net of accrued interest on the Treasury Notes, which will be paid to the Holder) on the sale (i.e., the sum of the Stated Amount and the premium returned to the Holder) over the Holder's tax basis in such Treasury Notes (see "--Disposition of Securities and Tax Basis in Securities"). The Holder's tax basis in the Common Stock received will generally equal the sum of its tax basis in the Purchase Contract and the Stated Amount. If the amount realized is less than the Stated Amount, the Holder's tax basis in the Common Stock may equal the sum of its tax basis in the Purchase Contract and the amount realized on the sale of the Treasury Notes. Prospective Holders are urged to consult their respective tax advisors with regard to such circumstances.

HOLDER'S EARLY SETTLEMENT OF THE PURCHASE CONTRACTS

 Gain or Loss

  Upon Early Settlement, a Holder will not recognize gain or loss with respect to the Purchase Contract, nor will the Holder recognize gain or loss with respect to the Treasury Notes. The Holder's tax basis in the Prepaid Securities immediately after Early Settlement will equal the sum of the Stated Amount, its tax basis in the Purchase Contract, and any accrued but unpaid Contract Fees that have been included in income prior to Early Settlement.

 Tax Treatment of the Prepaid Securities

  The Holder will recognize ordinary income with respect to the fee payments on the Prepaid Security, which equal the Contract Fees and Deferred Contract Fees. The Company also intends to file information returns on the basis that the fee payments on the Prepaid Securities are taxable as ordinary income to Holder. The Company does not intend to treat the Prepaid Securities as indebtedness for United States federal income tax purposes and, therefore, does not intend to deduct the fee payments on the Prepaid Securities.

  Holder will not recognize any gain or loss upon delivery of Common Stock and will have the same tax basis in the Common Stock as the Holder has in the Prepaid Securities prior to the conversion.

ADJUSTMENT OF SETTLEMENT RATE

  Holders of Securities or Prepaid Securities might be treated as receiving a constructive distribution from the Company if (i) the Settlement Rate (initially one share of Common Stock per Security) is adjusted and as a result of such adjustment, the proportionate interest of Holders of Securities or Prepaid Securities in the assets or earnings and profits of the Company is increased, and (ii) the adjustment is not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the Settlement Rate would not be considered made pursuant to such a formula if the adjustment were made to compensate for certain taxable distributions with respect to Common Stock. Thus, under certain circumstances, an increase in the Settlement Rate may be taxable to Holders of Securities or Prepaid Securities as a dividend to the extent of the current or accumulated earnings and profits of the Company. In such cases, Holders of Securities or Prepaid Securities would be required to include their allocable share of such constructive dividend in gross income but would not receive any cash related thereto.

               UNITED STATES STATE AND LOCAL TAX CONSIDERATIONS

  Under federal law, interest on Treasury obligations is generally exempt from state and local income taxes imposed on individual investors. This exemption generally should apply to an individual Holder's share of interest on the Treasury Notes to the extent that an individual's state of residence (or other applicable state or local taxing jurisdiction) characterizes the Security for its income tax purposes consistently with the Security's federal income tax characterization. There can be no assurance, however, that an individual's state of residence (or other applicable state or local taxing jurisdiction) would so characterize the Security, and, in any event, the exemption would not extend to gain on sale or other disposition of a Security. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCE OF THE ACQUISITION AND HOLDING OF A SECURITY.

                                 UNDERWRITERS

  Subject to the terms and conditions set forth on an Underwriting Agreement dated the date hereof (the "Underwriting Agreement"), the Company has agreed to sell to each of the Underwriters named below, and each of the Underwriters, for whom Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Smith Barney Inc. are acting as representatives (the "Representatives"), has severally agreed to purchase the number of Securities set forth opposite its name below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Securities offered hereby if any of the Securities are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

                                                                      NUMBER OF
   UNDERWRITER                                                        SECURITIES
   -----------                                                        ----------
   Morgan Stanley & Co. Incorporated.................................
   Merrill Lynch, Pierce, Fenner & Smith Incorporated................
   Goldman, Sachs & Co. .............................................
   Smith Barney Inc. ................................................
                                                                      ---------
     Total........................................................... 7,000,000
                                                                      =========

  The Underwriters propose to offer the Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and in part to certain securities dealers at such
price less a concession not in excess of $    per Security. The Underwriters
may allow, and such dealers may reallow, a discount not in excess of $    per
share to certain brokers and dealers. After the Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

  The Company has granted the Underwriters an option for 30 days after the date of this Prospectus Supplement to purchase up to an additional
Securities to cover over-allotments, if any, at the initial public offering price less the underwriting discount. If Purchase Contracts underlying any such additional Securities are entered into, the Underwriters, at the direction of the Company, would purchase and pledge under the Pledge Agreement the Treasury Notes underlying such Securities and the Company or the Underwriters, as appropriate, would pay a net amount equal to the proceeds (deficit) to the Company in respect of such Securities as set forth on the cover page of this Prospectus Supplement. If the Underwriters exercise their over-allotment option, each of the Underwriters has severally agreed, subject to certain conditions, to effect the foregoing transactions with respect to approximately the same percentage of such Securities that the respective number of Securities set forth opposite its name in the foregoing table bears to the Securities offered hereby. The price of the Treasury Notes underlying Securities with respect to which an over-allotment option is exercised may be different from that set forth on the cover page of this Prospectus Supplement. Any such difference will be for the account of the Underwriters and will not affect the amount of the proceeds (deficit) to the Company in respect of such Securities as shown on the cover page of this Prospectus Supplement. The Underwriters may enter into certain hedge transactions for their own account to reduce or eliminate their risk in this regard.

  The Company has agreed that it will not, and will cause its subsidiaries not to, without the prior written consent of the Representatives, directly or indirectly, for a period of 60 days after the date of this Prospectus Supplement, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, or enter into any agreement to sell, any Securities, Purchase Contracts or Common Stock or any securities of the Company similar to the Securities, Purchase Contracts or Common Stock or any securities of the Company convertible into or exchangeable or exercisable for the Securities, Purchase Contracts or Common Stock; provided, however, that such restrictions shall not affect the ability of the Company or its subsidiaries to take any such action (i) as a consequence of obligations under securities outstanding prior to the date of this Prospectus Supplement, (ii) in connection with any employee benefit or incentive plan of the Company or its subsidiaries, or (iii) in connection with the offering of the Securities made hereby. Mr. Eli Broad, Chairman, President and Chief Executive Officer of the Company, has similarly agreed, subject to certain exceptions, not to sell, for a period of 60 days after the date of this Prospectus Supplement, any shares of Common Stock or Class B stock owned by him without the prior written consent of the Representatives.

  The Securities have been approved for listing on The New York Stock Exchange, subject to official notice of issuance, under the symbol "SIP." However, there can be no assurance that an active trading market will develop for the Securities or that the Securities will trade in the public market subsequent to the offering at or above the initial public offering price.

  The Company has agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  Certain of the Underwriters and their respective affiliates engage in transactions with, and, from time to time, have performed services for, the Company and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

  The validity of the Purchase Contracts offered hereby will be passed upon for the Company by Davis Polk & Wardwell, New York, New York. The validity of the Common Stock issuable on settlement of the Purchase Contracts will be passed upon for the Company by Piper & Marbury L.L.P., Baltimore, Maryland. Certain other legal matters in connection with the offering will be passed upon for the Company by Susan L. Harris, Senior Vice President and General Counsel--Corporate Affairs, and by Davis Polk & Wardwell. Davis Polk & Wardwell will also pass upon certain matters relating to federal income tax considerations for the Company. Certain legal matters in connection with the offering will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. Ms. Harris, Davis Polk & Wardwell and Skadden, Arps, Slate, Meagher & Flom LLP will rely on Piper & Marbury as to matters of Maryland law. Ms. Harris holds stock, restricted stock and options to purchase stock granted under the Company's employee stock plans, which in the aggregate represent less than 1% of the Company's Common Stock. David W. Ferguson, a partner of Davis Polk & Wardwell, is a director of First SunAmerica Life Insurance Company, a subsidiary of the Company. Skadden, Arps, Slate, Meagher & Flom LLP from time to time provides services to the Company and its subsidiaries.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED OCTOBER 31, 1996

PROSPECTUS

                                 $1,750,000,000

                                                              [LOGO] SUNAMERICA
                                SUNAMERICA INC.

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                                    WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS

                                  ----------

                          SUNAMERICA CAPITAL TRUST III
                          SUNAMERICA CAPITAL TRUST IV
                           SUNAMERICA CAPITAL TRUST V
                          SUNAMERICA CAPITAL TRUST VI

                              PREFERRED SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                                SUNAMERICA INC.

                                  ----------

  SunAmerica Inc. (the "Company") may offer and sell from time to time (i) its unsecured senior debt securities ("Senior Debt Securities"), unsecured subordinated debt securities ("Subordinated Debt Securities") or unsecured junior subordinated debt securities ("Junior Subordinated Debt Securities"), consisting of debentures, notes or other evidences of indebtedness, (ii) shares of its preferred stock, without par value (the "Preferred Stock"), which may be represented by depositary shares as described herein, (iii) shares of its common stock, par value $1.00 per share (the "Common Stock"), (iv) warrants to purchase any of the foregoing Debt Securities, Preferred Stock and Common Stock (the "Warrants"), (v) stock purchase contracts ("Stock Purchase Contracts") to purchase Common Stock or (vi) stock purchase units ("Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and any of (x) Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities, (y) debt obligations of third parties, including U.S. Treasury Securities, or (z) Preferred Securities (as defined below) of a SunAmerica Trust (as defined below), securing the holder's obligation to purchase Common Stock under the Stock Purchase Contract. Such securities may be offered in one or more separate classes or series, in amounts, at prices and on terms to be determined by market conditions at the time of sale and to be set forth in a supplement or supplements to this Prospectus (a "Prospectus Supplement"). Such securities may be sold for U.S. dollars, foreign denominated currency or currency units; amounts payable with respect to any such securities may likewise be payable in U.S. dollars, foreign denominated currency or currency units--in each case as the Company specifically designates.

  SunAmerica Capital Trust III, SunAmerica Capital Trust IV, SunAmerica Capital Trust V and SunAmerica Capital Trust VI (each, a "SunAmerica Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer and sell, from time to time, preferred securities representing undivided beneficial interests in the assets of the respective SunAmerica Trust ("Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the SunAmerica Trusts out of monies held by the Property Trustee (as defined herein) of each of the SunAmerica Trusts and payments on liquidation of each SunAmerica Trust and on redemption of Preferred Securities of such SunAmerica Trust, will be guaranteed by the Company as and to the extent described herein (each, a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees." The Company's obligation under each Preferred Securities Guarantee is an unsecured obligation of the Company and will rank
(i) subordinate and junior in right of payment to all other liabilities of the Company, including the Senior Debt Securities, the Subordinated Debt Securities and the Senior Junior Subordinated Debt Securities, except those made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. Junior Subordinated Debt Securities may be issued and sold from time to time in one or more series by the Company to a SunAmerica Trust, or a trustee of such SunAmerica Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such SunAmerica Trust. The Junior Subordinated Debt Securities purchased by a SunAmerica Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such SunAmerica Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

                                                        (Continued on next page)

                                  ----------

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION  OR  ANY   STATE  SECURITIES  COMMISSION,  NOR  HAS  THE
  SECURITIES  AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION
   PASSED   UPON  THE  ACCURACY   OR  ADEQUACY   OF  THIS  PROSPECTUS.   ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

                The date of this Prospectus is October  , 1996.

(Continued from previous page)

  Specific terms of the particular Senior Debt Securities, Subordinated Debt Securities, Junior Subordinated Debt Securities, Preferred Stock, Common Stock, Warrants, Stock Purchase Contracts, Stock Purchase Units, Preferred Securities and the related Preferred Securities Guarantee, in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in an accompanying Prospectus Supplement or Supplements, together with the terms of the offering of the Offered Securities, the initial price thereof and the net proceeds from the sale thereof. The Prospectus Supplement will set forth with regard to the particular Offered Securities, certain terms thereof, including, where applicable, (i) in the case of Senior Debt Securities, Subordinated Debt Securities and Junior Subordinated Debt Securities, the ranking as senior, subordinated or junior subordinated Debt Securities, the specific designation, aggregate principal amount, purchase price, maturity, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, the right of the Company, if any, to defer payments of interest on the Junior Subordinated Debt Securities and the maximum length of such deferred period, time of payment of interest, if any, listing, if any, on a securities exchange, authorized denomination, any exchangeability, conversion, redemption, prepayment or sinking fund provisions, the currency or currencies or currency unit or units in which principal, premium, if any, or interest, if any, is payable, public offering price and any other specific terms of the Debt Securities; (ii) in the case of Preferred Stock, the specific designation, number of shares, purchase price and the rights, preferences and privileges thereof and any qualifications or restrictions thereon (including dividends, liquidation value, voting rights, terms for the redemption, conversion or exchange thereof and any other specific terms of the Preferred Stock), listing, if any, on a securities exchange and whether the Company has elected to offer the Preferred Stock in the form of depositary shares; (iii) in the case of Common Stock, the number of shares offered, the initial offering price, market price and dividend information; (iv) in the case of Warrants, the specific designation, the number, purchase price and terms thereof, any listing of the Warrants or the underlying securities on a securities exchange or any other terms in connection with the offering, sale and exercise of the Warrants, as well as the terms on which and the securities for which such Warrants may be exercised; (v) in the case of Stock Purchase Contracts, the designation and number of shares of Common Stock issuable thereunder, the purchase price of the Common Stock, the date or dates on which the Common Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by the Company to the holders of the Stock Purchase Contracts or vice versa, and the terms of the offering and sale thereof; (vi) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Debt Securities or debt obligations of third parties or Preferred Securities of a SunAmerica Trust securing the holders' obligation to purchase the Common Stock under the Stock Purchase Contracts, the ability of a holder of such Stock Purchase Units to settle early the underlying Stock Purchase Contract by delivering cash in exchange for the underlying collateral and, if applicable, whether the Company will issue to such holder a Prepaid Stock Purchase Contract as a result of such early settlement and the specific terms of the Prepaid Stock Purchase Contract and the terms of the offering and sale of such Stock Purchase Units; and (vii) in the case of Preferred Securities of a SunAmerica Trust, the specific designation, number of securities, liquidation amount per security, initial public offering price, and any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, voting rights, if any, terms for any conversion or exchange into other securities, any redemption or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Junior Subordinated Debt Securities of the Company.

  The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate offering price to the public of the Offered Securities will be limited to $1,750,000,000. Any Prospectus Supplement relating to any Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable, to the Offered Securities.

                               ----------------

  The Company and/or each SunAmerica Trust may sell the Offered Securities directly, through agents designated from time to time or through underwriters or dealers. See "Plan of Distribution" below. If any agents of the Company and/or any SunAmerica Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to each series sold to or through underwriters will be named in the accompanying Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the public reference facilities of the regional offices in Chicago and New York. The addresses of these regional offices are as follows: 500 West Madison Street, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, upon payment of the fees prescribed by the rules and regulations of the Commission. Reports, proxy statements, and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Stock Exchange at 301 Pine Street, San Francisco, California 94104. The Company's Common Stock is listed on both exchanges. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

  The Company and the SunAmerica Trusts have filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto. In addition, certain documents filed by the Company with the Commission have been incorporated in this Prospectus by reference. See "Incorporation of Certain Documents by Reference." Statements contained herein concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is subject to and qualified in its entirety by such reference. For further information with respect to the Company, the SunAmerica Trusts and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, and the documents incorporated herein by reference.

  No separate financial statements of any of the SunAmerica Trusts have been included or incorporated by reference herein. The Company and the SunAmerica Trusts do not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of each SunAmerica Trust will be owned, directly or indirectly, by the Company, a reporting company under the 1934 Act, (ii) each of the SunAmerica Trusts is a special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than issuing Trust Securities (as defined herein) representing undivided beneficial interests in the assets of such SunAmerica Trust and investing the proceeds thereof in Junior Subordinated Debt Securities issued by the Company and (iii) SunAmerica's obligations described herein and in any accompanying Prospectus Supplement under the Declaration (as defined herein) of a SunAmerica Trust, the Preferred Securities Guarantee with respect to the Preferred Securities issued by such SunAmerica Trust, the Junior Subordinated Debt Securities purchased by such SunAmerica Trust and the related Junior Subordinated Debt Indenture (as defined herein), taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities of such SunAmerica Trust. See "The SunAmerica Trusts", "Description of the Preferred Securities," "Description of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debt Securities." The SunAmerica Trusts are statutory business trusts formed under the laws of the State of Delaware. The Company, as of the date of this Prospectus, owns all of the beneficial interests in each SunAmerica Trust. Each holder of Preferred Securities of a SunAmerica Trust will be furnished annually with unaudited financial statements of such SunAmerica Trust as soon as available after the end of the SunAmerica Trust's fiscal year.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  There are hereby incorporated by reference in the Prospectus the following documents previously filed by the Company with the Commission pursuant to the 1934 Act:

    1. Annual Report on Form 10-K for the fiscal year ended September 30,
  1995.

    2. Quarterly Reports on Form 10-Q for the quarters ended December 31, 1995, March 31, 1996 and June 30, 1996.

    3. Current Reports on Form 8-K filed on October 6, 1995, October 19, 1995, October 31, 1995, November 9, 1995, December 12, 1995 (as amended by Amendment No. 1 on Form 8-K/A filed December 14, 1995 and Amendment No. 2 on Form 8-K/A filed May 7, 1996), January 29, 1996, March 15, 1996 (as amended by Amendment No. 1 on Form 8-K/A filed May 7, 1996), April 24, 1996, April 29, 1996 and July 25, 1996.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in the Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person, including any beneficial owner to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such documents shall be directed to SunAmerica Inc., 1 SunAmerica Center, Los Angeles, California 90067-6022,
Attention: Vice President, Investor Relations (telephone (310) 772-6000).

  FOR NORTH CAROLINA INVESTORS: THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS SUCH COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

  NO DEALER, SALESMAN OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY SUNAMERICA TRUST OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY OR ANY SUNAMERICA TRUST SINCE THE DATE HEREOF.

                               ----------------

  Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$," "dollars" or "U.S.$").

                                  THE COMPANY

  The Company is a diversified financial services company specializing in retirement savings products and services. At June 30, 1996, the Company held $36.17 billion of assets throughout its businesses, including $23.40 billion of assets on its balance sheet, $2.12 billion of assets managed in mutual funds and private accounts and $10.65 billion of assets under custody in retirement trust accounts. Together, the Company's life insurance companies rank among the largest U.S. issuers of annuities. Complementing these annuity operations are the Company's asset management operations; its three broker-dealers, which the Company believes, based on industry data, represent the largest network of independent registered representatives in the nation; and its trust company, which provides administrative and custodial services to qualified retirement plans. Through these subsidiaries, the Company specializes in the sale of tax-deferred long-term savings products and investments to the expanding preretirement savings market. The Company markets fixed annuities and fee-generating variable annuities, mutual funds and trust services, as well as guaranteed investment contracts. The Company's products are distributed through a broad spectrum of financial services distribution channels, including independent registered representatives of the Company's broker-dealer subsidiaries and unaffiliated broker-dealers, independent general insurance agents and financial institutions.

  The principal executive offices of the Company are located at 1 SunAmerica Center, Los Angeles, California 90067-6022, telephone number (310) 772-6000.

                             THE SUNAMERICA TRUSTS

  Each of SunAmerica Capital Trust III, SunAmerica Capital Trust IV, SunAmerica Capital Trust V and SunAmerica Capital Trust VI is a statutory business trust formed, in the case of SunAmerica Capital Trust III and IV, on September 6, 1995 and, in the case of SunAmerica Capital Trust V and VI, on October 23, 1996 under the Delaware Business Trust Act (the "Business Trust Act") pursuant to a separate declaration of trust among the Trustees (as defined below) of such SunAmerica Trust and the Company and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part, as of the date the Preferred Securities of such SunAmerica Trust are initially issued. Each Declaration is qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of any Preferred Securities by a SunAmerica Trust, the holders thereof will own all of the issued and outstanding Preferred Securities of such SunAmerica Trust. The Company will acquire securities representing common undivided beneficial interests in the assets of each SunAmerica Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") in an amount equal to at least 3% of the total capital of such SunAmerica Trust and will own, directly or indirectly, all of the issued and outstanding Common Securities of each SunAmerica Trust. The Preferred Securities and the Common Securities of a SunAmerica Trust will rank pari passu with each other and will have equivalent terms; provided that (i) if a Declaration Event of Default (as defined below) under the Declaration of a SunAmerica Trust occurs and is continuing, the holders of Preferred Securities of such SunAmerica Trust will have a priority over holders of the Common Securities of such SunAmerica Trust with respect to payments in respect of distributions and payments upon liquidation, redemption and maturity and (ii) holders of Common Securities of such SunAmerica Trust have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace the Trustees and to increase or decrease the number of Trustees, subject to the right of holders of Preferred Securities to appoint one additional Regular Trustee (as defined below) of such SunAmerica Trust (a "Special Regular Trustee") in certain limited circumstances set forth in the Prospectus Supplement. Each SunAmerica Trust exists for the purpose of (a) issuing its Preferred Securities, (b) issuing its Common Securities to the Company, (c) investing the gross proceeds from the sale of the Trust Securities in Junior Subordinated Debt Securities of the Company and (d) engaging in such other activities as are necessary, convenient or incidental thereto. The rights of the holders of the Trust Securities, including economic rights, rights to information and voting rights, are set forth in the applicable Declaration, the Business Trust Act and the Trust Indenture Act.

  The number of trustees (the "Trustees") of each SunAmerica Trust shall initially be five. Three of such Trustees (the "Regular Trustees") are individuals who are employees or officers of the Company. The fourth such trustee is The Bank of New York, which is unaffiliated with the Company and which will serve as the property trustee (the "Property Trustee") and act as the indenture trustee for purposes of the Trust Indenture Act. The fifth such trustee is an affiliate of The Bank of New York that has its principal place of business in the State of Delaware (the "Delaware Trustee"). Pursuant to each Declaration, legal title to the Junior Subordinated Debt Securities purchased by a SunAmerica Trust will be held by the Property Trustee for the benefit of the holders of the Trust Securities of such SunAmerica Trust and the Property Trustee will have the power to exercise all rights, powers and privileges under the Junior Subordinated Debt Indenture (as defined herein) with respect to the Junior Subordinated Debt Securities. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments in respect of the Junior Subordinated Debt Securities purchased by a SunAmerica Trust for the benefit of the holders of the Trust Securities of such SunAmerica Trust. The Property Trustee will promptly make distributions to the holders of the Trust Securities out of funds from the Property Account. The Preferred Securities Guarantees are separately qualified under the Trust Indenture Act and will be held by The Bank of New York, acting in its capacity as indenture trustee with respect thereto, for the benefit of the holders of the applicable Preferred Securities. As used in this Prospectus and any accompanying Prospectus Supplement, the term "Property Trustee" with respect to a SunAmerica Trust refers to The Bank of New York acting either in its capacity as a Trustee under the Declaration and the holder of legal title to the Junior Subordinated Debt Securities purchased by that Trust or in its capacity as indenture trustee under, and the holder of, the applicable Preferred Securities Guarantee, as the context may require. Subject to the right of holders of Preferred Securities to appoint a Special Regular Trustee as described above, the Company as the direct or indirect owner of all of the Common Securities of each SunAmerica Trust, will have the exclusive right (subject to the terms of the related Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees, provided that the number of Trustees shall be at least three, a majority of which shall be Regular Trustees. A Special Regular Trustee need not be an employee or officer of, or otherwise affiliated with, the Company. The term of a SunAmerica Trust will be set forth in the Prospectus Supplement, but may terminate earlier as provided in such Declaration.

  The duties and obligations of the Trustees of a SunAmerica Trust shall be governed by the Declaration of such SunAmerica Trust. Under its Declaration, each SunAmerica Trust shall not, and the Trustees shall cause such SunAmerica Trust not to, engage in any activity other than in connection with the purposes of such SunAmerica Trust or other than as required or authorized by the related Declaration. In particular, each SunAmerica Trust shall not and the Trustees shall not (a) invest any proceeds received by such SunAmerica Trust from holding the Junior Subordinated Debt Securities purchased by such SunAmerica Trust but shall promptly distribute from the Property Account all such proceeds to holders of Trust Securities pursuant to the terms of the related Declaration and of the Trust Securities; (b) acquire any assets other than as expressly provided in the related Declaration; (c) possess Trust property for other than a Trust purpose; (d) make any loans, other than loans represented by the Junior Subordinated Debt Securities; (e) possess any power or otherwise act in such a way as to vary the assets of such SunAmerica Trust or the terms of its Trust Securities in any way whatsoever; (f) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, such SunAmerica Trust other than its Trust Securities; (g) incur any indebtedness for borrowed money or (h)(i) direct the time, method and place of exercising any trust or power conferred upon the Junior Subordinated Debt Indenture Trustee (as defined under "Description of the Junior Subordinated Debt Securities") with respect to the Junior Subordinated Debt Securities deposited in that SunAmerica Trust as trust assets or upon the Property Trustee of that SunAmerica Trust with respect to its Preferred Securities, (ii) waive any past default that is waivable under the Junior Subordinated Debt Indenture or the Declaration, (iii) exercise any right to rescind or annul any declaration that the principal of all of the Junior Subordinated Debt Securities deposited in that SunAmerica Trust as trust assets shall be due and payable or (iv) consent to any amendment, modification or termination of the Junior Subordinated Debt Indenture or such Junior Subordinated Debt Securities or the Declaration, in each case where such consent shall be required, unless in the case of this clause (h) the Property Trustee shall have received an unqualified opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that such action will not cause such SunAmerica Trust to be classified for

United States federal income tax purposes as an association taxable as a corporation or a partnership and that such SunAmerica Trust will continue to be classified as a grantor trust for United States federal income tax purposes.

  The books and records of each SunAmerica Trust will be maintained at the principal office of such SunAmerica Trust and will be open for inspection by a holder of Preferred Securities of such SunAmerica Trust or its representative for any purpose reasonably related to its interest in such SunAmerica Trust during normal business hours. Each holder of Preferred Securities will be furnished annually with unaudited financial statements of the applicable SunAmerica Trust as soon as available after the end of such SunAmerica Trust's fiscal year.

  Except as provided below or under the Business Trust Act and the Trust Indenture Act, holders of Preferred Securities will have no voting rights. In certain circumstances described in a Prospectus Supplement, holders of Preferred Securities of a SunAmerica Trust shall have the right to vote, as a single class, for the appointment of a Special Regular Trustee who need not be an employee or officer of or otherwise affiliated with the Company. The Special Regular Trustee shall have the same rights, powers and privileges under the Declaration as the Regular Trustees.

  The Property Trustee, for the benefit of the holders of the Trust Securities of a SunAmerica Trust, is authorized under each Declaration to exercise all rights under the Junior Subordinated Debt Indenture with respect to the Junior Subordinated Debt Securities deposited in such SunAmerica Trust as trust assets, including its rights as the holder of such Junior Subordinated Debt Securities to enforce the Company's obligations under such Junior Subordinated Debt Securities upon the occurrence of a Junior Subordinated Debt Indenture Event of Default (as defined under "Description of the Junior Subordinated Debt Securities"). The Property Trustee shall also be authorized to enforce the rights of holders of Preferred Securities of a SunAmerica Trust under the Preferred Securities Guarantee. If any SunAmerica Trust's failure to make distributions on the Preferred Securities of a SunAmerica Trust is a consequence of the Company's exercise of any right under the terms of the Junior Subordinated Debt Securities deposited in such SunAmerica Trust as trust assets to extend the interest payment period for such Junior Subordinated Debt Securities, the Property Trustee will have no right to enforce the payment of distributions on such Preferred Securities until a Declaration Event of Default shall have occurred. Holders of at least a majority in liquidation amount of the Preferred Securities held by a SunAmerica Trust will have the right to direct the Property Trustee for that SunAmerica Trust with respect to certain matters under the Declaration for that SunAmerica Trust and the related Preferred Securities Guarantee. If the Property Trustee fails to enforce its rights under the Indenture or fails to enforce the Preferred Securities Guarantee, any holder of Preferred Securities may institute a legal proceeding against the Company to enforce such rights or the Preferred Securities Guarantee, as the case may be.

  Pursuant to each Declaration, distributions on the Preferred Securities of a SunAmerica Trust must be paid on the dates payable to the extent that the Property Trustee for that SunAmerica Trust has cash on hand in the applicable Property Account to permit such payment. The funds available for distribution to the holders of the Preferred Securities of a SunAmerica Trust will be limited to payments received by the Property Trustee in respect of the Junior Subordinated Debt Securities that are deposited in the SunAmerica Trust as trust assets. If the Company does not make interest payments on the Junior Subordinated Debt Securities deposited in a SunAmerica Trust as trust assets, the Property Trustee will not make distributions on the Preferred Securities of such SunAmerica Trust. Under the Declaration, if and to the extent the Company does make interest payments on the Junior Subordinated Debt Securities deposited in a SunAmerica Trust as trust assets, the Property Trustee is obligated to make distributions on the Trust Securities of such SunAmerica Trust on a Pro Rata Basis (as defined below). The payment of distributions on the Preferred Securities of a SunAmerica Trust is guaranteed by SunAmerica on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantee." A Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the applicable Preferred Securities but the Preferred Securities Guarantee covers distributions and other payments on the applicable Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in the SunAmerica Trust as trust assets. As used in this Prospectus, the term "Pro Rata Basis" shall mean pro rata to each holder of

Trust Securities of a SunAmerica Trust according to the aggregate liquidation amount of the Trust Securities of such SunAmerica Trust held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities of such SunAmerica Trust outstanding unless, in relation to a payment, a Declaration Event of Default under the Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each holder of the Preferred Securities of such SunAmerica Trust pro rata according to the aggregate liquidation amount of the Preferred Securities held by the relevant holder in relation to the aggregate liquidation amount of all the Preferred Securities of such SunAmerica Trust outstanding, and only after satisfaction of all amounts owed to the holders of such Preferred Securities, to each holder of Common Securities of such SunAmerica Trust pro rata according to the aggregate liquidation amount of such Common Securities held by the relevant holder in relation to the aggregate liquidation amount of all Common Securities of such SunAmerica Trust outstanding.

  If a Junior Subordinated Debt Indenture Event of Default occurs and is continuing with respect to Junior Subordinated Debt Securities deposited in a SunAmerica Trust as trust assets, an Event of Default under the Declaration (a "Declaration Event of Default") of such SunAmerica Trust will occur and be continuing with respect to any outstanding Trust Securities of such SunAmerica Trust. In such event, each Declaration provides that the holders of Common Securities of such SunAmerica Trust will be deemed to have waived any such Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities of such SunAmerica Trust have been cured or waived. Until all such Declaration Events of Default with respect to the Preferred Securities of such SunAmerica Trust have been so cured or waived, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities of such SunAmerica Trust and only the holders of such Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under such Declaration and consequently under the Indenture. In the event that any Declaration Event of Default with respect to the Preferred Securities of such SunAmerica Trust is waived by the holders of the Preferred Securities of such SunAmerica Trust as provided in the Declaration, the holders of Common Securities pursuant to such Declaration have agreed that such waiver also constitutes a waiver of such Declaration Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of the Common Securities.

  Each Declaration provides that the Trustees of such SunAmerica Trust may treat the person in whose name a certificate representing its Preferred Securities is registered on the books and records of such SunAmerica Trust as the sole holder thereof and of the Preferred Securities represented thereby for purposes of receiving distributions and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such certificate or in the Preferred Securities represented thereby on the part of any person, whether or not such SunAmerica Trust shall have actual or other notice thereof. Preferred Securities will be issued in fully registered form. Unless otherwise specified in a Prospectus Supplement, Preferred Securities will be represented by a global certificate registered on the books and records of such SunAmerica Trust in the name of a depositary (the "Preferred Securities Depositary") named in an accompanying Prospectus Supplement or its nominee. Under each Declaration:

    (i) such SunAmerica Trust and the Trustees thereof shall be entitled to deal with the Preferred Securities Depositary (or any successor depositary) for all purposes, including the payment of distributions and receiving approvals, votes or consents under the related Declaration, and except as set forth in the related Declaration with respect to the Property Trustee, shall have no obligation to persons owning a beneficial interest in Preferred Securities ("Preferred Security Beneficial Owners") registered in the name of and held by the Preferred Securities Depositary or its nominee; and

    (ii) the rights of Preferred Security Beneficial Owners shall be exercised only through the Preferred Securities Depositary (or any successor depositary) and shall be limited to those established by law and agreements between such Preferred Security Beneficial Owners and the Preferred Securities Depositary and/or its participants. With respect to Preferred Securities registered in the name of and held by the Preferred Securities Depositary or its nominee, all notices and other communications required under each Declaration shall be given to, and all distributions on such Preferred Securities shall be given or made to, the Preferred Securities Depositary (or its successor).

The specific terms of the depositary arrangement with respect to the Preferred Securities will be disclosed in the applicable Prospectus Supplement.

  In each Declaration, the Company has agreed to pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the applicable SunAmerica Trust, including the fees and expenses of its Trustees and any taxes and all costs and expenses with respect thereto, to which such SunAmerica Trust may become subject, except for United States withholding taxes. The foregoing obligations of the Company under each Declaration are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against any SunAmerica Trust or any other person before proceeding against the Company. The Company has agreed in each Declaration to execute such additional agreements as may be necessary or desirable in order to give full effect to the foregoing.

  The foregoing description summarizes the material terms of the Declaration and is qualified in its entirety by reference to the form of Declaration which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

  The business address of each SunAmerica Trust is c/o SunAmerica Inc., 1 SunAmerica Center, Los Angeles, California 90067-6022, telephone number (310) 772-6000.

                                USE OF PROCEEDS

  Each SunAmerica Trust will use all proceeds received from the sale of its Trust Securities to purchase Junior Subordinated Debt Securities of the Company. Unless otherwise set forth in a Prospectus Supplement with respect to the proceeds from the sale of the particular Offered Securities to which such Prospectus Supplement relates, the net proceeds from the sale of the Offered Securities are expected to be used by the Company for general corporate purposes, including repayment or redemption of outstanding debt or preferred stock, the possible acquisition of financial services businesses or assets thereof, investments in portfolio assets and working capital needs. The Company routinely reviews opportunities to acquire financial services businesses or assets thereof.

             CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND
       EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

  The following table sets forth the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the Company for the periods indicated:

                                                                   NINE MONTHS
                                                                      ENDED
                                       YEARS ENDED SEPTEMBER 30,    JUNE 30,
                                     ----------------------------- -----------
                                     1991  1992  1993  1994  1995  1995  1996
                                     ----- ----- ----- ----- ----- ----- -----
Ratio of earnings to fixed charges
 (excluding interest incurred on
 reserves and trust deposits)(1)...   2.7x  4.0x  6.1x  5.8x  5.8x  5.8x  5.2x
Ratio of earnings to fixed charges
 (including interest incurred on
 reserves and trust deposits)(2)...   1.1x  1.2x  1.4x  1.5x  1.5x  1.5x  1.5x
Ratio of earnings to combined fixed
 charges and preferred stock
 dividends (excluding interest
 incurred on reserves and trust
 deposits)(3)......................   2.3x  2.7x  2.8x  2.8x  3.4x  3.3x  3.6x
Ratio of earnings to combined fixed
 charges and preferred stock
 dividends (including interest
 incurred on reserves and trust
 deposits)(4)......................   1.1x  1.2x  1.3x  1.4x  1.4x  1.4x  1.5x

--------
(1) In computing the ratio of earnings to fixed charges (excluding interest incurred on reserves and trust deposits), fixed charges consist of interest expense on senior and subordinated indebtedness and dividends on the preferred securities of subsidiary grantor trusts. Earnings are computed by adding interest incurred on senior and subordinated indebtedness and dividends paid on the preferred securities of subsidiary grantor trusts to pretax income.

(2) In computing the ratio of earnings to fixed charges (including interest incurred on reserves and trust deposits), fixed charges consist of interest expense on senior and subordinated indebtedness, fixed annuity contracts, guaranteed investment contracts and trust deposits, and dividends on the preferred securities of subsidiary grantor trusts. Earnings are computed by adding interest incurred on senior and subordinated indebtedness, fixed annuity contracts, guaranteed investment contracts and trust deposits, and dividends paid on the preferred securities of subsidiary grantor trusts to pretax income.

(3) In computing the ratio of earnings to combined fixed charges and preferred stock dividends (excluding interest incurred on reserves and trust deposits), combined fixed charges and preferred stock dividends consist of interest expense on senior and subordinated indebtedness, dividends on the preferred securities of subsidiary grantor trusts and dividends on preferred stock of the Company on a tax equivalent basis. Earnings are computed by adding interest incurred on senior and subordinated indebtedness and dividends paid on the preferred securities of subsidiary grantor trusts to pretax income.

(4) In computing the ratio of earnings to combined fixed charges and preferred stock dividends (including interest incurred on reserves and trust deposits), combined fixed charges and preferred stock dividends consist of interest expense on senior and subordinated indebtedness, fixed annuity contracts, guaranteed investment contracts and trust deposits, dividends on the preferred securities of subsidiary grantor trusts, and dividends on preferred stock of the Company on a tax equivalent basis. Earnings are computed by adding interest incurred on senior and subordinated indebtedness, fixed annuity contracts, guaranteed investment contracts and trust deposits and dividends paid on the preferred securities of subsidiary grantor trusts to pretax income.

                   DESCRIPTION OF THE SENIOR DEBT SECURITIES
                       AND SUBORDINATED DEBT SECURITIES

  The Company's unsecured Senior Debt Securities and Subordinated Debt Securities (collectively, for purposes of this Section only, the "Debt Securities"), consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series, in the case of Senior Debt Securities, under a Senior Indenture dated as of April 15, 1993, as amended by Supplemental Indentures dated as of June 28, 1993 and October 28, 1996 (as so amended, the "Senior Debt Indenture") between the Company and The First National Bank of Chicago, as Trustee, and in the case of Subordinated Debt Securities, under a Subordinated Indenture dated as of October 28, 1996 (the "Subordinated Debt Indenture") between the Company and The First National Bank of Chicago, as Trustee. The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." The First National Bank of Chicago, in its capacity as trustee under either or both of the Indentures, is referred to hereinafter as the "Trustee." The Indentures are included as exhibits to the Registration Statement of which this Prospectus is a part. The following description summarizes the material terms of the Indentures and the Debt Securities and is qualified in its entirety by reference to the detailed provisions of the applicable Indenture, which contains the full text of such provisions, including the definition of certain terms used herein, and other information regarding the Debt Securities. Numerical references in parentheses below are to sections in the applicable Indenture. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Indentures are substantially identical except for provisions relating to subordination and the Company's negative pledge and restrictions on certain dispositions. Any Debt Securities offered by this Prospectus and the accompanying Prospectus Supplement are referred to herein as the "Offered Debt Securities."

  The Company's Junior Subordinated Debt Securities and the Junior Subordinated Debt Indenture are separately described in this Prospectus under the caption "Description of the Junior Subordinated Debt Securities."

GENERAL

  Neither of the Indentures limits the amount of additional indebtedness the Company or any of its subsidiaries may incur. The Debt Securities will be unsecured senior or subordinated obligations of the Company. Since the Company is a holding company, the Company's rights and the rights of its creditors, including the holders of Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include substantial claims for policy benefits and debt obligations, as well as other liabilities incurred in the ordinary course of business. In addition, since many of the Company's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends or make loans or advances to the Company without prior regulatory approval is limited by applicable laws and regulations.

  The Indentures do not limit the aggregate principal amount of indebtedness that may be issued and provide that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or related to foreign currencies, including European Currency Units. Special United States federal income tax considerations applicable to any Debt Securities so denominated are described in the relevant Prospectus Supplement.

  Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for the following terms of and information relating to the Offered Debt Securities offered thereby (to the extent such terms are applicable to such Debt Securities): (i) classification as senior or subordinated Debt Securities, the specific designation, aggregate principal amount, purchase price and denomination; (ii) currency or units based on or relating to currencies in which the Offered Debt Securities are denominated and/or in which principal, premium, if any, and/or any interest will or may be payable; (iii) any date of maturity; (iv) interest rate or rates (or the method by which such rate will be determined), if any; (v) the dates on which any such interest will be payable; (vi) the place or places where the principal of, premium, if any, and interest, if any, on the Offered Debt Securities will be payable; (vii) any redemption, repayment or sinking fund provisions; (viii) whether such Offered Debt Securities are convertible into Common Stock of the Company; (ix) whether the Offered Debt Securities will be issuable in registered form ("Registered Debt Securities") or bearer form ("Bearer Debt Securities") or both and, if Bearer Debt Securities are issuable, any restrictions applicable to the place of payment of any principal of, premium, if any, and interest on such Bearer Debt Securities, to the exchange of one form for another and to the offer, sale and delivery of such Bearer Debt Securities (except that under current United States federal income tax law, Registered Debt Securities will not be exchangeable into Bearer Debt Securities); (x) any applicable United States federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on Offered Debt Securities held by a person who is not a U.S. person (as hereinafter defined) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts;
(xi) the proposed listing, if any, of the Offered Debt Securities on any securities exchange; and (xii) any other specific terms of the Offered Debt Securities, including any modifications of or additions to the events of default or covenants provided for with respect to such Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations not inconsistent with the applicable Indenture.

  Debt Securities may be presented for exchange and Registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the applicable Indenture. Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

  Debt Securities will bear interest at a fixed rate or a floating rate. Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes are described in the relevant Prospectus Supplement.

  Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factors. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable Prospectus Supplement.

GLOBAL DEBT SECURITIES

  The registered Debt Securities of a series may be issued in the form of one or more fully registered global Securities (a "Registered Global Security") that will be deposited with a depositary (a "Depositary") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole for Debt Securities in definitive registered form, a

Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

  The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

  Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

  So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

  Payments of principal and premium, if any, and interest, if any, of Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owners of such Registered Global Security. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary.

The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

  If the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the 1934 Act, and a successor Depositary registered as a clearing agency under the 1934 Act is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in a definitive form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. Any Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

  Bearer Debt Securities of a series may also be issued in the form of one or more global Securities (a "Bearer Global Security") that will be deposited with a common depositary for Euro-clear and CEDEL, or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of Debt Securities in definitive form in exchange for a Bearer Global Security, with respect to any portion of a series of Debt Securities to be represented by a Bearer Global Security will be described in the Prospectus Supplement relating to such series.

SENIOR DEBT SECURITIES

  Payment of the principal of, premium, if any, and interest on Debt Securities issued under the Senior Debt Indenture will rank pari passu with all other unsecured and unsubordinated debt of the Company.

SUBORDINATED DEBT SECURITIES

  Payment of the principal of, premium, if any, and interest on Debt Securities issued under the Subordinated Debt Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all "Senior Indebtedness" of the Company. The Subordinated Debt Indenture defines "Senior Indebtedness" as the principal of and premium, if any, and interest on (a) all indebtedness of the Company, whether outstanding on the date of the Subordinated Debt Indenture or thereafter created, (i) for money borrowed by the Company, (ii) for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by the Company, (iii) in respect of letters of credit and acceptances issued or made by banks, or (iv) constituting purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of the Company at the time of the acquisition of such property by the Company, for the payment of which the Company is directly liable, and (b) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness. As used in the preceding sentence the term "purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinate to other indebtedness of the Company. Notwithstanding anything to the contrary in the Subordinated Debt Indenture or the Subordinated Debt Securities, Senior Indebtedness shall not include, (i) any indebtedness of the Company which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the Subordinated Debt Securities or (ii) any indebtedness of the Company to a subsidiary of the Company. (Subordinated Debt Indenture, Section 1.1) The Subordinated Debt Indenture does not contain any limitation on the amount of Senior Indebtedness that can be incurred by the Company. Indebtedness issued or to be issued pursuant to the Junior Subordinated Debt Indenture between the Company and The First National Bank of Chicago, as Trustee, providing for the issuance of Junior Subordinated Debt Securities of the Company, is subordinate in right of payment to the Subordinated Debt Securities. As of the date of this Prospectus, two series of Junior Subordinated Debt Securities having an aggregate principal amount of approximately $245.5 million are outstanding under the Junior Subordinated Debt Indenture.

  In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of the Company or its property, or (b) that Subordinated Debt Securities of any series are declared due and payable before their expressed maturity because of the occurrence of an Event of Default pursuant to Section
5.1 of the Subordinated Debt Indenture (under circumstances other than as set forth in clause (a) above), then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon in money or money's worth, before the holders of any of such Subordinated Debt Securities or coupons appertaining thereto are entitled to receive a payment on account of the principal of, premium, if any, or interest on the indebtedness evidenced by such Subordinated Debt Securities or of such coupons appertaining thereto. In the event and during the continuation of any default in payment of any Senior Indebtedness or if any Event of Default shall exist under any Senior Indebtedness, as "Event of Default" is defined therein or in the agreement under which the same is outstanding, no payment of the principal or interest on the Subordinated Debt Securities or coupons shall be made. (Subordinated Debt Indenture, Article 13) If this Prospectus is being delivered in connection with a series of Subordinated Debt Securities, the accompanying Prospectus Supplement will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the most recent fiscal quarter.

CONVERSION RIGHTS

  The terms and conditions, if any, on which Offered Debt Securities are convertible into Common Stock of the Company will be set forth in the Prospectus Supplement relating thereto. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the convertible Offered Debt Securities; and such terms may include provisions under which the number of shares of Common Stock to be received by the holders of the Offered Debt Securities would be calculated according to the market price of the Common Stock as of a time stated in the Prospectus Supplement.

CERTAIN COVENANTS OF THE COMPANY

  Limitations on Liens. The Senior Debt Indenture provides that the Company and its Restricted Subsidiaries (as defined below) may not issue, assume, incur or guarantee any indebtedness for borrowed money secured by a mortgage, pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Debt Indenture), directly or indirectly, upon any shares of the Voting Stock (as defined in the Senior Debt Indenture) of a Restricted Subsidiary which shares are owned by the Company or its Restricted Subsidiaries without effectively providing that the Debt Securities issued under the Senior Debt Indenture (and if the Company so elects, any other indebtedness of the Company ranking on a parity with such Debt Securities) shall be secured equally and ratably with, or prior to, any such secured indebtedness so long as such indebtedness remains outstanding. The foregoing restrictions, however, do not apply to liens upon any shares of Voting Stock of any corporation existing at the time such corporation becomes a Restricted Subsidiary and extensions, renewals or replacements thereof. (Senior Debt Indenture, Section 3.9)

  The term "Restricted Subsidiary" means (a) so long as they are Subsidiaries of the Company, SunAmerica Life Insurance Company and Anchor National Life Insurance Company; (b) any other present or future Insurance Subsidiary the Consolidated Total Assets (as defined in the Senior Debt Indenture) of which constitute 20% or more of the Consolidated Total Assets of the Company; and
(c) any Subsidiary which is a successor, by merger or otherwise, to substantially all of the business or properties of any Insurance Subsidiary referred to or described in the foregoing clauses (a) or (b). The term "Subsidiary" means any corporation or other entity more than 50% of the outstanding shares of Voting Stock of which is at the time of determination owned or controlled, directly or indirectly, by the Company. The term "Insurance Subsidiary" means a Subsidiary registered in the state of its domicile under the insurance laws of such state and qualified to sell insurance products. (Senior Debt Indenture, Section 1.1)

  Consolidation, Merger and Sale of Assets. Each Indenture provides that the Company shall not consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to any person unless the Company shall be the continuing corporation, or the successor corporation or person to which such assets are transferred or leased shall be organized under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume the Company's obligations on the Debt Securities and under such Indenture, and after giving effect to such transaction no Event of Default (as defined in such Indenture) shall have occurred and be continuing, and certain other conditions are met. (Senior and Subordinated Debt Indentures, Section 9.1)

  This covenant would not apply to any recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transactions or change of control were structured to include a merger or consolidation or transfer or lease of the Company's assets substantially as an entirety. Except as may be described in a Prospectus Supplement applicable to a particular series of Debt Securities, there are no covenants or other provisions in the Indentures providing for a put or increased interest or that would otherwise afford holders of Debt Securities additional protection in the event of a recapitalization transaction, a change of control of the Company or a highly leveraged transaction.

  Restrictions on Certain Dispositions. The Senior Debt Indenture provides that as long as any of the Senior Debt Securities remain outstanding, the Company will not, and will not permit any Restricted Subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any of the Voting Stock of any Restricted Subsidiary, unless (a) the issuance, sale, assignment, transfer or other disposition is required to comply with the order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of the Company or of one of its Restricted Subsidiaries; (b) the shares of Voting Stock issued, sold, assigned, transferred or otherwise disposed of constitute directors' qualifying shares;
(c) all of the Voting Stock of a Restricted Subsidiary then owned by the Company or by its Restricted Subsidiaries is disposed of, in a single transaction or in a series of related transactions, for a consideration consisting of cash or other property the fair market value of which (as determined in good faith by the Board of Directors) is at least equal to the Fair Value (as defined below) of such Voting Stock; or (d) after giving effect to the issuance, sale, assignment, transfer or other disposition, the Company and its Restricted Subsidiaries would own directly or indirectly at least 80% of the issued and outstanding Voting Stock of such Restricted Subsidiary and such issuance, sale, assignment, transfer or other disposition is made for a consideration consisting of cash or other property which is at least equal to the Fair Value of such Voting Stock. (Senior Debt Indenture, Section 9.3) The term "Fair Value" when used with respect to any Voting Stock means the fair value as determined in good faith by the Board of Directors of the Company. (Senior Debt Indenture, Section 1.1) The Senior Debt Indenture does not restrict the transfer of assets from a Restricted Subsidiary to any other person, including the Company or another subsidiary of the Company.

EVENTS OF DEFAULT

  An Event of Default is defined under each Indenture with respect to Debt Securities of any series issued under such Indenture as being: (a) default in payment of all or any part of the principal of the Debt Securities of such series when due, either at maturity (or upon any redemption), by declaration or otherwise; (b) default for 30 days in payment of any interest on any Debt Securities of such series; (c) default in payment of any sinking fund installment when due; (d) default for 60 days after written notice as provided in such Indenture in the observance or performance of any other covenant or agreement in the Debt Securities of such series or such Indenture other than a covenant included in such Indenture solely for the benefit of a series of Debt Securities other than such series; (e) certain events of bankruptcy, insolvency or reorganization; or (f) an Event of Default with respect to any other indebtedness for borrowed money (other than non-recourse obligations) of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount exceeding $10,000,000, if such Event of Default shall result in the acceleration of such other indebtedness under the terms of the instrument under which such indebtedness is issued or secured, so long as such acceleration is not cured, waived, rescinded or annulled, or such indebtedness is not discharged, within 10 days after written notice thereof as provided in such Indenture; provided that if any such acceleration shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been thereupon cured. (Senior and Subordinated Debt Indentures, Section 5.1)

  Each Indenture provides that (a) if an Event of Default due to the default in payment of principal of, premium, if any, or interest on, any series of Debt Securities issued under such Indenture or due to the default in the performance or breach of any other covenant or agreement of the Company applicable to the Debt Securities of such series but not applicable to all outstanding Debt Securities issued under such Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding may then declare the principal of all Debt Securities of each such affected series and interest accrued thereon to be due and payable immediately; and (b) if any Event of Default due to a default in the performance of any other of the covenant or agreements in such Indenture applicable to all outstanding Debt Securities issued thereunder and then outstanding or due to certain events of bankruptcy, insolvency and reorganization of the Company shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all Debt Securities issued under such Indenture and then outstanding (treated as one class) may declare the principal of all such Debt Securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of (or premium, if any) or interest on such Debt Securities) by the holders of a majority in principal amount of the Debt Securities of all such affected series then outstanding. (Senior and Subordinated Debt Indentures, Sections
5.1 and 5.10)

  Each Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of Debt Securities issued under such Indenture requesting the Trustee to exercise any right or power under such Indenture before proceeding to exercise any such right or power at the request of such holders. (Senior and Subordinated Debt Indentures, Section 6.2) Subject to such provisions in each Indenture for the indemnification of the Trustee and certain other limitations, the holders of a majority in principal amount of the outstanding Debt Securities of each affected series (treated as one class) issued under such Indenture may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. (Senior and Subordinated Debt Indentures, Section 5.9)

  Each Indenture provides that no holder of Debt Securities issued under such Indenture may institute any action against the Company under such Indenture (except actions for payment of overdue principal, premium, if any, or interest) unless such holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, the Trustee shall not have instituted such action within 60 days of such request and the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding. (Senior and Subordinated Debt Indentures, Sections 5.6 and 5.9)

  Each Indenture contains a covenant that the Company will file annually with the Trustee a certificate of no default or a certificate specifying any default that exists. (Senior and Subordinated Debt Indentures, Section 3.5)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

  The Company can discharge or defease its obligations under each Indenture as set forth below. (Senior and Subordinated Debt Indentures, Section 10.1)

  Under terms satisfactory to the Trustee, the Company may discharge certain obligations to holders of any series of Debt Securities issued under such Indentures which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations (as defined in such Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on such Debt Securities.

  The Company may also discharge any and all of its obligations to holders of any series of Debt Securities issued under an Indenture at any time ("defeasance"), but may not thereby avoid its duty to register the transfer or exchange of such series of Debt Securities, to replace any temporary, mutilated, destroyed, lost or stolen series of Debt Securities or to maintain an office or agency in respect of such series of Debt Securities. Under terms satisfactory to the Trustee, the Company may instead be released with respect to any outstanding series of Debt Securities issued under the relevant Indenture from the obligations imposed by certain provisions of such Indenture including Sections 3.9, 9.1 and 9.3, in the case of the Senior Debt Indenture, and Section 9.1, in the case of the Subordinated Debt Indenture (which contain the covenants described above limiting liens, consolidations, mergers, transfers and leases and certain dispositions) and omit to comply with such Sections without creating an Event of Default ("covenant defeasance"). Defeasance or covenant defeasance may be effected only if, among other things:
(i) the Company irrevocably deposits with the Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of, premium, if any, and interest on all outstanding Debt Securities of such series issued under such Indenture; (ii) the Company delivers to the Trustee an opinion of counsel to the effect that the holders of such series of Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter such holders' United States federal income tax treatment of principal, premium and interest payments on such series of Debt Securities (in the case of a defeasance, such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of such Indenture, since such a result would not occur under current tax law); and (iii) in the case of the Subordinated Debt Indenture no event or condition shall exist that, pursuant to certain provisions described under "Subordinated Debt" above, would prevent the Company from making payments of principal of, premium, if any, and interest on the Subordinated Debt Securities at the date of the irrevocable deposit referred to above.

MODIFICATION OF THE INDENTURES

  Each Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities to: (a) secure any Debt Securities, (b) evidence the assumption by a successor corporation of the obligations of the Company, (c) add covenants for the protection of the holders of Debt Securities, (d) cure any ambiguity or correct any inconsistency in such Indenture, provided that such cure or correction does not adversely affect the holders of such Debt Securities, (e) establish the forms or terms of Debt Securities of any series and (f) evidence the acceptance of appointment by a successor trustee. (Senior and Subordinated Debt Indentures, Section 8.1)

  Each Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of Debt Securities of all series issued under such Indenture then outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of the Debt Securities of each series so affected; provided that the Company and the Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) extend the stated maturity of the principal of any Debt Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount), premium, if any, or interest thereon is payable or reduce the amount of any original issue Debt Security that is payable upon acceleration or provable in bankruptcy or alter certain provisions of such Indenture relating to the Debt Securities issued thereunder not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any Debt Security when due or (b) reduce the aforesaid percentage in principal amount of Debt Securities of any series issued under such Indenture, the consent of the holders of which is required for any such modification. (Senior and Subordinated Debt Indentures, Section 8.2)

  The Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding Subordinated Debt Securities without the consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby. (Subordinated Debt Indenture, Section 8.6)

GOVERNING LAW

  The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Senior and Subordinated Debt Indentures, Section 11.8)

CONCERNING THE TRUSTEE

  The First National Bank of Chicago is one of a number of banks with which the Company and its subsidiaries maintain ordinary banking and trust relationships and is also the Trustee under the Junior Subordinated Debt Indenture.

            DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

  The Company's unsecured Junior Subordinated Debt Securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series under an Indenture dated March 15, 1995, as amended by a Supplemental Indenture dated as of October 28, 1996 (as so amended, the "Junior Subordinated Debt Indenture") between the Company and The First National Bank of Chicago, as trustee (the "Junior Subordinated Debt Indenture Trustee"). The Junior Subordinated Debt Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description summarizes the material terms of the Junior Subordinated Debt Indenture and the Junior Subordinated Debt Securities, and is qualified in its entirety by reference to the detailed provisions of the Junior Subordinated Debt Indenture, which contains the full text of such provisions, including the definition of certain terms used herein, and other information regarding the Junior Subordinated Debt Securities. Numerical references in parentheses below are to sections in the Junior Subordinated Debt Indenture. Whenever particular sections or defined terms in the Junior Subordinated Debt Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

GENERAL

  The Junior Subordinated Debt Securities will be unsecured, junior subordinated obligations of the Company. The Junior Subordinated Debt Indenture does not limit the amount of additional indebtedness the Company or any of its subsidiaries may incur. Since the Company is a holding company, the Company's rights and the rights of its creditors, including the holders of Junior Subordinated Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include substantial claims for policy benefits and debt obligations, as well as other liabilities incurred in the ordinary course of business. In addition, since many of the Company's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends or make loans or advances to the Company without prior regulatory approval is limited by applicable laws and regulations.

  The Junior Subordinated Debt Indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that Junior Subordinated Debt Securities may be issued thereunder from time to time in one or more series. The Junior Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplemental to the Junior Subordinated Debt Indenture. As of the date of this Prospectus, two series of Junior Subordinated Debt Securities having an aggregate principal amount of approximately $245.5 million are outstanding.

  In the event Junior Subordinated Debt Securities are issued to a SunAmerica Trust or a Trustee of such Trust in connection with the issuance of Trust Securities by such SunAmerica Trust, such Junior Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such SunAmerica Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Junior Subordinated Debt Securities will be issued to a SunAmerica Trust or a Trustee of such Trust in connection with the issuance of Trust Securities by such SunAmerica Trust.

  Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for the following terms of the series of Junior Subordinated Debt Securities being offered thereby (to the extent such terms are applicable to the Junior Subordinated Debt Securities): (i) the specific designation of such Junior Subordinated Debt Securities, aggregate principal amount and purchase price; (ii) any limit on the aggregate principal amount of such Junior Subordinated Debt Securities; (iii) the date or dates on which the principal of such Junior Subordinated Debt Securities is payable and the right, if any, to extend such date or dates; (iv) the rate or rates at which such Junior Subordinated Debt Securities will bear interest or the method of calculating such rate or rates; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, to extend the interest payment periods and the duration of such extension; (vii) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company; (viii) the right and/or obligation, if any, of the Company to redeem or purchase such Junior Subordinated Debt Securities pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods for which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debt Securities shall be redeemed or purchased, in whole or part, pursuant to such right and/or obligation; (ix) any applicable United States federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on the Junior Subordinated Debt Securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Junior Subordinated Debt Securities rather than pay such additional amounts;
(x) the form of such Junior Subordinated Debt Securities; (xi) if other than denominations of $25 or any integral multiple thereof, the denominations in which such Junior Subordinated Debt Securities shall be issuable;
(xii) whether such Junior Subordinated Debt Securities are convertible into Common Stock of the Company; (xiii) any and all other terms with respect to such series, including any modification of or additions to the events of default or covenants provided for with respect to the Junior Subordinated Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations not inconsistent with the Junior Subordinated Debt Indenture; and (xiv) whether such Junior Subordinated Debt Securities are issuable as a global security, and in such case, the identity of the depositary.

  Unless otherwise indicated in the Prospectus Supplement relating thereto, the Junior Subordinated Debentures will be issued in United States dollars in fully registered form without coupons in denominations of $25 or integral multiples thereof. Junior Subordinated Debt Securities may be presented for exchange and Junior Subordinated Debt Securities in registered form may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Junior Subordinated Debt Securities and the Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the Junior Subordinated Debt Indenture. Junior

Subordinated Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

  Junior Subordinated Debt Securities may bear interest at a fixed rate or a floating rate. Junior Subordinated Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Junior Subordinated Debt Securities or to certain Junior Subordinated Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes are described in the relevant Prospectus Supplement.

CERTAIN COVENANTS OF THE COMPANY APPLICABLE TO THE JUNIOR SUBORDINATED DEBT SECURITIES

  If Junior Subordinated Debt Securities are issued to a SunAmerica Trust in connection with the issuance of Trust Securities by such SunAmerica Trust, the Company will covenant in the Junior Subordinated Debt Indenture that, so long as the Preferred Securities issued by the applicable SunAmerica Trust remain outstanding, the Company will not (a) declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto if at such time (i) the Company shall be in default with respect to its Guarantee Payments (as defined under "Description of the Preferred Securities Guarantees") or other payment obligations under the related Preferred Securities Guarantee, (ii) there shall have occurred any Junior Subordinated Debt Indenture Event of Default with respect to the Junior Subordinated Debt Securities or (iii) the Company shall have given notice of its election to defer payments of interest on such Junior Subordinated Debt Securities by extending the interest payment period as provided in the terms of such Junior Subordinated Debt Securities and such period, or any extension thereof, is continuing; provided that (x) the Company will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any of its Series E Preferred Shares (as defined under "Description of Capital Stock-Series E Preferred Shares") or upon the conversion of any other Preferred Stock of the Company as may be outstanding from time to time, in each case in accordance with the terms of such stock and (y) the foregoing will not apply to any stock dividends paid by the Company. In addition, if Junior Subordinated Debt Securities are issued to a SunAmerica Trust in connection with the issuance of Trust Securities by such SunAmerica Trust, for so long as the Preferred Securities issued by the applicable SunAmerica Trust remain outstanding, the Company has agreed (i) to remain the sole direct or indirect owner of all of the outstanding Common Securities issued by the applicable SunAmerica Trust and shall not cause or permit the Common Securities to be transferred except to the extent permitted by the related Declaration; provided that any permitted successor of the Company under the Junior Subordinated Debt Indenture may succeed to the Company's ownership of the Common Securities issued by the applicable SunAmerica Trust, (ii) to comply fully with all of its obligations and agreements contained in the related Declaration and (iii) not to take any action which would cause the applicable SunAmerica Trust to cease to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Junior Subordinated Debt Securities.

SUBORDINATION

  The Junior Subordinated Debt Indenture provides that the Junior Subordinated Debt Securities are subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Junior Subordinated Debt Indenture) of the Company. In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of the Company or its property or any proceeding for voluntary liquidation, dissolution or other winding up of the Company, or (b) that Junior Subordinated Debt Securities of any series are declared due and payable before their expressed maturity because of the occurrence of a Junior Subordinated Debt Indenture Event of Default pursuant to Section 6.01 of the Junior Subordinated Debt Indenture (under circumstances other than as set forth in clause (a) above), then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon in money, before the holders of any of the Junior Subordinated Debt Securities are entitled to receive payment on account of the principal of, premium, if any, or interest on the indebtedness evidenced by such Junior Subordinated Debt Securities. In the event and during the continuation of any default in payment of any Senior Indebtedness or if any event of default shall exist under any Senior Indebtedness, as "event of default" is defined therein or in the agreement under which the same is outstanding, no payment of the principal or, premium, if any, or interest on the Junior Subordinated Debt Securities shall be made. (Section 14.02 and 14.03). If this Prospectus is being delivered in connection with a series of Junior Subordinated Debt Securities, the accompanying Prospectus Supplement will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the most recent fiscal quarter.

  The Junior Subordinated Debt Indenture defines "Senior Indebtedness" as the principal of and premium, if any, and interest on (a) all indebtedness of the Company, whether outstanding on the date of the Junior Subordinated Debt Indenture or thereafter created, (i) for money borrowed by the Company (including, without limitation, indebtedness issued or to be issued pursuant to the Subordinated Debt Indenture), (ii) for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by the Company, (iii) in respect of letters of credit and acceptances issued or made by banks, or (iv) constituting purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of the Company at the time of the acquisition of such property by the Company for the payment of which the Company is directly liable and (b) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness. As used in the preceding sentence the term "purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinate to other indebtedness of the Company. Notwithstanding anything to the contrary in the Junior Subordinated Debt Indenture or the Junior Subordinated Debt Securities, Senior Indebtedness shall not include (i) any indebtedness of the Company which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the Junior Subordinated Debt Securities, as the case may be, and in particular, the Junior Subordinated Debt Securities shall rank pari passu with respect to all other debt securities and guarantees in respect thereof issued to any other trusts, partnerships or other entity affiliated with the Company which is a financing vehicle of the Company in connection with the issuance of preferred securities by such financing vehicle, or (ii) any indebtedness of the Company to a subsidiary of the Company. (Section 1.01). The Junior Subordinated Debt Indenture does not contain any limitation on the amount of Senior Indebtedness that can be incurred by the Company.

CONVERSION RIGHTS

  The terms and conditions, if any, on which Junior Subordinated Debt Securities are convertible into Common Stock of the Company will be set forth in the Prospectus Supplement relating thereto. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the convertible Junior Subordinated Debt Securities; and such terms may include provisions under which the number of shares of Common Stock to be received by the holders of the Junior Subordinated Debt Securities would be calculated according to the market price of the Common Stock as of a time stated in the Prospectus Supplement.

JUNIOR SUBORDINATED DEBT INDENTURE EVENTS OF DEFAULT

  The Junior Subordinated Debt Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes a "Junior Subordinated Debt Indenture Event of Default" with respect to each series of Junior Subordinated Debt Securities: (a) failure for 30 days to pay interest on the Junior Subordinated Debt Securities of such series when due; provided that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or
(b) failure to pay principal of or premium, if any, on the Junior Subordinated Debt Securities of such series when due whether at maturity, upon redemption, by declaration or otherwise; or (c) failure to observe or perform any other covenant contained in the Indenture with respect to such series for 90 days after written notice to the Company from the Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Debt Securities of such series; or (d) certain events in bankruptcy, insolvency or reorganization of the Company. (Section 6.01).

  In each and every such case, unless the principal of all the Junior Subordinated Debt Securities of that series shall have already become due and payable, either the Junior Subordinated Debt Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debt Securities of that series then outstanding, by notice in writing to the Company (and to the Junior Subordinated Debt Indenture Trustee if given by such holders), may declare the principal of all the Junior Subordinated Debt Securities of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. (Section 6.01).

  The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of that series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Subordinated Debt Indenture Trustee. (Section 6.06). The Junior Subordinated Debt Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of that series may declare the principal due and payable immediately upon a Junior Subordinated Debt Indenture Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debt Securities of such series may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Junior Subordinated Debt Indenture Trustee. (Sections 6.01 and 6.06).

  The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of that series may, on behalf of the holders of all the Junior Subordinated Debt Securities of that series, waive any past default, except a default in the payment of principal, premium, if any, or interest on the Junior Subordinated Debt Securities of that series as and when the same shall become due by the terms of such Junior Subordinated Debt Securities otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Junior Subordinated Debt Indenture Trustee) or a call for redemption of Junior Subordinated Debt Securities. (Section 6.06). The Company is required to file annually with the Junior Subordinated Debt Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture.

  If the Junior Subordinated Debt Securities are issued to a SunAmerica Trust in connection with the issuance of Trust Securities of such SunAmerica Trust, then under the applicable Declaration a Junior Subordinated Debt Indenture Event of Default with respect to such series of Junior Subordinated Debt Securities will constitute a Declaration Event of Default.

MODIFICATION OF THE JUNIOR SUBORDINATED DEBT INDENTURE

  The Junior Subordinated Debt Indenture contains provisions permitting the Company and the Junior Subordinated Debt Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Debt Securities of each series affected, to modify the Junior Subordinated Debt Indenture or any supplemental indenture affecting the rights of the holders of such Junior Subordinated Debt Securities; provided that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debt Security affected thereby,
(i) extend the fixed maturity of any Junior Subordinated Debt Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Junior Subordinated Debt Security so affected or (ii) reduce the percentage of Junior Subordinated Debt Securities, the holders of which are required to consent to any such modification, without the consent of the holders of each Junior Subordinated Debt Security then outstanding and affected thereby. (Section 9.02).

BOOK-ENTRY AND SETTLEMENT

  Unless otherwise specified in the applicable Prospectus Supplement, if the Junior Subordinated Debt Securities of a series are issued in the form of one or more fully registered global securities (each, a "Global Security"), the descriptions contained under "Description of the Senior Debt Securities and Subordinated Debt Securities-Global Debt Securities" will also be applicable to such series of Junior Subordinated Securities. The Company anticipates that the provisions described under such caption will also apply to all depositary arrangements relating to Junior Subordinated Debt Securities. The specific terms of the depositary arrangement with respect to any portion of a series of Junior Subordinated Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement relating to such series.

CONSOLIDATION, MERGER AND SALE

  The Junior Subordinated Debt Indenture provides that the Company may not consolidate with or merge into any other person or transfer or lease its properties and assets substantially as an entirety to any person and may not permit any person to merge into or consolidate with the Company unless (i) either the Company will be the resulting or surviving entity or any successor or purchaser is a corporation organized under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes the Company's obligations under the Junior Subordinated Debt Indenture and (ii) immediately after giving effect to the transaction no Junior Subordinated Debt Indenture Event of Default shall have occurred and be continuing.

DEFEASANCE AND DISCHARGE

  Under the terms of the Junior Subordinated Debt Indenture, the Company will be discharged from any and all obligations in respect of the Junior Subordinated Debt Securities of a series (except in each case for certain obligations to register the transfer or exchange of such Junior Subordinated Debt Securities, replace stolen, lost or mutilated Junior Subordinated Debt Securities of that series, maintain paying agencies and hold moneys for payment in trust) if (i) the Company irrevocably deposits with the Junior Subordinated Debt Indenture Trustee cash or U.S. Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of, premium, if any, and interest on all outstanding Junior Subordinated Debt Securities of such series; (ii) the Company delivers to the Junior Subordinated Debt Indenture Trustee an opinion of counsel to the effect that the holders of the Junior Subordinated Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and that defeasance will not otherwise alter holders' United States federal income tax treatment of principal, premium and interest payments on such Junior Subordinated Debt Securities of such series (such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of such Indenture, since such a result would not occur under current tax law); and (iii) no event or condition shall exist that, pursuant to the subordination provisions applicable to such series, would prevent the Company from making payments of principal of, premium, if any, and interest on the Junior Subordinated Debt Securities of such series at the date of the irrevocable deposit referred to above. (Section 11.01).

GOVERNING LAW

  The Junior Subordinated Debt Indenture and the Junior Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 13.05).

INFORMATION CONCERNING THE JUNIOR SUBORDINATED DEBT INDENTURE TRUSTEE

  The Junior Subordinated Debt Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Junior Subordinated Debt Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. (Section 7.01).

Subject to such provision, the Junior Subordinated Debt Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Debt Indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. (Section 7.02). The Junior Subordinated Debt Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Junior Subordinated Debt Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 7.01). The Junior Subordinated Debt Indenture Trustee is one of a number of banks with which the Company and its subsidiaries maintain ordinary banking and trust relationships and is also the Trustee under the Senior Debt Indenture and the Subordinated Debt Indenture.

MISCELLANEOUS

  The Company will have the right at all times to assign any of its rights or obligations under the Junior Subordinated Debt Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided that, in the event of any such assignment, the Company will remain jointly and severally liable for all such obligations. Subject to the foregoing, the Junior Subordinated Debt Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Junior Subordinated Debt Indenture provides that it may not otherwise be assigned by the parties thereto other than by the Company to a successor or purchaser pursuant to a consolidation, merger or sale permitted by the Junior Subordinated Debt Indenture. (Section 13.11).

                         DESCRIPTION OF CAPITAL STOCK

  Under the Articles of Incorporation of the Company, as amended and restated and including any Articles Supplementary (the "Articles of Incorporation"), the Company has authority to issue 175,000,000 shares of Common Stock, par value $1.00 per share ("Common Stock"), 25,000,000 shares of Nontransferable Class B Stock, par value $1.00 per share (the "Nontransferable Class B Stock"), 15,000,000 shares of Transferable Class B Stock, par value $1.00 per share (the "Transferable Class B Stock," and, together with the Nontransferable Class B Stock, the "Class B Stock") and 20,000,000 shares of Preferred Stock, without par value ("Preferred Stock"). Preferred Stock may be issued from time to time in one or more classes with such full, specific, limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications and limitations or restrictions thereof, as shall be stated and expressed in the Articles of Incorporation or any amendment thereof or in Articles Supplementary approved by the Board of Directors of the Company for the purpose of establishing any class of Preferred Stock. The dividend, voting, conversion, exchange, repurchase and redemption rights, if applicable, the liquidation preference, and other specific terms of each series of the Preferred Stock will be set forth in the applicable Prospectus Supplement. At September 30, 1996, there were outstanding (i) 108,604,194 shares of Common Stock (and 31,149,786 shares of Common Stock reserved for issuance upon conversion of the outstanding Series E Preferred Shares (as defined below) and the outstanding Nontransferable Class B Stock and in connection with outstanding employee stock options and 450,000 shares of Common Stock deferred under the Long- Term Performance-Based Incentive Plan for the Chief Executive Officer); (ii) 10,848,468 shares of Nontransferable Class B Stock (excluding shares of such stock held by a wholly-owned subsidiary of the Company which are not considered outstanding and are not entitled to vote at any general or special meeting of stockholders); (iii) 3,514,765 shares of a series of Preferred Stock designated the 9 1/4% Preferred Stock, Series B ("Series B Preferred Shares"); (iv) 486,800 shares of a series of Preferred Stock designated the Adjustable Rate Cumulative Preferred Stock, Series C which were redeemed in full on October 4, 1996; and (v) 80,000 shares of a series of Preferred Stock designated the Series E Mandatory Conversion Premium Dividend Preferred Stock ("Series E Preferred Shares"), represented by 4,000,000 Depositary Shares ("Series E Depositary Shares") (each representing one-fiftieth of a Series E Preferred Share). There are no shares of Transferable Class B Stock outstanding. The Series B Preferred Shares and the Series E Preferred Shares rank pari passu with each other and senior to the Common Stock and Class B Stock. For further information regarding the Common Stock and Class B Stock, see "Common Stock and

Class B Stock" below. For a description of the series of Preferred Stock of the Company currently outstanding, see "Series B Preferred Shares" and "Series E Preferred Shares" below.

  The Prospectus Supplement relating to an offering of Common Stock will describe terms relevant thereto, including the number of shares offered, the initial offering price, market price and dividend information.

  The applicable Prospectus Supplement will describe the following terms of any Preferred Stock in respect of which this Prospectus is being delivered (to the extent applicable to such Preferred Stock): (i) the specific designation, number of shares, seniority and purchase price; (ii) any liquidation preference per share; (iii) any date of maturity; (iv) any redemption, repayment or sinking fund provisions; (v) any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined); (vi) any voting rights; (vii) if other than the currency of the United States of America, the currency or currencies including composite currencies in which such Preferred Stock is denominated and/or in which payments will or may be payable; (viii) the method by which amounts in respect of such Preferred Stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation; (ix) whether the Preferred Stock is convertible or exchangeable and, if so, the securities or rights into which such Preferred Stock is convertible or exchangeable (which may include other Preferred Stock, Senior Debt Securities, Subordinated Debt Securities, Junior Subordinated Debt Securities, Common Stock or other securities or rights of the Company (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or a combination of the foregoing), and the terms and conditions upon which such conversions or exchanges will be effected including the initial conversion or exchange prices or rates, the conversion or exchange period and any other related provisions; (x) the place or places where dividends and other payments on the Preferred Stock will be payable; and
(xi) any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

  As described under "Description of Depositary Shares", the Company may, at its option, elect to offer depositary shares ("Depositary Shares") evidenced by depositary receipts ("Depositary Receipts"), each representing an interest (to be specified in the Prospectus Supplement relating to the particular series of the Preferred Stock) in a share of the particular series of the Preferred Stock issued and deposited with a Preferred Stock Depositary (as defined herein).

  All shares of Preferred Stock offered hereby, or issuable upon conversion, exchange or exercise of Offered Securities, will, when issued, be fully paid and non-assessable.

  The following are summaries of the material terms of the Common Stock, Class B Stock, the Series B Preferred Shares and the Series E Preferred Shares. Each summary is qualified by reference to the provisions of the Company's Articles of Incorporation, the Articles Supplementary for the Series B Preferred Shares and the Articles Supplementary for the Series E Preferred Shares, copies of which have been filed as exhibits to Registrations Statement of which this Prospectus is a part.

COMMON STOCK AND CLASS B STOCK

  Dividends. Except as provided below, holders of Common Stock and Class B Stock are entitled to receive dividends and other distributions in cash, stock or property of the Company, when, as and if declared by the Board of Directors out of assets or funds of the Company legally available therefor and shall share equally on a per share basis in all such dividends and other distributions (subject to the rights of holders of Preferred Stock). If a cash dividend is paid on any of the Common Stock, the Nontransferable Class B Stock or the Transferable Class B Stock, a cash dividend also will be paid on the Common Stock, the Nontransferable Class B Stock and the Transferable Class B Stock, as the case may be. The amount of the cash dividend paid on each share of Class B Stock will be equal to 90% of the amount of the cash dividend paid on each share of Common Stock. In addition if holders of Common Stock receive shares of Common Stock in connection with stock dividends or stock splits, holders of Transferable Class B Stock will receive a proportionate number of shares of Transferable Class B Stock and holders of Nontransferable Class B Stock will receive a proportionate number of shares of Nontransferable Class B Stock.

  Voting Rights. At every meeting of shareholders, every holder of Common Stock is entitled to one vote per share and every holder of Class B Stock is entitled to 10 votes per share. All actions submitted to a vote of shareholders are voted upon by holders of Common Stock and Class B Stock voting together as a single class (subject to any voting rights which may be granted to holders of Preferred Stock) and a majority of the votes cast by such holders is required to approve any such action, except where other provision is made by law.

  In addition to any vote required by law, the holders of Common Stock and Class B Stock each vote separately as a class (i) on any merger or consolidation of the Company with or into any other corporation, or any sale, lease, exchange or other disposition of all or substantially all of the Company's assets to or with any other person or any dissolution of the Company (unless the other party to such merger or other transaction is a majority-owned subsidiary of the Company) and (ii) on any additional issuances of Class B Stock other than in connection with stock splits and stock dividends and exchanges of Nontransferable Class B Stock for Transferable Class B Stock. A majority of votes cast by the Common Stock and Class B Stock, each voting separately as a class, is required to approve any matters described above as to which holders of such shares have a separate class vote, unless, in the case of the events described in clause (i) above, a greater vote is required by law. In addition to any vote required by law, the affirmative vote of the holders of a majority of the shares of the Common Stock and the Nontransferable Class B Stock, each voting separately as a class, is required to approve any amendments to the Articles of Incorporation.

  Liquidation Rights. In the event of any dissolution, liquidation or winding up of the affairs of the company, whether voluntary or involuntary, the holders of Common Stock and Class B Stock are entitled to share equally in the assets available for distribution after payment of all liabilities and provision for the liquidation preference of any shares of Preferred Stock then outstanding.

  Class B Stock Conversion Rights. Each share of Class B Stock is convertible into one share of Common Stock at any time at the option of the holder. In addition, any transfer of shares of Nontransferable Class B Stock not permitted under the Articles of Incorporation will result in the conversion of such shares into shares of Common Stock.

  The Articles of Incorporation provide that if at any time the number of outstanding shares of Nontransferable Class B Stock represents less than 5% of the aggregate number of issued and outstanding shares of Common Stock and Nontransferable Class B Stock, all of the outstanding shares of Nontransferable Class B Stock will immediately convert into shares of Common Stock.

  Exchange of Nontransferable Class B Stock. The Nontransferable Class B Stock is exchangeable in whole at the option of the Company at any time for Transferable Class B Stock. Holders of Nontransferable Class B Stock will receive one share of Transferable Class B Stock for each share of Nontransferable Class B Stock held by them at the time of the exchange.

  Miscellaneous. The holders of Common Stock and Class B Stock have no preemptive rights, cumulative voting rights or subscriptions rights. Except as described above, the Common Stock and Class B Stock have no conversion rights and are not subject to redemption.

  The transfer agent and registrar with respect to the Common Stock is The Bank of New York.

  All shares of Common Stock offered hereby, or issuable upon conversion, exchange or exercise of Offered Securities, will, when issued, be fully paid and non-assessable.

  Mr. Eli Broad is the Chairman, Chief Executive Officer and President of the Company. At September 30, 1996, Mr. Broad beneficially owned an aggregate of 19,568,610 shares of Common Stock and Nontransferable

Class B Stock and controlled 60.4% of the total number of votes entitled to be cast by holders of Common Stock and Class B Stock, voting together as a single class, at a general meeting of shareholders. Of the shares beneficially owned by Mr. Broad, 2,865,468 represent shares of Common Stock that Mr. Broad has the right to purchase at prices ranging from $2.16 per share to $22.46 per share pursuant to vested stock options. In addition, 1,012,500 represent shares of Common Stock and 1,687,500 represent shares of Nontransferable Class B Stock, in each case held by a trust formed by Mr. Broad of which his estate is a beneficiary.

SERIES B PREFERRED SHARES

  Dividends. Subject to the rights of holders of other classes of stock ranking on a parity with or senior to the Series B Preferred Shares which may from time to time be issued by the Company, the holders of Series B Preferred Shares are entitled to receive, when, as and if the Board of Directors declares a dividend on the Series B Preferred Shares, out of assets legally available for dividends, cumulative preferential cash dividends from the issue date of the Series B Preferred Shares (June 29, 1992), accruing at the rate per Series B Preferred Share of $2.3125 per annum or $.5781 per quarter, payable quarterly in arrears on the 15th day of each March, June, September and December or, if any such date is not a business day, on the next succeeding business day.

  Dividends on the Series B Preferred Shares accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether nor not such dividends are declared and will accumulate to the extent they are not paid on the dividend payment date for the quarter for which they accrue. Accumulated unpaid dividends do not bear interest.

  Liquidation Rights. Subject to the rights of holders of other classes of stock ranking on a parity with or senior to Series B Preferred Shares, in the event of any liquidation, dissolution or winding-up of the business of the Company, whether voluntary or involuntary (any such event, a "Liquidation"), the holders of the Series B Preferred Shares, after payment or provision for payment of the debts and other liabilities of the Company, will be entitled to receive for each Series B Preferred Share, an amount equal to the sum of $25.00 and all accrued and unpaid dividends thereon, and no more. If, upon any Liquidation, there are insufficient assets to permit full payment of holders of Series B Preferred Shares and shares of any other class of outstanding Preferred Stock, the holders of Series B Preferred Shares and such other shares shall be paid ratably in proportion to the full distributable amounts to which holders of Series B Preferred Shares and such other shares are respectively entitled upon Liquidation.

  Redemption. The Series B Preferred Shares are not redeemable prior to June 15, 1997. On and after such date, the Series B Preferred Shares are redeemable in cash at the option of the Company, in whole or in part, from time to time, at a redemption price of $25.00 per share plus accrued and unpaid dividends to the date fixed for redemption.

  The Series B Preferred Shares are not entitled to the benefits of any sinking fund.

  Voting Rights. The Series B Preferred Shares do not entitle holders thereof to voting rights, except (i) the Company may not alter any of the provisions of the Articles of Incorporation or the Articles Supplementary relating to the Series B Preferred Shares which would materially and adversely affect any right, preference or privilege of the Series B Preferred Shares without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Shares outstanding at the time (voting separately as a class); provided, however, that any such alteration that would authorize, create or issue additional shares of Preferred Stock or any other shares of stock (whether or not already authorized) ranking senior to, on a parity with or junior to the Series B Preferred Shares as to dividends or on the distribution of assets upon Liquidation shall be deemed not to materially and adversely affect such rights, preferences or privileges, (ii) in the event dividends payable on the Series B Preferred Shares shall be in arrears in an aggregate amount equivalent to six full quarterly dividends (a "Series B Preferred Share Dividend Default") or (iii) as required by law. In the event of a Series B Preferred Share Dividend Default, the holders of the outstanding Series B Preferred Shares will be entitled to elect together with holders of all other outstanding classes of Preferred Stock ranking on a parity with the Series B Preferred Shares and entitled to participate in such election, voting as a single class, two directors at a special meeting called by the Board of Directors for such purpose. Such two directors shall serve until the full dividends accumulated on all outstanding Series B Preferred Shares and all other outstanding classes of Preferred Stock ranking on a parity with the Series B Preferred Shares are paid.

SERIES E PREFERRED SHARES

  Dividends. Subject to the rights of holders of other classes of stock ranking on a parity with or senior to the Series E Preferred Shares which may from time to time be issued by the Company, the holders of Series E Preferred Shares are entitled to receive, when, as and if the Board of Directors declares a dividend on the Series E Preferred Shares, out of assets legally available for dividends, cumulative preferential cash dividends from the date of issue of the Series E Preferred Shares (November 1, 1995), accruing at the rate per Series E Preferred Share of $155 per annum or $38.75 per quarter (equivalent to $3.10 per annum or $.775 per quarter for each Series E Depositary Share), payable quarterly in arrears.

  Dividends on the Series E Preferred Shares accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared and will accumulate to the extent they are not paid on the dividend payment date for the quarter for which they accrue. Accumulated unpaid dividends do not bear interest.

  Mandatory Conversion of Series E Preferred Shares. On November 1, 1998 (the "Series E Mandatory Conversion Date"), each outstanding Series E Preferred Share will convert automatically into shares of Common Stock at the Series E Common Stock Equivalent Rate (as described below) in effect on the Series E Mandatory Conversion Date and the right to receive an amount in cash (subject to the Company's option to deliver Common Stock as described below) equal to all accrued and unpaid dividends on such Series E Preferred Share to and including the Series E Mandatory Conversion Date (the "Series E Mandatory Conversion"), subject to the rights of the Company to call Series E Preferred Shares prior to the Series E Mandatory Conversion Date (as described below). At the option of the Company, it may deliver Common Stock in respect of all or a portion of the amount of accrued and unpaid dividends in lieu of cash, the number of shares of Common Stock to be delivered in respect of such accrued and unpaid dividends to be determined by dividing the amount of accrued and unpaid dividends that the Company has elected to pay in Common Stock by the current market price (as defined) of the Common Stock determined on the second trading day immediately preceding the Series E Mandatory Conversion Date. The Series E Common Equivalent Rate is currently 150 shares of Common Stock for each Series E Preferred Share (equivalent to 3 shares of Common Stock for each Series E Depositary Share), subject to adjustment in the event of stock dividends, distribution of assets or certain other events.

  Immediately prior to the effectiveness of a merger or consolidation of, or statutory share exchange involving, the Company that results in the conversion or exchange of the Common Stock into, or the right to receive, other securities or other property (any such merger, consolidation or exchange, a "Merger or Consolidation"), each outstanding Series E Preferred Share will convert automatically into (i) shares of Common Stock at the Series E Common Equivalent Rate in effect on the effective date of the Merger or Consolidation, plus (ii) the right to receive an amount in cash equal to the accrued and unpaid dividends on such Series E Preferred Share to and including such effective date, plus (iii) the right to receive an amount in cash initially equal to $330 (equivalent to $6.60 for each Series E Depositary Share), declining by $.305550 (equivalent to $.006111 for each Series E Depositary Share) on each day following the date of issue of the Series E Preferred Shares (November 1, 1995) to $18.35 (equivalent to $.367 for each Series E Depositary Share) on September 1, 1998, and equal to zero thereafter, determined with reference to such effective date, unless sooner redeemed. At the option of the Company, it may deliver on such effective date, in lieu of some or all of the cash consideration described in clauses (ii) and (iii) of the preceding sentence, shares of Common Stock, the number of shares of Common Stock to be delivered in lieu of any consideration described in such clauses
(ii) and (iii) to be determined by dividing the amount of cash consideration that the Company had elected to pay in Common Stock by the current market price (as defined) of the Common Stock on the second trading day preceding the earlier of the commencement of the mailing of such election to the holders of Series E Preferred Shares or the date such notice is first published in accordance with the terms of the Series E Preferred Shares.

  Series E Preferred Shares are not convertible into Common Stock at the option of the holders thereof.

  Right to Call Series E Preferred Shares. Except as provided below, at any time or from time to time prior to the Series E Mandatory Conversation Date, the Company has the right to call the outstanding Series E Preferred Shares for redemption, in whole or in part, and to deliver to the holders thereof in exchange for each such Series E Preferred Share a number of shares of Common Stock equal to the Series E Call Price (as described below) on the redemption date divided by the current market price (as defined) of the Common Stock on the second trading day preceding the earlier of the commencement of the mailing of notice of such redemption to holders of the Series E Preferred Shares or the date such notice is published in accordance with the terms of the Series E Preferred Shares (the "Series E Notice Date") plus an amount in cash (subject to the Company's option to deliver Common Stock as described below) equal to accrued and unpaid dividends to but excluding the date of redemption. At the option of the Company, it may deliver Common Stock in respect of all or a portion of the amount of accrued and unpaid dividends in lieu of cash, the number of shares of Common Stock to be delivered in respect of such accrued and unpaid dividends to be determined by dividing the amount of accrued and unpaid dividends that the Company has elected to pay in Common Stock by the current market price (as defined) of the Common Stock determined on the second trading day immediately preceding the redemption date. The Series E Call Price of each Series E Preferred Share is equal to fifty times the sum of (i) an amount initially equal to $81.00, declining by $.006111 on each day following the date of issue of the Series E Preferred Shares (November 1, 1995) to $74.767 on September 1, 1998, and equal to $74.40 thereafter, and (ii) 50% of the excess, if any, of (a) the current market price (as defined) of the Common Stock on the second trading day preceding the Series E Notice Date relating to such redemption multiplied by one-fiftieth of the Series E Common Equivalent Rate then in effect for the Common Stock, over
(b) $74.40.

  Liquidation Rights. Subject to the rights of holders of other classes of stock ranking on a parity with or senior to the Series E Preferred Shares, in the event of any Liquidation, the holders of Series E Preferred Shares, after payment or provisions for payment of the debts and other liabilities of the Company, will be entitled to receive, for each Series E Preferred Share, an amount equal to the sum of (i) $3,100 (equivalent to $62.00 for each Series E Depositary Share) and (ii) all accrued and unpaid dividends thereon, and no more. If, upon any such liquidation, there are insufficient assets to permit full payment to holders of Series E Preferred Shares and shares of any class of outstanding Preferred Stock, the holders of Series E Preferred Shares and such other shares shall be paid ratably in proportion to the full distributable amounts to which holders of Series E Preferred Shares and such other shares are respectively entitled.

  The Series E Preferred Shares are not entitled to the benefits of any sinking fund.

  Voting Rights. The Series E Preferred Shares do not entitle holders thereof to voting rights, except (i) the Company may not alter any of the provisions of the Articles of Incorporation or the Articles Supplementary relating to the Series E Preferred Shares which would materially and adversely affect any right, preference or privilege of the Series E Preferred Shares without the affirmative vote of the holders of at least two-thirds of the shares of Series E Preferred Shares outstanding at the time (voting separately as a class); provided, however, that any such alteration that would authorize, create or issue any additional shares of Preferred Stock or any other shares of stock (whether or not already authorized) ranking senior to, on a parity with or junior to the Series E Preferred Shares as to dividends or on the distribution of assets upon Liquidation shall be deemed not to materially and adversely affect such rights, preferences or privileges, (ii) in the event dividends payable on the Series E Preferred Shares shall be in arrears in an aggregate amount equivalent to six full quarterly dividends (a "Series E Preferred Share Dividend Default") or (iii) as required by law. In the event of a Series E Preferred Share Dividend Default, the holders of the outstanding Series E Preferred Shares will be entitled to elect together with holders of all other outstanding classes of Preferred Stock ranking on a parity with Series E Preferred Shares and entitled to participate in such election, voting as a single class, two directors at a special meeting called by the Board of Directors for such purpose. Such two directors shall serve until the full dividends accumulated on all outstanding Series E Preferred Shares and all other outstanding classes of Preferred Stock ranking on a parity with the Series E Preferred Shares are paid.

                       DESCRIPTION OF DEPOSITARY SHARES

  The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts summarizes the material terms of the Deposit Agreement and of the Depositary Shares and Depositary Receipts, and is qualified in its entirety by reference to, the form of Deposit Agreement and form of Depositary Receipts relating to each series of the Preferred Stock.

GENERAL

  The Company may, at its option, elect to have shares of Preferred Stock be represented by Depositary Shares. The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate deposit agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company (the "Preferred Stock Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Preferred Stock Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, proportionately, to all the rights, preferences and privileges of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion, exchange and liquidation rights).

  The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement, each of which will represent the applicable interest in a number of shares of a particular series of the Preferred Stock described in the applicable Prospectus Supplement.

  A holder of Depositary Shares will be entitled to receive the shares of Preferred Stock (but only in whole shares of Preferred Stock) underlying such Depositary Shares. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the whole number of shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The Preferred Stock Depositary will distribute all cash dividends or other cash distributions in respect to the Preferred Stock to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders.

  In the event of a distribution other than in cash in respect to the Preferred Stock, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including sale (at public or private sale) of such property and distribution of the net proceeds from such sale to such holders.

  The amount so distributed in any of the foregoing cases will be reduced by any amount required to be withheld by the Company or the Preferred Stock Depositary on account of taxes.

CONVERSION AND EXCHANGE

  If any Preferred Stock underlying the Depositary Shares is subject to provisions relating to its conversion or exchange as set forth in the Prospectus Supplement relating thereto, each record holder of Depositary Shares will have the right or obligation to convert or exchange such Depositary Shares pursuant to the terms thereof.

REDEMPTION OF DEPOSITARY SHARES

  If Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of the Preferred Stock held by the Preferred Stock Depositary. The redemption price per Depositary Share will be equal to the aggregate redemption price payable with respect to the number of shares of Preferred Stock underlying the Depositary Shares. Whenever the Company redeems Preferred Stock from the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date a proportionate number of Depositary Shares representing the shares of Preferred Stock that were redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Company.

  After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the redemption price upon such redemption. Any funds deposited by the Company with the Preferred Stock Depositary for any Depositary Shares which the holders thereof fail to redeem shall be returned to the Company after a period of two years from the date such funds are so deposited.

VOTING

  Upon receipt of notice of any meeting at which the holders of any shares of Preferred Stock underlying the Depositary Shares are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice to the record holders of the Depositary Receipts. Each record holder of such Depositary Receipts on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting the Preferred Stock to the extent it does not receive specific written instructions from holders of Depositary Receipts representing such Preferred Stock.

RECORD DATE

  Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the Preferred Stock, or (ii) the Preferred Stock Depositary shall receive notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice, or of the mandatory conversion of or any election on the part of the Company to call for the redemption of any Preferred Stock, the Preferred Stock Depositary shall in each such instance fix a record date (which shall be the same as the record date for the Preferred Stock) for the determination of the holders of Depositary Receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the Deposit Agreement.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

  The form of Depositary Receipt and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of Depositary Receipts (other than taxes and other governmental charges, fees and other expenses payable by such holders as stated under "Charges of Preferred Stock Depositary"), or which otherwise prejudices any substantial existing right of holders of Depositary Receipts, will not take effect as to outstanding Depositary Receipts until the expiration of 90 days after notice of such amendment has been mailed to the record holders of outstanding Depositary Receipts.

  Whenever so directed by the Company, the Preferred Stock Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Depositary Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Preferred Stock Depositary may likewise terminate the Deposit Agreement if at any time 45 days shall have expired after the Preferred Stock Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Depositary Receipts remain outstanding after the date of termination, the Preferred Stock Depositary thereafter will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the Preferred Stock Depositary will continue (i) to collect dividends on the Preferred Stock and any other distributions with respect thereto and (ii) to deliver the Preferred Stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for Depositary Receipts surrendered. At any time after the expiration of two years from the date of termination, the Preferred Stock Depositary may sell the Preferred Stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of Depositary Receipts which have not been surrendered.

CHARGES OF PREFERRED STOCK DEPOSITARY

  The Company will pay all charges of the Preferred Stock Depositary including charges in connection with the initial deposit of the Preferred Stock, the initial issuance of the Depositary Receipts, the distribution of information to the holders of Depositary Receipts with respect to matters on which Preferred Stock is entitled to vote, withdrawals of the Preferred Stock by the holders of Depositary Receipts or redemption or conversion of the Preferred Stock, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts or persons depositing Preferred Stock.

MISCELLANEOUS

  The Preferred Stock Depositary will make available for inspection by holders of Depositary Receipts at its corporate office and its New York office, all reports and communications from the Company which are delivered to the Preferred Stock Depositary as the holder of Preferred Stock.

  Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Preferred Stock Depositary under the Deposit Agreement are limited to performing its duties thereunder without negligence or bad faith. The obligations of the Company under the Deposit Agreement are limited to performing its duties thereunder in good faith. Neither the Company nor the Preferred Stock Depositary is obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

  The Preferred Stock Depositary may resign at any time or be removed by the Company, effective upon the acceptance by its successor of its appointment; provided, that if a successor Preferred Stock Depositary has not been appointed or accepted such appointment within 45 days after the Preferred Stock Depositary has delivered a notice of election to resign to the Company, the Preferred Stock Depositary may terminate the Deposit Agreement. See "Amendment and Termination of Deposit Agreement" above.

                            DESCRIPTION OF WARRANTS

GENERAL

  The Company may issue Warrants to purchase Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities, Preferred Stock (or Depositary Shares representing Preferred Stock) or Common Stock (collectively, the "Underlying Warrant Securities"), and such Warrants may be issued independently or together with any such Underlying Warrant Securities and may be attached to or separate from such Underlying Warrant Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement are set forth in the applicable Prospectus Supplement.

  The applicable Prospectus Supplement will describe the terms of any Warrants in respect of which this Prospectus is being delivered, including the following: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued;
(iv) the currency or currencies, including composite currencies, in which the price of such Warrants may be payable; (v) the designation and terms of the Underlying Warrant Securities purchasable upon exercise of such Warrants; (vi) the price at which and the currency or currencies, including composite currencies, in which the Underlying Warrant Securities purchasable upon exercise of such Warrants may be purchased; (vii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (viii) whether such Warrants will be issued in registered form or bearer form; (ix) if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) if applicable, the designation and terms of the Underlying Warrant Securities with which such Warrants are issued and the number of such Warrants issued with each such Underlying Warrant Security; (xi) if applicable, the date on and after which such Warrants and the related Underlying Warrant Securities will be separately transferable; (xii) information with respect to book-entry procedures, if any;
(xiii) if applicable, a discussion of certain United States federal income tax considerations; and (xiv) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

                    DESCRIPTION OF THE PREFERRED SECURITIES

  Each SunAmerica Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each SunAmerica Trust authorizes the Regular Trustees of such SunAmerica Trust to issue on behalf of such SunAmerica Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the related Declaration or made part of such Declaration by the Trust Indenture Act or the Business Trust Act. Reference is made to any Prospectus Supplement relating to the Preferred Securities of a SunAmerica Trust for specific terms, including (i) the specific designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such SunAmerica Trust, (iii) the annual distribution rate (or method of calculation thereof) for Preferred Securities issued by such SunAmerica Trust, the date or dates upon which such distributions shall be payable and the record date or dates for the payment of such distributions, (iv) whether distributions on Preferred Securities issued by such SunAmerica Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such SunAmerica Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such SunAmerica Trust to the holders of Preferred Securities of such SunAmerica Trust upon voluntary or involuntary dissolution, winding-up or termination of such SunAmerica Trust,
(vi) the obligation or right, if any, of such SunAmerica Trust to purchase or redeem Preferred Securities issued by such SunAmerica Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such SunAmerica Trust shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right, (vii) the voting rights, if any, of Preferred Securities issued by such SunAmerica Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more SunAmerica Trusts, or of both, as a condition to specified actions or amendments to the Declaration of such SunAmerica Trust, (viii) the terms and conditions, if any, upon which Preferred Securities issued by such SunAmerica Trust may be converted into Common Stock of the Company, including the conversion price per share and the circumstances, if any, under which such conversion right will expire, (ix) the terms and conditions, if any, upon which the Junior Subordinated Debt Securities may be distributed to holders of Trust Preferred Securities, (x) if applicable, any securities exchange upon which the Preferred Securities shall be listed, and (xi) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such SunAmerica Trust consistent with the Declaration of such SunAmerica Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company as and to the extent set forth below under "Description of the Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

  In connection with the issuance of Preferred Securities, each SunAmerica Trust will issue one series of Common Securities. The Declaration of each SunAmerica Trust authorizes the Regular Trustees of such trust to issue on behalf of such SunAmerica Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by a SunAmerica Trust will be substantially identical to the terms of the Preferred Securities issued by such SunAmerica Trust and the Common Securities will rank pari passu, and payments will be made thereon on a Pro Rata Basis with the Preferred Securities except that if a Declaration Event of Default occurs and is continuing, the rights of the holders of such Common Securities to payments in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of such Preferred Securities. Except in certain limited circumstances, the Common Securities issued by a SunAmerica Trust will also carry the right to vote and to appoint, remove or replace any of the Trustees of that SunAmerica Trust. All of the Common Securities of a SunAmerica Trust will be directly or indirectly owned by the Company.

PROPOSED TAX LEGISLATION

  On March 19, 1996, as a part of President Clinton's Fiscal 1997 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") that, among other things, would (i) treat as equity for United States federal income tax purposes certain debt instruments with a maximum term of more than 20 years and (ii) disallow interest deductions on certain convertible debt instruments or defer interest deductions on certain debt instruments issued with original issue discount. The Proposed Legislation is proposed to be effective for debt instruments issued on or after December 7, 1995.

  On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." However, there can be no assurances that the effective date guidance contained in the Joint Statement will be incorporated in the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the tax treatment of the Junior Subordinated Debt Securities. In addition, there can be no assurances as to whether or in what form the Proposed Legislation may be enacted into law or whether other legislation will be enacted that otherwise adversely affects the tax treatment of the Junior Subordinated Debt Securities and the Preferred Securities.

              DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

  Set forth below is a summary of information concerning the Preferred Securities Guarantees that will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities. Each Preferred Security Guarantee will be separately qualified under the Trust Indenture Act and will be held by the Bank of New York, acting in its capacity as indenture trustee with respect thereto, for the benefit of holders of the Preferred Securities of the applicable SunAmerica Trust. The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Guarantee by the Trust Indenture Act. This description summarizes the material terms of the Preferred Securities Guarantees and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act.

GENERAL

  Pursuant to each Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by a SunAmerica Trust, the Guarantee Payments (as defined below) (without duplication of amounts theretofore paid by such SunAmerica Trust), to the extent not paid by such SunAmerica Trust, regardless of any defense, right of set-off or counterclaim that such SunAmerica Trust may have or assert. The following payments or distributions with respect to Preferred Securities issued by a SunAmerica Trust to the extent not paid or made by such SunAmerica Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee (without duplication): (i) any accrued and unpaid distributions on such Preferred Securities, and the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any Preferred Securities called for redemption by such SunAmerica Trust but only if and to the extent that in each case the Company has made a payment to the related Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in such SunAmerica Trust as trust assets and (ii) upon a voluntary or involuntary dissolution, winding-up or termination of such SunAmerica Trust (other than in connection with the distribution of such Junior Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities upon the maturity or redemption of such Junior Subordinated Debt Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such SunAmerica Trust has funds available therefor or (b) the amount of assets of such SunAmerica Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such SunAmerica Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable SunAmerica Trust to pay such amount to such holders.

  The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the applicable Preferred Securities but the Preferred Securities Guarantee covers distributions and other payments on such Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in the applicable SunAmerica Trust as trust assets. If the Company does not make interest or principal payments on the Junior Subordinated Debt Securities deposited in the applicable SunAmerica Trust as trust assets, the Property Trust will not make distributions of the Preferred Securities of such SunAmerica Trust and the SunAmerica Trust will not have funds available therefor.

  The Company's obligations under the Declaration for each Trust, the Preferred Securities Guarantee issued with respect to Preferred Securities issued by that Trust, the Junior Subordinated Debt Securities purchased by that Trust and the Junior Subordinated Debt Indenture in the aggregate will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities issued by that Trust.

CERTAIN COVENANTS OF THE COMPANY

  In each Preferred Securities Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable SunAmerica Trust remain outstanding, the Company will not (A) declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto, or (B) make any payment of interest, premium (if any) or principal on any debt securities issued by the Company which rank pari passu with or junior to the Junior Subordinated Debt Securities, if at such time (i) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under the Preferred Securities Guarantee, (ii) there shall have occurred any Declaration Event of Default under the related Declaration or (iii) the Company shall have given notice of its election to defer payments of interest on the Junior Subordinated Debt Securities held by such SunAmerica Trust as trust assets by extending the interest payment period as provided in the terms of the Junior Subordinated Debt Securities and such period, or any extension thereof, is continuing; provided that (a) the Company will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any of its Series E Preferred Shares or upon the conversion of any other Preferred Stock of the Company as may be outstanding from time to time, in each case in accordance with the terms of such stock and (b) the foregoing will not apply to any stock dividends paid by the Company. In addition, so long as any Preferred Securities remain outstanding, the Company has agreed (i) to remain the sole direct or indirect owner of all of the outstanding Common Securities issued by the applicable SunAmerica Trust and shall not cause or permit the Common Securities to be transferred except to the extent permitted by the related Declaration; provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities issued by the applicable SunAmerica Trust and (ii) to use reasonable efforts to cause such SunAmerica Trust to continue to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Junior Subordinated Debt Securities.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no consent will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding Preferred Securities issued by the applicable SunAmerica Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable SunAmerica Trust then outstanding. Except in connection with a consolidation, merger or sale involving the Company that is permitted under the Indenture, the Company may not assign its obligations under any Preferred Securities Guarantee.

TERMINATION OF THE PREFERRED SECURITIES GUARANTEES

  Each Preferred Securities Guarantee will terminate and be of no further force and effect as to the Preferred Securities issued by the applicable SunAmerica Trust upon full payment of the redemption price of all Preferred Securities of such SunAmerica Trust, or upon distribution of the Junior Subordinated Debt Securities to the holders of the Preferred Securities of such SunAmerica Trust in exchange for all of the Preferred Securities issued by such SunAmerica Trust, or upon full payment of the amounts payable upon liquidation of such SunAmerica Trust. Notwithstanding the foregoing, each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable SunAmerica Trust must restore payment of any sums paid under such Preferred Securities or such Guarantee.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

  The Company's obligations under each Preferred Securities Guarantee to make the Guarantee Payments will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Junior Subordinated Debt Securities, except those made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. The Company's obligations under each Preferred Securities Guarantee will rank pari passu with each other Preferred Securities Guarantee. Because the Company is a holding company, the Company's obligations under each Preferred Securities Guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries recognized as such. Each Declaration provides that each holder of Preferred Securities issued by the applicable SunAmerica Trust by acceptance thereof agrees to the subordination provisions and other terms of the related Preferred Securities Guarantee.

  Each Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). Each Preferred Securities Guarantee will be deposited with The Bank of New York, as indenture trustee, to be held for the benefit of the holders of the Preferred Securities issued by the applicable SunAmerica Trust. The Bank of New York shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities issued by the applicable SunAmerica Trust. The holders of not less than a majority in aggregate liquidation amount of the Preferred Securities issued by the applicable SunAmerica Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the related Preferred Securities Guarantee, including the giving of directions to The Bank of New York. If The Bank of New York fails to enforce such Preferred Securities Guarantee as above provided, any holder of Preferred Securities issued by the applicable SunAmerica Trust may institute a legal proceeding directly against the Company to enforce its rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the applicable SunAmerica Trust or any other person or entity.

MISCELLANEOUS

  The Company will be required to provide annually to The Bank of New York a statement as to the performance by the Company of certain of its obligations under the Preferred Securities Guarantees and as to any default in such performance. The Company is required to file annually with The Bank of New York an officer's certificate as to the Company's compliance with all conditions under Preferred Securities Guarantees.

  The Bank of New York, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the applicable Preferred Securities Guarantee and, after default with respect to a Preferred Securities Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, The Bank of New York is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

  The Preferred Securities Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                           AND STOCK PURCHASE UNITS

  The Company may issue Stock Purchase Contracts, representing contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The price per share of Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and either (x) Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities, (y) debt obligations of third parties, including U.S. Treasury securities, or (z) Preferred Securities of a SunAmerica Trust, securing the holder's obligations to purchase the Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances the Company may deliver newly issued prepaid stock purchase contracts ("Prepaid Securities") upon release to a holder of any collateral securing such holder's obligations under the original Stock Purchase Contract.

  The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units and, if applicable, Prepaid Securities. The description in the Prospectus Supplement will not purport to be complete and will be qualified in its entirety by reference to the Stock Purchase Contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such Stock Purchase Contracts or Stock Purchase Units and, if applicable, the Prepaid Securities and the document pursuant to which such Prepaid Securities will be issued.

                             PLAN OF DISTRIBUTION

  The Company and/or a SunAmerica Trust may sell the Securities directly or through agents, underwriters or dealers.

  Offers to purchase Offered Securities may be solicited by agents designated by the Company and/or a SunAmerica Trust from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or a SunAmerica Trust to such agent set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. The Company and/or a SunAmerica Trust may also sell Offered Securities to an agent as principal. Agents may be entitled to, under agreements which may be entered into with the Company and/or a SunAmerica Trust, indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

  If any underwriters are utilized in the sale of Offered Securities in respect of which this Prospectus is delivered, the Company and/or a SunAmerica Trust will enter into an underwriting agreement with such underwriters and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public. Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

  If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, the Company and/or a SunAmerica Trust will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

  Offered Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("marketing firms"), acting as principals for their own accounts or as agents for the Company and/or a SunAmerica Trust. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and/or a SunAmerica Trust and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Offered Securities remarketing thereby. Remarketing firms may be entitled under agreements which may be entered into with the Company and/or a SunAmerica Trust to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

  If so indicated in the Prospectus Supplement, the Company and/or a SunAmerica Trust will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such offers.

                                 LEGAL MATTERS

  Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Offered Securities of SunAmerica will be passed upon for the Company by Susan L. Harris, Senior Vice President and General Counsel-- Corporate Affairs of the Company, and by Davis Polk & Wardwell, New York, New York, special counsel to the Company and the SunAmerica Trusts. Ms. Harris and Davis Polk & Wardwell will rely as to matters of Maryland law on Piper & Marbury L.L.P., Baltimore, Maryland. Unless otherwise indicated in a Prospectus Supplement certain matters of Delaware law relating to the validity of the Preferred Securities of a SunAmerica Trust will be passed upon for the SunAmerica Trusts by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel to the SunAmerica Trusts. Ms. Harris holds stock, restricted stock and options to purchase stock granted under the Company's employee stock plans, which in the aggregate represent less than 1% of the Company's Common Stock. David W. Ferguson, a partner of Davis Polk & Wardwell, is a director of First SunAmerica Life Insurance Company, a subsidiary of the Company.

                                    EXPERTS

  The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The financial statements of Ford Life Insurance Company as of and for the years ended December 31, 1995, 1994 and 1993 incorporated by reference in this Prospectus, have been so incorporated in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 ERISA MATTERS

  The Company and certain affiliates of the Company, including SunAmerica Life Insurance Company and Anchor National Life Insurance Company, may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code") with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if the Offered Securities are acquired by a pension or other employee benefit plan with respect to which the Company or any of its affiliates is a service provider (or otherwise is a "party in interest" or a "disqualified person"), unless such Offered Securities are acquired pursuant to an exemption for transactions effected on behalf of such plan by a "qualified professional asset manager" or pursuant to any other available exemption. Any such pension or employee benefit plan proposing to invest in the Offered Securities should consult with its legal counsel.

                               [LOGO]SUNAMERICA

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

   SEC registration fee............................................... $373,182
   Printing and engraving.............................................  100,000
   Legal fees and expenses............................................  150,000
   Fees of accountants................................................   80,000
   Fees of trustee....................................................   50,000
   Blue sky fees and expenses.........................................   60,000
   Rating agency fees.................................................   10,000
   Miscellaneous......................................................   26,818
                                                                       --------
     Total............................................................ $850,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 2-418 of the Maryland General Corporation law permits the indemnification of directors, officers, employees and agents of Maryland corporations. Article Eighth of the Company's Restated Articles of Incorporation, as amended and restated (the "Articles") authorizes the indemnification of directors and officers to the full extent required or permitted by the General Laws of the State of Maryland, now or hereafter in force, whether such persons are serving the Company, or, at its request, any other entity, which indemnification shall include the advance of expenses under the procedures and to the full extent permitted by law. Article Eighth of the Articles of Incorporation, as amended and restated, further provides that the foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled and that no amendment or repeal of Article Eighth shall apply to or have any effect on any right to indemnification provided thereunder with respect to acts or omissions occurring prior to such amendment or repeal. In addition, the Company's officers and directors are covered by certain directors' and officers' liability insurance policies maintained by the Company. Reference is made to section 2-418 of the Maryland General Corporation Law and Article Eighth of the Articles, which are incorporated herein by reference.

  Each Amended and Restated Declaration of Trust (a "Declaration") of a SunAmerica Trust provides that no Trustee, affiliate of any Trustee or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Trustee or any employee or agent of such SunAmerica Trust or its affiliates (each, an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to any employee or agent of such SunAmerica Trust or its affiliates, or any officers, directors, shareholders, employees, representatives or agents of the Company or its affiliates or to any holders of Trust Securities of such SunAmerica Trust for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such SunAmerica Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Declaration of such SunAmerica Trust or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Property Trustee of such SunAmerica Trust, negligence) or willful misconduct with respect to such acts or omissions. Each Declaration also provides that, to the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such SunAmerica Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such

Indemnified Person by reason of gross negligence (or, in the case of the Property Trustee of such SunAmerica Trust, negligence) or willful misconduct with respect to such acts or omissions. Each Declaration further provides that to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or the final disposition of such claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified pursuant to such Declaration.

ITEM 16. LIST OF EXHIBITS.

 EXHIBIT
 -------
  1.1+    Form of Underwriting Agreement (Debt)
  1.2+    Form of Underwriting Agreement (Equity)
  1.3+    Form of Underwriting Agreement (Preferred Securities)
  1.4+    Form of Underwriting Agreement (Stock Purchase Contracts)
  1.5+    Form of Underwriting Agreement (Stock Purchase Units)
  3.1     Restated Charter of the Company, dated October 2, 1991 (incorporated herein by reference to Exhibit 3(a) to the Company's Form 8, dated and filed October 4, 1991, amending the Company's Annual Report on
           Form 10-K for the year ended September 30, 1990).
  3.2     Articles Supplementary, dated June 24, 1992 (incorporated herein by reference to Exhibit 3(c) to the Company's 1992 Annual Report on
           Form 10-K, filed November 30, 1992)
  3.3     Amendment to the Company's Restated Articles of Incorporation, dated
           February 1, 1993 (incorporated herein by reference to Exhibit 1 to the Company's Form 8-K, filed February 3, 1993)
  3.4     Articles of Merger, dated July 30, 1993, between the Company and
           SunAmerica Corporation (incorporated herein by reference to Exhibit
           3(g) to the Company's 1993 Annual Report on Form 10-K, filed
           December 16, 1993)
  3.5     Articles Supplementary, dated October 30, 1995 (incorporated by reference to Exhibit 3(h) to the Company's 1995 Annual Report on
           Form 10-K, filed November 29, 1995)
  3.6     Articles of Amendment dated October 30, 1995 (incorporated by reference to Exhibit 3(i) to the Company's 1995 Annual Report on
           Form 10-K, filed November 29, 1995)
  3.7     Bylaws of the Company as revised on October 23, 1987 (incorporated herein by reference to Exhibit 3(b) to the Company's 1987 Annual
           Report on Form 10-K, filed February 26, 1988)
  4.1     Senior Indenture dated as of April 15, 1993 between the Company and
           The First National Bank of Chicago (incorporated herein by reference to Exhibit 4(h) to the Company's Annual Report on Form 10-K, filed
           December 16, 1993)
  4.2**   Supplemental Indenture dated as of June 28, 1993 supplementing the
           Senior Indenture
  4.3**   Form of Subordinated Indenture between the Company and The First
           National Bank of Chicago
  4.4     Junior Subordinated Indenture dated as of March 15, 1995 between the
           Company and The First National Bank of Chicago (incorporated by reference to Exhibit 4.3 of the Company's Registration Statement No.
           33-62405 on Form S-3, declared effective September 29, 1995)
  4.5     Declaration of Trust of SunAmerica Capital Trust III (incorporated by reference to Exhibit 4.6 of the Company's Registration Statement No.
           33-62405 on Form S-3, declared effective September 29, 1995)
  4.6     Certificate of Trust of SunAmerica Capital Trust III (incorporated by reference to Exhibit 4.7 to the Company's Registration Statement No.
           33-62405 on Form S-3, declared effective September 29, 1995)
  4.7     Declaration of Trust of SunAmerica Capital Trust IV (incorporated by reference to Exhibit 4.8 of the Company's Registration Statement No.
           33-62405 on Form S-3, declared effective September 29, 1995)

 EXHIBIT
 -------
  4.8    Certificate of Trust of SunAmerica Capital Trust IV (incorporated by reference to Exhibit 4.9 of the Company's Registration Statement No.
          33-62405 on Form S-3, declared effective September 29, 1995)
  4.9**  Declaration of Trust of SunAmerica Capital Trust V
  4.10** Certificate of Trust of SunAmerica Capital Trust V
  4.11** Declaration of Trust of SunAmerica Capital Trust VI
  4.12** Certificate of Trust of SunAmerica Capital Trust VI
  4.13*  Form of Amended and Restated Declaration of Trust for a SunAmerica
          Trust to be used in connection with Non-convertible Preferred
          Securities
  4.14*  Form of Non-convertible Preferred Security (included in Exhibit 4.13)
  4.15+  Form of convertible Preferred Security
  4.16*  Form of Supplemental Indenture to be used in connection with issuance of Junior Subordinated Debt Securities and Preferred Securities
  4.17   Form of Non-convertible Junior Subordinated Debt Security (included in
          Exhibit 4.16) (incorporated by reference to Exhibit 4.13 of the
          Company's Registration Statement No. 33-62405 on Form S-3, declared effective September 29, 1995)
  4.18+  Form of convertible Junior Subordinated Debt Security
  4.19*  Form of Preferred Securities Guarantee with respect to Preferred
          Securities
  4.20   Form of Deposit Agreement (incorporated by reference to Exhibit 4.15 of the Company's Registration Statement No. 33-62405 on Form S-3,
          declared effective September 29, 1995)
  4.21   Form of SunAmerica Common Stock Share Certificate (incorporated by reference to Exhibit 4.16 of the Company's Registration Statement No.
          33-62405 on Form S-3, declared effective September 29, 1995)
  4.22*  Form of Purchase Contract Agreement between SunAmerica Inc. and The
          Bank of New York, as Purchase Contract Agent (including as Exhibit A the Form of Security Certificate)
  4.23*  Form of Pledge Agreement among SunAmerica Inc., The First National
          Bank of Chicago, as Collateral Agent, and The Bank of New York, as
          Purchase Contract Agent
  4.24** Form of Supplemental Indenture to the Senior Indenture providing for the issuance for convertible debt securities thereunder
  4.25** Form of Supplemental Indenture to the Junior Subordinated Indenture
          providing for the issuance of convertible debt securities thereunder
  4.26** Form of Prepaid Securities Indenture between the Company and The Bank of New York, as Trustee
  5.1*   Opinion of Davis Polk & Wardwell
  5.2*   Opinion of Piper & Marbury L.L.P.
  5.3*   Opinion of Richards, Layton & Finger
  8.1*   Tax Opinion of Davis Polk & Wardwell
 12.1**  Statement re: Computation of ratio of earnings to fixed charges
 12.2**  Statement re: Computation of ratio of earnings to combined fixed charges and preferred stock dividends
 23.1*   Consent of Price Waterhouse LLP
 23.2*   Consent of Susan L. Harris
 23.3*   Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
 23.4*   Consent of Piper & Marbury L.L.P. (included in Exhibit 5.2)
 23.5*   Consent of Richards, Layton & Finger (included in Exhibit 5.3)
 23.6*   Consent of Coopers & Lybrand L.L.P.
 24.1**  Powers of Attorney for the Company (included in signature pages)
 24.2**  Powers of Attorney for SunAmerica, as sponsor, to sign the
          Registration Statement on behalf of SunAmerica Capital Trust III,
          SunAmerica Capital Trust IV, SunAmerica Capital Trust V and
          SunAmerica Capital Trust VI (included in Exhibits 4.5, 4.7, 4.9 and
          4.11, respectively)

 EXHIBIT
 -------
 25.1**  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, under the
          Senior Indenture
 25.2**  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, under the
          Subordinated Indenture
 25.3**  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, under the
          Junior Subordinated Indenture
 25.4*   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the
          Amended and Restated Declaration of Trust of SunAmerica Capital Trust
          III
 25.5*   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the
          Amended and Restated Declaration of Trust of SunAmerica Capital Trust
          IV
 25.6*   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the
          Amended and Restated Declaration of SunAmerica Capital Trust V
 25.7*   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the
          Amended and Restated Declaration of SunAmerica Capital Trust VI
 25.8*   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred
          Securities Guarantee of the Company with respect to the Preferred
          Securities of SunAmerica Capital Trust III
 25.9*   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred
          Securities Guarantee of the Company with respect to the Preferred
          Securities of SunAmerica Capital Trust IV
 25.10*  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred
          Securities Guarantee of the Company with respect to the Preferred
          Securities of SunAmerica Capital Trust V
 25.11*  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred
          Securities Guarantee of the Company with respect to the Preferred
          Securities of SunAmerica Capital Trust VI
 25.12*  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Prepaid
          Securities Indenture

--------
  + To be filed under subsequent Form 8-K
  * Filed herewith
 ** Previously filed

ITEM 17. UNDERTAKINGS.

  The undersigned registrants hereby undertake:

    (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered thereby, and for the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (d) (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430(A) and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LOS ANGELES, STATE OF CALIFORNIA, ON OCTOBER 31, 1996.


                                          SunAmerica Inc.

                                                   /s/ James R. Belardi
                                          By: _________________________________
                                            NAME: JAMES R. BELARDI
                                            TITLE: EXECUTIVE VICE PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

              SIGNATURE                        TITLE                 DATE

                  *                    Chairman, President
-------------------------------------   and Chief Executive      October 31,
              ELI BROAD                 Officer (Principal        1996
                                        Executive Officer)

                  *                    Executive Vice
-------------------------------------   President                October 31,
          JAMES R. BELARDI              (Principal                1996
                                        Financial Officer)

                  *                    Senior Vice
-------------------------------------   President and            October 31,
          SCOTT L. ROBINSON             Controller                1996
                                        (Principal
                                        Accounting Officer)

                  *                    Director
-------------------------------------                            October 31,
          RONALD J. ARNAULT                                       1996

                  *                    Director
-------------------------------------                            October 31,
        KAREN HASTIE-WILLIAMS                                     1996

                  *                    Director
-------------------------------------                            October 31,
          DAVID O. MAXWELL                                        1996

              SIGNATURE                         TITLE                DATE

                  *                     Director
-------------------------------------                            October 31,
            BARRY MUNITZ                                          1996

                  *                     Director
-------------------------------------                            October 31,
           LESTER POLLACK                                         1996

                  *                     Director
-------------------------------------                            October 31,
          CARL E. REICHARDT                                       1996

                  *                     Director
-------------------------------------                            October 31,
           RICHARD D. ROHR                                        1996

                                        Director
-------------------------------------                            October   ,
         SANFORD C. SIGOLOFF                                      1996

                  *                     Director
-------------------------------------                            October 31,
         HAROLD M. WILLIAMS                                       1996

         /s/ Susan L. Harris
* By: _______________________________
          Attorney-in-Fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SUNAMERICA CAPITAL TRUST III, SUNAMERICA CAPITAL TRUST IV, SUNAMERICA CAPITAL TRUST V AND SUNAMERICA CAPITAL TRUST VI, EACH CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LOS ANGELES, STATE OF CALIFORNIA, ON OCTOBER 31, 1996.

                                          SunAmerica Capital Trust III

                                          By: SunAmerica Inc., as Sponsor

                                                   /s/ James R. Belardi
                                          By: _________________________________
                                            NAME: JAMES R. BELARDI
                                            TITLE: EXECUTIVE VICE PRESIDENT

                                          SunAmerica Capital Trust IV

                                          By: SunAmerica Inc., as Sponsor

                                                   /s/ James R. Belardi
                                          By: _________________________________
                                            NAME: JAMES R. BELARDI
                                            TITLE: EXECUTIVE VICE PRESIDENT

                                          SunAmerica Capital Trust V

                                          By: SunAmerica Inc., as Sponsor

                                                   /s/ James R. Belardi
                                          By: _________________________________
                                            NAME: JAMES R. BELARDI
                                            TITLE: EXECUTIVE VICE PRESIDENT

                                          SunAmerica Capital Trust VI

                                          By: SunAmerica Inc., as Sponsor

                                                   /s/ James R. Belardi
                                          By: _________________________________
                                            NAME: JAMES R. BELARDI
                                            TITLE: EXECUTIVE VICE PRESIDENT

                                 EXHIBIT INDEX

 EXHIBIT
 -------
  1.1+    Form of Underwriting Agreement (Debt)
  1.2+    Form of Underwriting Agreement (Equity)
  1.3+    Form of Underwriting Agreement (Preferred Securities)
  1.4+    Form of Underwriting Agreement (Stock Purchase Contracts)
  1.5+    Form of Underwriting Agreement (Stock Purchase Units)
  3.1     Restated Charter of the Company, dated October 2, 1991 (incorporated herein by reference to Exhibit 3(a) to the Company's Form 8, dated and filed October 4, 1991, amending the Company's Annual Report on
           Form 10-K for the year ended September 30, 1990)
  3.2     Articles Supplementary, dated June 24, 1992 (incorporated herein by reference to Exhibit 3(c) to the Company's 1992 Annual Report on
           Form 10-K, filed November 30, 1992)
  3.3     Amendment to the Company's Restated Articles of Incorporation, dated
           February 1, 1993 (incorporated herein by reference to Exhibit 1 to the Company's Form 8-K, filed February 3, 1993)
  3.4     Articles of Merger, dated July 30, 1993, between the Company and
           SunAmerica Corporation (incorporated herein by reference to Exhibit
           3(g) to the Company's 1993 Annual Report on Form 10-K, filed
           December 16, 1993)
  3.5     Articles Supplementary, dated October 30, 1995 (incorporated by reference to Exhibit 3(h) to the Company's 1995 Annual Report on
           Form 10-K, filed November 29, 1995)
  3.6     Articles of Amendment dated October 30, 1995 (incorporated by reference to Exhibit 3(i) to the Company's 1995 Annual Report on
           Form 10-K, filed November 29, 1995)
  3.7     Bylaws of the Company as revised on October 23, 1987 (incorporated herein by reference to Exhibit 3(b) to the Company's 1987 Annual
           Report on Form 10-K, filed February 26, 1988)
  4.1     Senior Indenture dated as of April 15, 1993 between the Company and
           The First National Bank of Chicago (incorporated herein by reference to Exhibit 4(h) to the Company's Annual Report on Form 10-K, filed
           December 16, 1993)
  4.2**   Supplemental Indenture dated as of June 28, 1993 supplementing the
           Senior Indenture
  4.3**   Form of Subordinated Indenture between the Company and The First
           National Bank of Chicago
  4.4     Junior Subordinated Indenture dated as of March 15, 1995 between the
           Company and The First National Bank of Chicago (incorporated by reference to Exhibit 4.3 of the Company's Registration Statement No.
           33-62405 on Form S-3, declared effective September 29, 1995)
  4.5     Declaration of Trust of SunAmerica Capital Trust III (incorporated by reference to Exhibit 4.6 of the Company's Registration Statement No.
           33-62405 on Form S-3, declared effective September 29, 1995)
  4.6     Certificate of Trust of SunAmerica Capital Trust III (incorporated by reference to Exhibit 4.7 to the Company's Registration Statement No.
           33-62405 on Form S-3, declared effective September 29, 1995)
  4.7     Declaration of Trust of SunAmerica Capital Trust IV (incorporated by reference to Exhibit 4.8 of the Company's Registration Statement No.
           33-62405 on Form S-3, declared effective September 29, 1995)
  4.8     Certificate of Trust of SunAmerica Capital Trust IV (incorporated by reference to Exhibit 4.9 of the Company's Registration Statement No.
           33-62405 on Form S-3, declared effective September 29, 1995)
  4.9**   Declaration of Trust of SunAmerica Capital Trust V
  4.10**  Certificate of Trust of SunAmerica Capital Trust V
  4.11**  Declaration of Trust of SunAmerica Capital Trust VI
  4.12**  Certificate of Trust of SunAmerica Capital Trust VI
  4.13*   Form of Amended and Restated Declaration of Trust for a SunAmerica
           Trust
  4.14*   Form of Non-convertible Preferred Security (included in Exhibit 4.13)

 EXHIBIT
 -------
  4.15+  Form of Convertible Preferred Security
  4.16*  Form of Supplemental Indenture to be used in connection with issuance of Junior Subordinated Debt Securities and Preferred Securities
  4.17   Form of Non-convertible Junior Subordinated Debt Security (included in
          Exhibit 4.16) (incorporated by reference to Exhibit 4.13 of the
          Company's Registration Statement No. 33-62405 on Form S-3, declared effective September 29, 1995)
  4.18+  Form of convertible Junior Subordinated Debt Security
  4.19*  Form of Preferred Securities Guarantee with respect to Preferred
          Securities
  4.20   Form of Deposit Agreement (incorporated by reference to Exhibit 4.15 of the Company's Registration Statement No. 33-62405 on Form S-3,
          declared effective September 29, 1995)
  4.21   Form of SunAmerica Common Stock Share Certificate (incorporated by reference to Exhibit 4.16 of the Company's Registration Statement No.
          33-62405 on Form S-3, declared effective September 29, 1995)
  4.22*  Form of Purchase Contract Agreement between SunAmerica Inc. and The
          Bank of New York, as Purchase Contract Agent (including as Exhibit A the Form of Security Certificate)
  4.23*  Form of Pledge Agreement among SunAmerica Inc., The First National
          Bank of Chicago, as Collateral Agent, and The Bank of New York, as
          Purchase Contract Agent
  4.24** Form of Supplemental Indenture to the Senior Indenture providing for the issuance for convertible debt securities thereunder
  4.25** Form of Supplemental Indenture to the Junior Subordinated Indenture
          providing for the issuance of convertible debt securities thereunder
  4.26** Form of Prepaid Securities Indenture between the Company and The Bank of New York, as Trustee
  5.1*   Opinion of Davis Polk & Wardwell
  5.2*   Opinion of Piper & Marbury L.L.P.
  5.3*   Opinion of Richards, Layton & Finger
  8.1*   Tax opinion of Davis Polk & Wardwell
 12.1**  Statement re: Computation of ratio of earnings to fixed charges
 12.2**  Statement re: Computation of ratio of earnings to combined fixed charges and preferred stock dividends
 23.1*   Consent of Price Waterhouse LLP
 23.2*   Consent of Susan L. Harris
 23.3*   Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
 23.4*   Consent of Piper & Marbury L.L.P. (included in Exhibit 5.2)
 23.5*   Consent of Richards, Layton & Finger (included in Exhibit 5.3)
 23.6*   Consent of Coopers & Lybrand L.L.P.
 24.1**  Powers of Attorney for the Company (included in signature pages)
 24.2**  Powers of Attorney for SunAmerica, as sponsor, to sign the
          Registration Statement on behalf of SunAmerica Capital Trust III,
          SunAmerica Capital Trust IV, SunAmerica Capital Trust V and
          SunAmerica Capital Trust VI (included in Exhibits 4.5, 4.7, 4.9 and
          4.11, respectively)
 25.1**  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, under the
          Senior Indenture
 25.2**  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, under the
          Subordinated Indenture
 25.3**  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, under the
          Junior Subordinated Indenture
 25.4*   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the
          Amended and Restated Declaration of Trust of SunAmerica Capital Trust
          III

 EXHIBIT
 -------
 25.5*   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the
          Amended and Restated Declaration of Trust of SunAmerica Capital Trust
          IV
 25.6*   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the
          Amended and Restated Declaration of SunAmerica Capital Trust V
 25.7*   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the
          Amended and Restated Declaration of SunAmerica Capital Trust VI
 25.8*   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred
          Securities Guarantee of the Company with respect to the Preferred
          Securities of SunAmerica Capital Trust III
 25.9*   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred
          Securities Guarantee of the Company with respect to the Preferred
          Securities of SunAmerica Capital Trust IV
 25.10*  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred
          Securities Guarantee of the Company with respect to the Preferred
          Securities of SunAmerica Capital Trust V
 25.11*  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred
          Securities Guarantee of the Company with respect to the Preferred
          Securities of SunAmerica Capital Trust VI
 25.12*  Statement of Eligibility under the Trust Indenture Act, as amended, of
          The Bank of New York, as Trustee under the Prepaid Securities
          Indenture

--------
  + To be filed under subsequent Form 8-K
  * Filed herewith
 ** Previously filed